Exhibit 10.1

EXECUTION VERSION

$7,142,000,000

FIRST LIEN CREDIT AGREEMENT

among

NEW CARCO ACQUISITION LLC,

(to be renamed CHRYSLER GROUP LLC)

as the Borrower,

and

THE LENDERS PARTIES HERETO FROM TIME TO TIME

Dated as of June 10, 2009

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

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3.9	Federal Regulations	49
3.10	Labor Matters	49
3.11	ERISA	49
3.12	Investment Company Act	50
3.13	Subsidiaries; Pledged Equity; Joint Ventures	50
3.14	Security Documents	51
3.15	Environmental Matters	52
3.16	Accuracy of Information, etc	53
3.17	Taxes	53
3.18	[Reserved]	53
3.19	Certain Documents	53
3.20	Use of Proceeds	53
3.21	USA PATRIOT Act	53
3.22	Embargoed Person	54
3.23	Certain Qualifications as to the Representations and Warranties	55

	SECTION 4

	CONDITIONS PRECEDENT

4.1	Conditions to Initial Extensions of Credit	55
4.2	Conditions to Each Extension of Credit	59
4.3	Conditions to GMAC Loans	60

	SECTION 5

	AFFIRMATIVE COVENANTS

5.1	Financial Statements	60
5.2	Compliance and Other Information	61
5.3	Maintenance of Existence; Payment of Obligations; Compliance with Law	62
5.4	Payments of Taxes	62
5.5	Maintenance of Property; Insurance	63
5.6	Notices	63
5.7	Additional Collateral, etc	64
5.8	Environmental Laws	67
5.9	Inspection of Property; Books and Records; Discussions	67
5.10	Executive Privileges and Compensation	67
5.11	Restrictions on Expenses	68
5.12	Asset Divestiture	69
5.13	Employ American Workers Act	69
5.14	Internal Controls; Recordkeeping; Additional Reporting	69
5.15	Waivers	70
5.16	Modification of Canadian Facility Agreement Documents	70
5.17	Vitality Commitment	70
5.18	Survival of TARP Covenants	71
5.19	Change of Accounting Standards	71
5.20	Governance Consultation	72

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	SECTION 6

	NEGATIVE COVENANTS

6.1	Minimum EBITDA	72
6.2	Liens	72
6.3	Indebtedness	72
6.4	Asset Sale Restrictions	72
6.5	Restricted Payments	72
6.6	Fundamental Changes	73
6.7	Negative Pledge	74
6.8	[Reserved]	74
6.9	Transactions with Affiliates	74
6.10	Swap Agreements	75
6.11	Changes in Fiscal Periods	75
6.12	Clauses Restricting Subsidiary Distributions	75
6.13	Amendments to Transaction Documents	76
6.14	[Reserved]	76
6.15	Repayments or Prepayments of Certain Indebtedness	76
6.16	Conflict with Canadian Facility	76
6.17	Suspension of Certain Covenants	76

	SECTION 7

	EVENTS OF DEFAULT

7.1	Events of Default	77
7.2	Certain Cure Rights	81

	SECTION 8

	MISCELLANEOUS

8.1	Amendments and Waivers	82
8.2	Notices	82
8.3	No Waiver; Cumulative Remedies	83
8.4	Survival of Representations and Warranties	84
8.5	Payment of Expenses	84
8.6	Successors and Assigns	85
8.7	Set-off	86
8.8	Counterparts	86
8.9	Severability	86
8.10	Integration	87
8.11	Governing Law	87

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8.12	Submission to Jurisdiction; Waivers	87
8.13	Acknowledgements	87
8.14	Release of Guarantees	88
8.15	Confidentiality	88
8.16	Waivers of Jury Trial	88
8.17	USA PATRIOT Act	88

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SCHEDULES:

1.1A	Initial Subsidiary Guarantors
1.1B	Funding Account and Payment Instructions
1.1C	Funding Office
1.1D	Real Property
1.1E	Mortgaged Property
1.1F	Marketing Investment Dealerships
1.1G	Dispositions
3.3	Certain Consents
3.13(a)	Pledged Equity
3.13(c)	Other Subsidiaries
3.14(a)	UCC Financing Statements
3.14(b)	Mortgage Filing Offices
4.1(o)	Pledged Notes
6.2	Permitted Liens
6.3	Permitted Indebtedness
6.8	Certain Sale/Leaseback Transactions
6.9	Certain Agreements in Effect as of the Closing Date

EXHIBITS:

A	Form of Guarantee
B	Form of Closing Certificate
C	Form of Assignment and Assumption
D-1	Form of Waiver for the Loan Parties
D-2	Form of Waiver of SEO to Lender
D-3	Form of Consent and Waiver of SEO to Borrower
D-4	Form of Waiver of Senior Employee to Lender
D-5	Form of Consent and Waiver of Senior Employee to Borrower
E-1	Form of Legal Opinion of Sullivan & Cromwell LLP
E-2	Form of Legal Opinion of In-House Counsel
F	Form of Compliance Certificate
G-1	Form of Initial Note
G-2	Form of Additional Note
G-3	Form of Zero Coupon Note
H-1	Form of Borrowing Notice
H-2	Form of Borrowing Certificate
I-1	Forms of Trademark Security Agreement
I-2	Form of Copyright Security Agreement
I-3	Form of Patent Security Agreement
J	Form of Fiat Pledge Agreement
K	Form of Mortgage
L	Form of Security Agreement

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FIRST LIEN CREDIT AGREEMENT (this “Agreement”), dated as of June 10, 2009, by and between NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), and THE UNITED STATES DEPARTMENT OF THE TREASURY, as the lender hereunder (the “Lender”).

WHEREAS, on April 30, 2009, Chrysler LLC and certain of its subsidiaries (collectively, the “Sellers”) filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced cases (the “Cases”) under the Bankruptcy Code (as defined below) and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the Section 363 Sale Order, the Master Transaction Agreement and the other Transaction Documents (each as defined below), the Sellers are selling a substantial portion of their assets to the Borrower and its subsidiaries, and the Borrower and its subsidiaries are assuming certain of the liabilities of the Sellers and entering into the other Related Transactions (as defined below);

WHEREAS, the Borrower has requested that the Lender provide a term loan facility to finance the payment of the consideration to be paid under the Master Transaction Agreement and the fees and expenses related to the Related Transactions and the Loan Documents (as defined below), and for the ongoing working capital needs of the Borrower and its subsidiaries; and

WHEREAS, the Lender is willing to provide the Loans to the Borrower on the terms and subject to the conditions set forth herein and in the other Loan Documents;

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the three month Eurodollar Rate (for the avoidance of doubt after giving effect to the provisos in the definition thereof) plus 1.00%; provided that, in the event the Lender shall have determined that adequate and reasonable means do not exist for ascertaining the calculation of clause (c), such calculation shall be replaced with the last available calculation of Eurodollar Rate plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the three month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the three month Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable thereto which is based upon the ABR.

“ABR Notes”: the Additional Note and the Zero Coupon Note when the rate of interest applicable to which is based upon the ABR.

“ABS Subsidiary”: a direct or indirect Subsidiary of the Borrower that enters into asset-backed securities transactions with respect to vehicle leases originated under the Gold Key Lease Program or any other similar program.

“Additional Equity Consideration”: as defined in Section 2.17.

“Additional GMAC Transfers”: “Additional Transfers” (as defined in the GMAC Master Agreement).

“Additional Guarantor”: each Subsidiary of the Borrower (other than any Excluded Subsidiary or any Transparent Subsidiary).

“Additional Note”: as defined in Section 4.1(a).

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the affairs of management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise. Notwithstanding the foregoing, none of (i) the Government of the United States (or any branch or agency thereof), (ii) Canada (or any branch or agency thereof), (iii) the VEBA, (iv) the Canadian Warranty General Partner nor (v) any trust established under the Canadian Warranty Program or the PHW Claims Program (as defined in the Canadian Facility Agreement) shall be considered an Affiliate of the Borrower or any of its Subsidiaries.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: (A) with respect to Tranche B Loans, (x) in the case of ABR Loans, from the Closing Date until the Tranche B Maturity Date, 4.00% per annum, and from and after the Tranche B Maturity Date, 5.50% per annum, and (y) in the case of Eurodollar Loans, from the Closing Date until the Tranche B Maturity Date, 5.00% per annum, and from and after the Tranche B Maturity Date, 6.50% per annum, (B) with respect to Tranche C Loans, (x) 6.91% per annum in the case of ABR Loans and (y) 7.91% per annum in the case of Eurodollar Loans, and (C) with respect to the Additional Note and Zero Coupon Note, (x) 6.91% per annum in the case of ABR Notes and (y) 7.91% per annum in the case of Eurodollar Notes.

“Applicable Reduction Percentage”: on any date of determination, a percentage equal to (x) the aggregate amount of Tranche C Loans prepaid or repaid on or prior to such date divided by (y) the amount of the Tranche C Commitment on the Closing Date plus the amount of Assumed Debt plus the principal amount of PIK Interest accrued pursuant to Section 2.10(b) and added to the principal balance of the Tranche C Loans on or prior to such date of determination.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any Excluded Disposition) that yields Net Cash Proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of (i) $25,000,000 for any Disposition (or series of related Dispositions) or (ii) $100,000,000 in the aggregate for all Dispositions, together with the Net Cash Proceeds of all Recovery Events, during any twelve month period (for the avoidance of doubt, with respect to clause (ii) only such Net Cash Proceeds in excess of $100,000,000 shall be required to be applied in accordance with Section 2.8(b)). The term “Asset Sale” shall not include any issuance of Capital Stock or any event that constitutes a Recovery Event.

“Assignee”: as defined in Section 8.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit C.

“Assumed Debt”: the loans under the Existing UST Loan Agreement incorporated into and restated as Tranche C Loans hereunder pursuant to Section 2.5.

“Attributable Obligations”: in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments required to be paid during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligations.”

“Auburn Hills Property”: the real property described on Schedule 1.1E, which is the Borrower’s chief executive office.

“Auto Supplier Support Credit Agreement”: Credit Agreement dated as of April 7, 2009 between the Auto Supplier Support SPV, as borrower, and the Lender.

“Auto Supplier Support SPV”: Chrysler Receivables SPV, LLC.

“Auto Supplier Support Program”: a program established by the Treasury to facilitate payment of certain receivables to automotive suppliers, including provisions for the sale of such receivables to one or more bankruptcy remote special purpose vehicles established by original automotive equipment manufacturers, including the Borrower.

“Bankruptcy Code”: the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York (together with the District Court for the Southern District of New York, where applicable).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower’s LLC Agreement”: means the Amended and Restated Limited Liability Company Operating Agreement dated as of June 10, 2009.

“Borrowing Certificate”: a certificate from a Responsible Officer of the Borrower substantially in the form of Exhibit H-2.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lender to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from the Borrower delivered to the Lender, substantially in the form of, and containing the information prescribed by Exhibit H-1.

“Business”: as defined in Section 3.15.

“Business Day”: any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close; provided, however, that when used in connection with a Eurodollar Loan or a Eurodollar Note, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London Interbank market.

“Business Plan”: as defined in Section 4.1(t).

“Canadian Commitment”: the obligation of the Canadian Lender under the Canadian Facility Agreement to make loans to Chrysler Canada under the Canadian Facility Agreement.

“Canadian Facility Agreement”: the Amended and Restated Loan Agreement, dated as of the Closing Date, by and among Chrysler Canada, as borrower, certain of its subsidiaries party thereto, and the Canadian Lender, as lender.

“Canadian Holdings”: 0847574 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia.

“Canadian Lender”: the Export Development Canada, a corporation established pursuant to the laws of Canada, and its successors and assigns.

“Canadian Loan Documents”: the “Loan Documents” as defined under the Canadian Facility Agreement.

“Canadian Loans”: all loans made under the Canadian Facility Agreement including such loans made prior to the Closing Date.

“Canadian VEBA Debt”: Indebtedness in an amount not to exceed CDN$1,151,000,000 incurred by Chrysler Canada or its Subsidiaries in connection with the “PHW Program” as defined in the Canadian Facility Agreement.

“Canadian Warranty General Partner”: 2204860 Ontario Inc.

“Canadian Warranty SPV”: CCI Warranty LP, an Ontario limited partnership of which the Canadian Warranty General Partner is the general partner and the Borrower is the limited partner.

“Canadian Warranty Support Program”: the program established by the Canadian Lender to ensure that the limited warranty obligations of Chrysler Canada and its Subsidiaries with respect to vehicles sold in Canada from April 7, 2009 through July 31, 2009 are honored, as more fully described in the Administration Agreement, dated as of May 27, 2009, among Canadian Warranty SPV, Chrysler Canada, the Canadian Lender, and Home Trust Company, a Canadian Trust company, as trustee of the Canadian Warranty SPV.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cases”: as defined in the recitals hereto.

“Cash Equivalents”: means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve (12) months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or Canada or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency in the United States or Canada, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within thirteen months from the date of acquisition; (d) repurchase obligations of any bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) repurchase obligations of a broker-dealer that is (i) on the list of primary dealers maintained by the Federal Reserve Bank of New York, as amended from time to time, and (ii) is affiliated with a bank satisfying the requirements of clause (b), having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s or equivalent rating; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (i) investments in any foreign equivalents of the securities or other instruments described in clauses (a) through (h) above, provided that such investments may be made in countries which have a country rating of less than “A” by nationally recognized rating agencies through an in-country bank or trust company which has combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof) and which has outstanding debt rated at least the equivalent of the country rating.

“CGI Indemnity Assignment Agreement”: as defined in the Master Transaction Agreement.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding Voting Stock of the Borrower or (b) the board of managers of the Borrower shall cease to consist of a majority of Continuing Directors.

“Chrysler Canada”: Chrysler Canada Inc., a corporation incorporated under the Canada Business Corporations Act.

“Closing Date”: June 10, 2009.

“Code”: the Internal Revenue Code of 1986.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, in which a Loan Party has granted a Lien pursuant to any Loan Document.

“Commitment”: the collective reference to the (i) the Tranche B Commitment and (ii) the Tranche C Commitment.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is part of a group that includes the Borrower and that is treated as a single employer under section 414(b) or (c) of the Code.

“Compensation Regulations”: as defined in Section 5.10(a)(i).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit F.

“Consolidated Leverage Ratio”: as of any date, the ratio of (a) Consolidated Total Debt, less the sum of cash and Cash Equivalents held by the Borrower and its Subsidiaries, excluding Restricted Cash, on such day to (b) EBITDA for the period of four fiscal quarters (or, if less, the number of full fiscal quarters which have elapsed since the Closing Date) ended on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1.

“Consolidated Total Assets”: at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries most recently delivered pursuant to Section 5.1.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (excluding all Indebtedness of the ABS Subsidiaries, the Auto Supplier Support SPV or the Canadian Warranty SPV) of the Borrower and its Subsidiaries that would be reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

“Continuing Directors”: the board of managers of the Borrower on the Closing Date, after giving effect to the transactions contemplated hereby, and each other manager of the Borrower, if such other manager’s nomination for election to the board of managers of the Borrower is recommended by at least 66  2/3% of the then Continuing Directors or such other manager receives the vote of the Lender in his or her election by the members of the Borrower.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Vehicle Wholesale Financing Program”: (i) a financing program provided by FinCo or its Subsidiaries pursuant to which (a) FinCo or its Subsidiaries provides wholesale financing to recreational truck and van conversion companies and manufacturers of specialized bodies and equipment on vehicles which are consignees of the Borrower (the “Converters”) to enable such Persons to hold on consignment from the Borrower or any of its Subsidiaries vehicles, chassis, other merchandise and inventory (the “Merchandise”) manufactured by the Borrower and its Subsidiaries for the sole purpose of storing, upfitting or adding to the Merchandise, which financings are secured by such Merchandise and repaid with the proceeds of the sale of such Merchandise by the Borrower, (b) the Borrower is obligated to pay (on behalf of the Converters) to FinCo or its Subsidiaries a portion of the first 90 days of interest accruing on such loans and (c) the Borrower is obligated to purchase the Merchandise from the Converters upon completion of the conversion, (ii) any substantially similar program with GMAC or (iii) any similar program with another lender, which program has been approved in advance in writing by the Lender (in its sole discretion).

“Copyright Security Agreement”: the Copyright Security Agreement to be executed and delivered by the Borrower and the Lender, substantially in the form of Exhibit I-2.

“Daimler Agreement”: as defined in the Master Transaction Agreement.

“De Minimis Subsidiary”: any Subsidiary of the Borrower that is not a Subsidiary Guarantor that has Consolidated Total Assets with a Net Book Value of less than $50,000,000.

“Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to Section 2.10(e).

“Disposition”: with respect to any property, any sale, transfer or other disposition thereof (and shall include the issuance of Capital Stock) (other than the incurrence or grant of any Lien or the occurrence of any Recovery Event); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent”: on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount as determined by the Lender in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent, the Lender shall use the relevant Exchange Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall include any relevant Dollar Equivalent amount.

“Dollars” and “$”: the lawful money of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

“EAWA”: the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009.

“EBITDA”: for any period, Net Income plus, to the extent deducted in determining Net Income, the sum of: (a) Interest Expense, amortization or write-off of debt discount, other deferred financing costs and other fees and charges associated with Indebtedness, plus (b) tax expense, plus (c) depreciation, plus (d) amortization, write-offs, write-downs, asset revaluations and other non-cash charges, losses and expenses, plus (e) impairment of intangibles, including goodwill, plus (f) extraordinary expenses or losses (as determined in accordance with

GAAP) including an amount equal to any extraordinary loss, plus (g) any net loss realized by the Borrower or any of its Subsidiaries in connection with any disposition or the extinguishment of Indebtedness, plus (h) all pension, OPEB or other employee benefit costs, expenses and charges other than service costs, plus (i) losses (but minus gains) due solely to fluctuations in currency values and the related tax effects in accordance with GAAP, plus (j) loss attributable to discontinued operations, plus (k) losses (but minus gains) attributable to the cumulative effect of a change in accounting principles, plus (l) non-recurring costs, charges and expenses during such period, plus (m) the amount, if positive, of the sum of non-cash expenses for minority interests, less dividends paid to minority parties, minus (n) to the extent included in Net Income, extraordinary gains (as determined in accordance with GAAP), together with any related provision for taxes on such extraordinary gain, all calculated without duplication for the Borrower and its Subsidiaries on a consolidated basis for such period; provided that, solely for purposes of determining the Consolidated Leverage Ratio for the first periods of one, two and three consecutive fiscal quarters of the Borrower ended after the Closing Date, EBITDA shall be calculated by multiplying the amount determined pursuant to this definition (excluding this proviso) for such one, two or three fiscal quarter period by 4, 2 and 4/3, respectively. For purposes of this Agreement, EBITDA shall be adjusted on a pro forma basis to include, as of the first day of any applicable period, any acquisition and any disposition consummated during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any acquisition and any disposition consummated during such period and any Pro forma Cost Savings attributable thereto, each calculated on a basis consistent with GAAP or as otherwise approved by the Lender in its sole discretion.

“EESA”: the Emergency Economic Stabilization Act of 2008, Public Law No. 110-343, effective as of October 3, 2008, as amended by Section 7000 et al. of Division A, Title VII of the American Recovery and Reinvestment Act of 2009, Public Law No. 111-5, effective as of February 17, 2009.

“EISA”: Energy Independence and Security Act of 2007 (Public Law 110-140; 42 U.S.C. 17013).

“Embargoed Person”: as defined in Section 3.22.

“Ending Loss Sharing Payment Account Balance”: the amount of cash on deposit in the GMAC Loss Sharing Payment Account on the GMAC Termination Date, including the amount of proceeds of any securities or other property held in the GMAC Loss Sharing Payment Account, prior to the disbursement of such proceeds to the Borrower, pursuant to Section 6.1(g) of the GMAC Master Agreement, and net of any taxes allocable to the disbursement thereof to the Borrower as reasonably estimated by the Borrower.

“Environmental Laws”: any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to any Materials of Environmental Concern, the environment or natural resources, as now or may at any time hereafter be in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan or a Eurodollar Note, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan or a Eurodollar Note, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page LIBOR01 of the Reuters screen as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Reuters screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lender or, in the absence of such availability, by reference to the rate at which a reference institution selected by the Lender is offered Dollar deposits at or about 11:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Notes”: the Additional Note and the Zero Coupon Note when the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan or a Eurodollar Note, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

; provided that, in no event shall the Eurodollar Rate be less than 2.00%.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans and Eurodollar Notes the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities and Exchange Act of 1934.

“Exchange Rate”: for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 a.m. (New York time) on such day on the applicable Bloomberg currency page with respect to such currency. In the event that such rate does not appear on the applicable Bloomberg currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Lender and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of a reference institution selected by the Lender in the London Interbank market or other market where such reference institution’s foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York time) on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Lender may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Dispositions”: collectively:

(a) Dispositions of inventory or receivables (including interests in lease receivables) in the ordinary course of business;

(b) Dispositions of obsolete or worn out property, including leases with respect to facilities that are temporarily not in use or pending their disposition;

(c) Dispositions of equipment and tooling between or among the Group Members in the ordinary course of business;

(d) Dispositions of accounts receivable more than 90 days past due in connection with the compromise, settlement or collection thereof on market terms;

(e) Dispositions of any Capital Stock of any JV Subsidiary in accordance with the applicable joint venture agreement relating thereto;

(f) any Disposition of (i) any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor, or (ii) any Excluded Subsidiary’s (other than any Excluded Subsidiary, the stock of which is pledged as Collateral) stock to the Borrower, any Subsidiary Guarantor or any other Excluded Subsidiary;

(g) to the extent allowable under Section 1031 of the Code, any Disposition of assets in exchange for other like property for use in a business of the Company and its Subsidiaries;

(h) any Disposition of cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(i) any Disposition by the Borrower or any of its Subsidiaries of any dealership property or Capital Stock in a dealership Subsidiary to the operating management of a dealership or any Disposition of property in connection with any dealer optimization plan, in each case in the ordinary course of business;

(j) any Disposition of assets between or among the Loan Parties, any Disposition of assets from any Transparent Subsidiary or Excluded Subsidiary to a Loan Party, and any Disposition of assets between or among Excluded Subsidiaries;

(k) any Disposition under the GMAC MAFA, the Gold Key Lease Program, the Gelco Lease Program or the Conversion Vehicle Wholesale Financing Program;

(l) the licensing and sublicensing of Intellectual Property or other general intangibles to third persons in the ordinary course of business;

(m) any Disposition of Intellectual Property by a Group Member that such Group Member, in its good faith judgment, has determined is no longer used in or necessary for the conduct of its business;

(n) any Disposition pursuant to the Transaction Documents;

(o) licensing of trade names for use in other industries; and

(p) any Disposition of assets listed on Schedule 1.1G.

“Excluded Subsidiary”: (i) any JV Subsidiary, (ii) any 956 Subsidiary, (iii) any De Minimis Subsidiary, (iv) any ABS Subsidiary, (v) the Auto Supplier Support SPV, (vi) the Warranty SPV, (vii) the Canadian Warranty SPV or (viii) any MID. For avoidance of doubt, no Loan Party shall be an Excluded Subsidiary.

“Executive Order”: as defined in Section 3.22.

“Existing UST Loan Agreement”: the Loan and Security Agreement, dated as of December 31, 2008 (and effective as of January 2, 2009), between Chrysler Holding LLC and the Lender.

“Expense Policy”: the Borrower’s comprehensive written policy on corporate expenses maintained and implemented in accordance with Section 5.11.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Fiat”: Fiat North America LLC.

“Fiat Pledge Agreement”: the Pledge Agreement to be executed and delivered by Fiat in favor of the Lender, substantially in the form of Exhibit J.

“FinCo”: Chrysler Financial Services Americas LLC, a Michigan limited liability company and its successors.

“Force Majeure Event”: any one or more (a) circumstances, changes, effects, events or developments beyond the reasonable control of the Borrower, or any series of the foregoing that, individually or in the aggregate render production of automobiles by the Borrower and its Subsidiaries in one or more facilities uneconomic, including, without limitation, fire, flood, casualty, inclement weather, other acts of God, acts of a public enemy, riot, insurrection, governmental regulation of the sale of materials or the transportation thereof, lack of transportation, strikes or boycotts, governmental actions and shortages of material or labor, or (b) material adverse changes in the general economic or industry conditions affecting the North American automobile industry.

“Foreign Assets Control Regulations”: as defined in Section 3.22.

“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law.

“Foreign Plan”: each employee benefit plan (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA) maintained or contributed to by the Borrower or any Commonly Controlled Entity that is not subject to United States law.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Account”: the account of the Borrower specified in the instructions set forth on Schedule 1.1B, or such other account as may be notified to the Lender by the Borrower in writing.

“Funding Office”: the office of the Lender specified in Schedule 1.1C, or such other office as may be specified from time to time by the Lender as its funding office by written notice to the Borrower.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Gelco Lease Program”: (i) a Sale/Leaseback Transaction pursuant to which the Borrower and its Subsidiaries manufacture and sell vehicles to Gelco Corporation (doing business as GE Fleet Services (“GE Fleet”)), which vehicles are then leased to the Company pursuant to the terms of a lease for use by the Company in its company car program in the ordinary course of business, as more fully described in and pursuant to the terms of Master Lease Agreements, dated October 31, 2001 and November 30, 2007, by and between GE Fleet and Chrysler LLC, together with all related schedules thereto and servicing and agency agreements, (ii) any substantially similar program with GMAC or (iii) any similar program with another lender, which program is approved in advance in writing by the Lender (in its sole discretion).

“GMAC”: GMAC, LLC.

“GMAC Loans”: the Tranche C Loans made by the Lender to the Borrower which have been designated by the Borrower to be used to fund Additional GMAC Transfers.

“GMAC Loss Sharing Payment Account”: the “Loss Sharing Payment Account” as defined in the GMAC Master Agreement.

“GMAC Loss Sharing Payment Account Shortfall”: the amount, if any, by which the Ending Loss Sharing Payment Account Balance on the GMAC Termination Date is less than the Starting Loss Sharing Payment Account Balance.

“GMAC MAFA Agreement”: MAFA Term Sheet, Summary of Required Terms, Chrysler-GMAC Master Financial Services Agreement (GMAC MAFA), dated as of April 30, 2009, between the Borrower (as assignee of Chrysler LLC) and GMAC LLC, and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13.

“GMAC Master Agreement”: Master Transaction Agreement, dated as of May 15, 2009, between the Treasury, GMAC LLC, U.S. Dealer Automotive Receivables Transaction LLC and the Borrower (as assignee of Chrysler LLC), and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13.

“GMAC Reduction Amount”: the “Reduction Amount” as defined in the GMAC Master Agreement.

“GMAC Sublimit”: $350,000,000.

“GMAC Termination Date”: the “Termination Date” as defined in the GMAC Master Agreement.

“GMAC Transaction Documents”: collectively, the GMAC MAFA Agreement, the GMAC Master Agreement and the RSA Term Sheet.

“Gold Key Lease Program”: (i) the program pursuant to which Chrysler Financial Services Canada Inc. (“CFSC”) purchases, as agent and bare trustee, vehicles manufactured or distributed by Chrysler Canada from dealerships with the proceeds of loans made to it by CFSC, and then leased by CFSC, as agent and bare trustee for Chrysler Canada, to the customers of CFSC, the lease payments (and related vehicles) of which are pledged to CFSC and the proceeds thereof are used to repay any outstanding loans owing by Chrysler Canada to CFSC, as more fully described in and pursuant to the terms of (A) that certain Amended and Restated Gold Key Administration Agreement, dated as of August 1, 2007, by and between Chrysler Canada and CFSC, and (B) that certain Amended and Restated Loan Agreement dated as of December 31, 2002 between Chrysler Canada and CFSC, (ii) any substantially similar program with GMAC or (iii) any similar program with another lender, which program is approved in advance in writing by the Lender (in its sole discretion).

“Governmental Authority”: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or foreign.

“Group Members”: the collective reference to the Borrower and its Subsidiaries other than (i) the JV Subsidiaries, (ii) the ABS Subsidiaries, (iii) the Auto Supplier Support SPV, (iv) the Warranty SPV, (v) the Canadian Warranty SPV or (vi) the MIDs.

“Guarantee”: the Guarantee Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“IFRS”: the International Financial Reporting Standards issued by the International Accounting Standards Board in effect from time to time.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Attributable Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) for the purposes of Section 7.1(g) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of Section 6.2 and Section 6.3, the Dollar Equivalent amount of Indebtedness denominated in any currency other than Dollars shall be determined as of the date such Indebtedness is incurred or any commitment for such Indebtedness is issued and the Borrower and its Subsidiaries shall not be deemed to exceed any limit set forth in Section 6.2 or Section 6.3 solely as a result of subsequent fluctuations in the exchange rate of currency. Indebtedness shall not include vehicle guarantee depreciation programs of any Group Member, or vehicle repurchase obligations or other risk-sharing arrangement with the Borrower or any of its Subsidiaries including pursuant to dealer franchise agreements or applicable law such as state dealer franchise laws.

“Indemnified Liabilities”: as defined in Section 8.5.

“Indemnitee”: as defined in Section 8.5.

“Initial Notes”: collectively, the Initial Tranche B Note and Initial Tranche C Note.

“Initial Tranche B Note”: as defined in Section 4.1(a)(iii).

“Initial Tranche C Note”: as defined in Section 4.1(a)(iii).

“Initial Subsidiary Guarantor”: each Subsidiary listed on Schedule 1.1A.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of section 4245 of ERISA.

“Intellectual Property”: as defined in the Security Agreement.

“Interest Expense”: for any period, gross interest expense (including amortization of debt issuance costs, the interest component of any deferred interest payments, the interest component of all payments associated with Capital Lease Obligations and Attributable Obligations, imputed interest with respect to all Capital Lease Obligations and Attributable Obligations, imputed interest with respect to all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net of the effects of all payments made or received pursuant to Swap Agreements in respect of interest rates to the extent such payments are received or made during such period, in each case determined on a consolidated basis in accordance with GAAP).

“Interest Payment Date”: (a) as to any ABR Loan or ABR Note, the first day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan or Eurodollar Note, the last day of each Interest Period, and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to (i) any Eurodollar Loan, (a) initially, the period commencing on the borrowing date with respect to such Loan and ending on the last day of the calendar quarter in which such borrowing was made, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending three months thereafter, (ii) as to the Additional Note (while a Eurodollar Note), (x) initially, the period commencing on the Closing Date and ending on June 30, 2009, and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to the Additional Note and ending three months thereafter and (iii) as to the Zero Coupon Note (while a Eurodollar Note), (x) initially, the period commencing on the GMAC Termination Date and ending on the last day of the calendar quarter in which the GMAC Termination Date occurs, and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to the Zero Coupon Note and ending three months thereafter; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that would otherwise extend beyond the Maturity Date of such Eurodollar Loan or, in the case of such Eurodollar Note, the Tranche C Maturity Date, shall end on the Maturity Date for such Eurodollar Loan or, in the case of such Eurodollar Note, the Tranche C Maturity Date; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“JV Subsidiary”: any Subsidiary of a Group Member which is not a Wholly Owned Subsidiary and as to which the business and management thereof is jointly controlled by the holders of the Capital Stock therein pursuant to customary joint venture arrangements.

“Key Foreign Jurisdictions”: as defined in the Security Agreement.

“Key Foreign Patents”: as defined in the Security Agreement.

“Key Foreign Trademarks”: as defined in the Security Agreement.

“Lender”: as defined in the preamble hereto.

“Lien”: any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loans”: collectively, the Tranche B Loan and the Tranche C Loans.

“Loan Documents”: this Agreement, the Notes, the Security Documents and the Guarantee.

“Loan Parties”: the Borrower and each Subsidiary Guarantor; provided that, a Transparent Subsidiary that is party to a Security Document shall be considered a Loan Party for purposes of the following provisions: (i) the definitions of Collateral, Material Unsecured Indebtedness, Non-Recourse Debt, Senior Employee, Specified Benefit Plan, and (ii) Sections 3, 4, 5, 6.13, 6.15, 6.17, 7 and 8; provided further, that for the avoidance of doubt such Transparent Subsidiary shall not be a Loan Party for purposes of the definitions of Excluded Disposition, Excluded Subsidiaries or Permitted Indebtedness.

“Management Services Agreement”: as defined in the Master Transaction Agreement.

“Master Industrial Agreement”: as defined in the Master Transaction Agreement.

“Master Transaction Agreement”: that certain Master Transaction Agreement, dated as of April 30, 2009, among Fiat, the Borrower, Chrysler LLC and the other Sellers.

“Material Adverse Effect”: (i) as used on the Closing Date, a “Company Material Adverse Effect” (as defined in the Master Transaction Agreement) and (ii) as used at any time after the Closing Date, a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lender thereunder. For purposes of clause (ii)(a) above, none of the effects or consequences of the following shall be taken into account for purposes of determining whether an event, circumstance or condition has had or is reasonably likely to have a Material Adverse Effect: (i) consequences of implementing the Business Plan, (ii) until the sixth month anniversary of the Closing Date, the impact of the bankruptcy or insolvency of the Sellers on the Borrower’s supplier or dealer networks or other business and employee relationships and (iii) until the sixth month anniversary of the commencement of the bankruptcy or the insolvency of any other North American automobile manufacturer occurring within one month after the Closing Date, the impact of such bankruptcy or insolvency on the Borrower’s supplier or dealer networks or other business and employee relationships.

“Material Environmental Amount”: $50,000,000.

“Material Unsecured Indebtedness”: any unsecured Indebtedness of any Loan Party having an aggregate Outstanding Amount in excess of $150,000,000.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to, or would reasonably be expected to give rise to liability under, any Environmental Law.

“Maturity Date”: the Tranche B Maturity Date or the Tranche C Maturity Date, as applicable.

“MID”: any Subsidiary of the Borrower whose sole business is operating an automobile dealership and which is commonly referred to as a marketing investment dealership. Each MID in existence on our Closing Date is set forth on Schedule 1.1F.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: each of the mortgages and deeds of trust made by the Borrower or any Subsidiary Guarantor in favor of, or for the benefit of, the Lender, substantially in the form of Exhibit K (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

“Mortgaged Property”: each property listed on Schedule 1.1E, as to which the Lender shall be granted a Lien pursuant to the Mortgages.

“Multiemployer Plan”: a multiemployer plan as defined in section 4001(a)(3) of ERISA.

“Net Book Value”: with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation or amortization in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto, each determined in accordance with GAAP.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consultants’ fees, finders’ fees, brokers’ fees, advisory fees and other customary fees and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Loan Document), (iii) taxes paid or reasonably estimated to be payable as a result thereof, and (iv) in the case of an Asset Sale, a reasonable reserve required to be taken in the applicable sale agreement for any payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser or seller’s retained liabilities in respect of such Asset Sale undertaken in connection with such Asset Sale including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale (provided that upon release of any such reserve to the Borrower or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds and shall be applied in accordance with Section 2.8(b)), and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consultants’ fees, finders’ fees, brokers’ fees, advisory fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, provided that, in the case of clauses (a) and (b), Net Cash Proceeds shall exclude any proceeds that are subject to a permitted prior Lien or that are otherwise required to be paid to the holder of a permitted prior Lien (including the Canadian Lender under the Canadian Facility Agreement with respect to its collateral thereunder).

“Net Income”: for any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with GAAP.

“956 Subsidiary”: any Subsidiary of the Borrower that is (i) a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, which, if it guaranteed the Obligations, would result in deemed dividends to the Borrower or its owners pursuant to Section 956 of the Code or (ii) a Subsidiary of a Subsidiary that is described in clause (i) of this definition, which, if it guaranteed the Obligations, would result in deemed dividends to the Borrower or its owners pursuant to Section 956 of the Code.

“Non-Recourse Debt”: Indebtedness of an Excluded Subsidiary: except to the extent permitted by clause (p) of the definition of “Permitted Indebtedness”, (a) as to which no Loan Party provides any Guarantee Obligation or credit support of any kind or is directly or indirectly liable (as a guarantor or otherwise); and (b) which does not provide any recourse against any of the assets or Capital Stock of any Loan Party. Notwithstanding the foregoing, the obligation to make capital contributions pursuant to the governing documents of any JV Subsidiary shall not invalidate the status of the Indebtedness of such JV Subsidiary classified as Non-Recourse Indebtedness pursuant to the terms of this definition.

“Notes”: collectively, the Initial Notes, the Additional Note and the Zero Coupon Note.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans, the Additional Note and the Zero Coupon Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Additional Note and the Zero Coupon Note and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Additional Note, the Zero Coupon Note, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.

“OPEB”: other post-employment benefits.

“Outstanding Amount”: as of any date of determination (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof, plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Borrower or any Subsidiary as its net termination liability thereunder calculated in accordance with the Borrower’s customary accounting procedures, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Borrower or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.

“Participant”: as defined in Section 8.6(c).

“Patent Security Agreement”: the Patent Security Agreement to be executed and delivered by the Borrower and the Lender, substantially in the form of Exhibit I-3.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Act”: the Pension Protection Act of 2006, as it now exists or as it may be amended from time to time.

“Permitted First Lien Indebtedness”: Indebtedness under term loan and revolving credit facilities (which may include a sublimit for letters of credit) in an aggregate amount not to exceed $4,000,000,000; provided, that such revolving credit facility, if any, shall (i) not exceed $1,000,000,000 at any one time outstanding, (ii) have customary revolving credit provisions and (iii) require the Outstanding Amount of revolving loans thereunder to be reduced to zero for at least two 30-day periods in each calendar year.

“Permitted Holders”: collectively, (i) Fiat and Affiliates of Fiat, (ii) the Lender, (iii) Canada Development Investment Corporation and (iv) VEBA.

“Permitted Indebtedness”: means:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of New CarCo Acquisition Holdings Canada Limited and its Subsidiaries under the Canadian Facility Agreement;

(c) unsecured Guaranteed Obligations of the Loan Parties under the Canadian Facility Agreement;

(d) the Indebtedness of any Loan Party under the VEBA Notes and Indebtedness of New CarCo Acquisition Holdings Canada Limited or any of its Subsidiaries under the Canadian VEBA Debt;

(e) Indebtedness owing to GMAC under the GMAC Transaction Documents;

(f) any Permitted First Lien Indebtedness, provided that, (x) the Net Cash Proceeds thereof are applied in accordance with Section 2.8(a) and (y) the lenders under such Permitted First Lien Indebtedness have executed an intercreditor agreement with the Lender in form and substance reasonably satisfactory to the Lender;

(g) (i) Indebtedness of Chrysler Canada and any of its Subsidiaries under the Gold Key Lease Program and (ii) Indebtedness consisting of asset-backed securities issued by one or more ABS Subsidiaries solely to the extent that such Indebtedness is recourse solely to the assets of such ABS Subsidiary issuing such securities and not guaranteed by any other Group Member, provided that the aggregate Outstanding Amount of all Indebtedness under clauses (i) and (ii) does not exceed CDN$5,000,000,000 at any one time outstanding;

(h) Indebtedness under any Conversion Vehicle Wholesale Financing Program in an Outstanding Amount not exceeding $90,000,000 at any one time outstanding;

(i) Indebtedness under any Gelco Lease Program;

(j) Indebtedness of the Borrower or any Subsidiary owing to (i) the Borrower or any Subsidiary Guarantor or (ii) any other Subsidiary (including, in each case, intercompany ledger balances in connection with customary cash management practices among the Borrower and its Subsidiaries); provided that any such Indebtedness owing by the Borrower or any other Loan Party to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Lender;

(k) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Loan Party to the extent otherwise in accordance with the Loan Documents;

(l) Indebtedness outstanding on the date hereof and listed on Schedule 6.3 and any Permitted Refinancing thereof;

(m) Indebtedness incurred by the Borrower or any of its Subsidiaries (i) to finance the purchase of fixed or capital assets that is incurred at the time of, or within 120 days after, the acquisition of such property, or (ii) constituting Capital Lease Obligations and Attributable Obligations, in an Outstanding Amount at any time not to exceed $250,000,000, provided that, the Borrower or any of its Subsidiaries may incur additional Indebtedness described in this clause (m) at any time in an aggregate additional principal amount not to exceed $250,000,000 so long as immediately after giving effect to the incurrence of such additional Indebtedness, the pro forma Consolidated Leverage Ratio as of the date of such incurrence of the Borrower and its Subsidiaries is less than 2.50:1.00;

(n) unsecured Indebtedness of the Borrower or any of its Subsidiaries; provided, that the Net Cash Proceeds thereof are applied to prepay the Loans in accordance with Section 2.8; and provided, further, for all such Indebtedness incurred under this clause (n), that (i) in the case of Material Unsecured Indebtedness only, such Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Loans, and the terms of all such unsecured Indebtedness do not provide for any scheduled repayment or mandatory redemption prior to the date that is one year after, and such Indebtedness has a final maturity date later than, the final maturity date of the Tranche C Maturity Date as in effect on the Closing Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default), (ii) the covenants, events of default, guarantees and other terms of such Indebtedness (other than interest rate, call features and redemption premiums), taken as a whole, are not more restrictive to the Borrower than the terms of this Agreement; provided that a certificate of a Responsible Officer of the Borrower delivered to the Lender at least five Business Days (or such shorter period as the Lender may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and shall cause terms and conditions to be deemed to satisfy the foregoing requirement unless the Lender notifies the Borrower within such period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees) and (iii) on the date of incurrence, no Default or Event of Default has occurred and is continuing or would occur as a result of the incurrence of such Indebtedness;

(o) Non-Recourse Debt;

(p) Indebtedness of a Foreign Subsidiary or a JV Subsidiary in an Outstanding Amount not exceeding $400,000,000 at any one time and any unsecured Guarantee Obligations of any Loan Party thereof; and unsecured Guarantee Obligations of any Excluded Subsidiary in respect of Indebtedness of any other Excluded Subsidiary;

(q) Indebtedness of a newly acquired Subsidiary that is outstanding on the date such Subsidiary is acquired; provided that any such Indebtedness was not created in contemplation of such purchase or other acquisition in contravention of Section 6.3;

(r) Indebtedness in respect of, represented by, or in connection with appeal, bid, performance, surety, customs or similar bonds issued for the account of any Group Member, the performance of bids, tenders, sales or contracts (in each case, other than for the repayment of borrowed money), statutory obligations, workers’ compensation claims, unemployment insurance, other types of social security or pension benefits, self-insurance and similar obligations and arrangements, in each case, to the extent incurred in the ordinary course of business;

(s) Indebtedness in respect of letters of credit (other than in respect of borrowed money);

(t) Indebtedness arising from industrial revenue, development bond or similar financings where the Borrower and/or any Subsidiary is both the lessee of the financial property and the holder of the bonds;

(u) any Permitted Refinancing;

(v) Indebtedness in respect of loans, grants or other arrangements made by a government or quasi-government entity, including Indebtedness arising from loans, grants or other arrangements made pursuant to Section 136 of the EISA;

(w) Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with investments or permitted Dispositions of any business, asset or any Capital Stock of a Subsidiary of the Borrower or any of its Subsidiaries;

(x) Indebtedness of the Borrower or any of its Subsidiaries in respect of netting services, overdraft protections, employee/corporate credit card programs and other similar arrangements in connection with deposit accounts in the ordinary course of business;

(y) unsecured Guarantee Obligations in connection with guarantees or other credit support provided by the Borrower or any of its Subsidiaries for the benefit of their suppliers and dealerships in an Outstanding Amount not to exceed $250,000,000 at any time;

(z) Indebtedness of or Guarantee Obligations of any Group Member in respect of Indebtedness of MIDs incurred, in each case, made in the ordinary course of business and consistent with past practices to finance vehicle inventory, other assets and working capital;

(aa) to the extent the same constitutes Indebtedness, the obligation of the Borrower or any Subsidiary to make capital contributions to a JV Subsidiary to the extent required by the governing documents of such JV Subsidiary in effect on the date hereof;

(bb) Indebtedness of Auto Supplier Support SPV under the Auto Supplier Support Credit Agreement in Outstanding Amount not to exceed the Outstanding Amount thereof on the Closing Date;

(cc) Indebtedness of (i) the Warranty SPV under the Warranty Support Program and (ii) the Canadian Warranty SPV under the Canadian Warranty Support Program;

(dd) Indebtedness under that certain Loan Agreement dated as of August 3, 2007, between Auburn Hills Owner LLC and Citigroup Global Markets Realty Corp., relating to the Auburn Hills Property, and any Permitted Refinancing thereof; and

(ee) Indebtedness, in addition to any other Indebtedness permitted above, in an aggregate Outstanding Amount at any time not to exceed $100,000,000.

“Permitted Liens” means:

(a) Liens created pursuant to the Security Agreement and the other Security Documents;

(b) Liens on the assets of New CarCo Acquisition Holdings Canada Limited or any of its Subsidiaries securing Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness;

(c) Liens on the beneficial interest of Chrysler Canada and its Subsidiaries in vehicle leases to the extent that such Liens attach to leases or other receivables arising from the sale or lease of vehicles and such vehicles originated under the Gold Key Lease Program to secure Indebtedness permitted under clause (g) of the definition of Permitted Indebtedness;

(d) Liens on “Merchandise” (as defined in the definition of Conversion Vehicles Wholesale Finance Program) to secure Indebtedness permitted under clause (h) of the definition of Permitted Indebtedness;

(e) Liens on vehicle leases and the related vehicles originated under the Gelco Lease Program to secure Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness;

(f) Liens in existence on the Closing Date and listed on Schedule 6.2; provided that, no such Lien covers any additional property after the Closing Date (except substitutions, replacements or proceeds thereof) and that the amount of Indebtedness secured thereby is not increased (except as otherwise permitted by this Agreement);

(g) Liens on property of a Person at the time such Person becomes a Subsidiary; provided that, such Liens are not created, incurred or assumed in connection with, or in contemplation of, such Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Borrower or any other Subsidiary;

(h) Liens securing any Permitted First Lien Indebtedness;

(i) Liens securing Indebtedness of the type described in clause (e) of the definition of Permitted Indebtedness;

(j) Liens on the assets of Excluded Subsidiaries securing Indebtedness of an Excluded Subsidiary permitted under clause (o) of the definition of Permitted Indebtedness;

(k) Liens securing Indebtedness permitted by clause (t) of the definition of Permitted Indebtedness;

(l) Liens securing Indebtedness permitted by clauses (m) and (dd) of the definition of Permitted Indebtedness; provided that in each case such Liens do not encumber any property (except substitutions, replacements or proceeds thereof) other than property financed by such Indebtedness;

(m) Liens securing Indebtedness under clause (u) of the definition of Permitted Indebtedness which is incurred to extend, renew, refinance, or replace any Indebtedness which was secured by a Lien permitted under Section 6.2; provided that any such Liens do not cover any property or assets of the Borrower or its Subsidiaries (other than substitutions, replacements or proceeds thereof) not securing the Indebtedness so extended, renewed, refinanced or replaced;

(n) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower to the extent required by, and in conformity with GAAP;

(o) (i) Liens incurred or pledges or deposits made in connection with (A) workers’ compensation claims, unemployment insurance or ordinary course social security or pension benefits (but not including any Lien in favor of the PBGC), (B) securing the performance of bids, tenders, sales, contracts (in each case, other than for the repayment of borrowed money), (C) statutory obligations, or (D) surety, appeal, customs or performance bonds and similar obligations, (ii) deposits as security for import or customs duties or for the payment of rent, in each case for clauses (i) and (ii) incurred in the ordinary course of business, and (iii) carriers’, warehousemen’s, workers mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business to secure amounts (1) that are not overdue for a period of more than 90 days or that may hereafter be paid without material penalty or (2) that are being contested in good faith by appropriate proceedings;

(p) permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole, including the following: (i) zoning, entitlement, conservation restriction and other land use and environmental regulations by one or more Governmental Authorities which do not materially interfere with the present use of the material assets of the Borrower and its Subsidiaries, (ii) all covenants, conditions, restrictions, easements, encroachments, charges, rights-of-way and any similar matters of record set forth in any state, local or municipal franchise on title to material real property of the Borrower and its Subsidiaries which do not materially interfere with the present use of such property, and (iii) minor survey exceptions and matters as to material real property of the Borrower and its Subsidiaries which would be disclosed by an accurate survey or inspection of such real property and do not materially impair the occupancy or current use of such real property;

(q) leases, licenses, subleases or sublicenses of assets (including real property and Intellectual Property) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole and material licenses and sublicenses of Intellectual Property or other general intangibles in the ordinary course of business;

(r) any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute an Event of Default;

(s) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Subsidiary Guarantor;

(t) Liens and rights of setoff created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to implement employee/corporate credit card programs, to secure fees and charges in the ordinary course of business or returned items and charge backs in the ordinary course of business, facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(u) statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Borrower or any of its Subsidiaries under Environmental Laws to which any assets of the Borrower or any such Subsidiaries are subject;

(v) pledges or deposits of cash or Cash Equivalents made to secure obligations in respect of Swap Agreements permitted hereunder;

(w) pledges or deposits of cash or Cash Equivalents made to secure Indebtedness permitted under by clause (s) of the definition of Permitted Indebtedness;

(x) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Borrower or any of its Subsidiaries consisting of real property, provided same are complied with in all material respects;

(y) any Lien consisting of rights reserved to or vested in any Governmental Authority by applicable law;

(z) Liens securing Indebtedness arising from loans, grants or other arrangements made pursuant to Section 136 of the EISA, permitted by clause (v) of the definition of Permitted Indebtedness; provided that such Liens do not encumber any Collateral or any other property other than the intellectual property and fixed assets acquired, constructed, developed or financed with the proceeds of such Indebtedness;

(aa) Liens on (i) the Capital Stock or assets of Auto Supplier Support SPV securing Indebtedness under the Auto Supplier Support Credit Agreement, (ii) Liens on the Stock or assets of the Warranty SPV securing Indebtedness under the Warranty Program and (iii) Liens on the Capital Stock or assets of the Canadian Warranty SPV securing Indebtedness under the Canadian Warranty program;

(bb) Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments; and

(cc) Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of any Group Member; provided that the Outstanding Amount of all such obligations and liabilities secured by such Liens shall not exceed $100,000,000 at any time.

“Permitted Refinancing”: any Indebtedness (or preferred Capital Stock, as the case may be) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Permitted Indebtedness (or preferred Capital Stock, as the case may be); provided that:

(a) the principal amount (or accreted value, if applicable) of such Indebtedness (or preferred Capital Stock, as the case may be) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness (or preferred Capital Stock, as the case may be) so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith);

(b) such Indebtedness (or preferred Capital Stock, as the case may be) has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(c) the terms of such Indebtedness (or preferred Capital Stock, as the case may be), taken as a whole, are not more restrictive to the applicable obligor than the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased, discharged or refunded (other than with respect to interest rates, fees, liquidation preferences, premiums and no-call periods); and

(d) in the case of any Material Unsecured Indebtedness, a certificate of a Responsible Officer is delivered to the Lender at least five Business Days (or such shorter period as the Lender may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such Indebtedness is a Permitted Refinancing, then unless the Lender notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) such Permitted Refinancing may be consummated.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PIK Interest”: interest that is payable in kind.

“PIK Reduction Amount”: as defined in Section 2.15(b).

“Plan”: any employee benefit plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Pledged Stock”: as defined in the Security Agreement.

“Prime Rate”: for any day, the “prime rate” published on such day in The Wall Street Journal (Eastern print edition) or, if not published on such day, the “prime rate” most recently so published.

“Pro forma Cost Savings”: means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition or a disposition that occurred during the four quarter period or after the end of the four quarter period and on or prior to the applicable calculation date and calculated on a basis that is consistent with Regulation S-X, (ii) were actually implemented by the business that was the subject of any such acquisition or disposition within six months after the date of the acquisition or disposition and prior to the applicable calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition or disposition and that the Borrower reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be set forth in a certificate delivered to the Lender from the Borrower’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Pro Rata Share”: (i) with respect to the Lender, the ratio (expressed as a percentage) of the aggregate then unpaid principal amount of the Loans to the aggregate then unpaid principal of the Total Loans, and (ii) with respect to the Canadian Lender, the ratio (expressed as a percentage) of the aggregate then unpaid principal amount of the Canadian Loans to the aggregate then unpaid principal of the Total Loans. For purposes of this definition, the unpaid principal amount of the Canadian Loans shall be based upon an exchange rate for a dollar equivalent of Canadian Dollars of $0.80 regardless of the exchange rate applicable at the time the amount of the unpaid principal amount of the Canadian Loans is being determined.

“Prohibited Jurisdiction”: any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), or otherwise targeted by economic sanctions or trade restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person”: any Person:

(a) listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order;

(b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order;

(c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order;

(d) who commits, threatens, conspires to commit, or supports “terrorism” as defined in the Executive Order;

(e) who is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is owned or controlled by a Person listed above in paragraph (c) or (e).

“Properties”: as defined in Section 3.15.

“Rating Agency”: means (1) each of Moody’s and S&P and (2) if Moody’s or if Moody’s or S&P are unable to rate the Borrower for reasons outside of the Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(f) under the Exchange Act selected by the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member which results in receipt of Net Cash Proceeds by a Group Member in an amount in excess of (i) $25,000,000 for any Recovery Event (or series of related Recovery Events) or (ii) $100,000,000 in the aggregate for all Recovery Events, together with the Net Cash Proceeds of all Dispositions, during any twelve month period (for the avoidance of doubt, with respect to clause (ii), only such Net Cash Proceeds in excess of $100,000,000 shall be required to be applied in accordance with Section 2.8(b)).

“Registered”: as defined in the Security Agreement.

“Regulation S-X”: Regulation S-X under the Securities Act of 1933.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans, the Additional Note and the Zero Coupon Note, and reduce the Commitments, pursuant to Section 2.8(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event (or committed to be expended pursuant to a binding contract) to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date (or committed to be expended pursuant to a binding contract) to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have made a final determination not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Transactions”: each of the transactions described in the Transaction Documents.

“Relevant Period”: the period from the Closing Date until the date that is one year after the latest to occur of (i) the Tranche C Maturity Date, (ii) the repayment in full of all of the Loans and all Obligations (including the Additional Note and the Zero Coupon Note) and (iii) if equity constitutes “outstanding obligations” under EESA Sec. 111, as informed by any implementing regulations, the date the Lender ceases to own any direct or indirect equity in the Borrower.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of section 4241 of ERISA.

“Reportable Event”: any of the events set forth in section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty-day notice period referred to in section 4043(c) of ERISA have been waived.

“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Responsible Officer”: the chief executive officer, president, chief accounting officer, chief financial officer, treasurer, assistant treasurer or controller or, for the purposes of Section 5.6 only, to include the secretary of the Borrower, or, in each case, any individual with a substantially equivalent title.

“Restricted Cash”: cash, in whatever currency of denomination, and Cash Equivalents of the Borrower or any of its Subsidiaries (i) that is subject to a Lien (other than the Liens created pursuant to the Security Documents and other than ordinary course set off rights of depository banks for charges and fees related to amounts held therewith), or (ii) the use of which is otherwise restricted pursuant to any Requirement of Law or Contractual Obligation.

Notwithstanding the foregoing, none of the cash, in whatever currency of denomination, and Cash Equivalents of the Borrower or any of its Subsidiaries deposited with a trustee of any short term or long-term voluntary employee’s beneficiary association which the Company or relevant Subsidiary may access on an unrestricted basis for use in its business shall constitute Restricted Cash.

“Restricted Payments”: as defined in Section 6.5.

“Reversion Date”: as defined in Section 6.17.

“RSA Term Sheet”: Risk Sharing Term Sheet, dated as of May 6, 2009, among Chrysler LLC, FinCo and the Borrower, and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13.

“S&P”: Standard & Poor’s Ratings Services and its successors.

“Sale/Leaseback Transaction”: any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by any such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any such Group Member.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 363 Sale”: as defined in Section 4.1(r).

“Section 363 Sale Order”: as defined in Section 4.1(r).

“Security Agreement”: the Security Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit L.

“Security Documents”: the collective reference to the Security Agreement, the Fiat Pledge Agreement, the Mortgages, the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, any account control agreements and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the Secured Obligations (as defined in the Security Agreement).

“Sellers”: as defined in the recitals hereto.

“Senior Employee”: with respect to the Loan Parties collectively, any of the 25 most highly compensated employees (including the SEOs).

“SEO”: a Senior Executive Officer as defined in the EESA and any interpretation of such term by the Lender thereunder, including the rules set forth in 31 C.F.R. Part 30.

“Shareholder Agreement”: as defined in the Master Transaction Agreement.

“Special Inspector General of the Troubled Asset Relief Program”: The Special Inspector General of the Troubled Asset Relief Program, as contemplated by Section 121 of the EESA.

“Specified Benefit Plan”: any employee benefit plan within the meaning of section 3(3) of ERISA and any other plan, arrangement or agreement which provides for compensation, benefits, fringe benefits or other remuneration to any employee, former employee, individual independent contractor or director, including any bonus, incentive, supplemental retirement plan, golden parachute, employment, individual consulting, change of control, bonus or retention agreement, whether provided directly or indirectly by any Loan Party or otherwise.

“Starting Loss Sharing Payment Account Balance”: the amount on deposit in the GMAC Loss Sharing Payment Account on the first business day after the consummation of the Section 363 Sale and immediately after giving effect to the disbursement of the GMAC Reduction Amount, if any, pursuant to Section 6.1(d) of the GMAC Master Agreement.

“Subsidiary”: with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Initial Subsidiary Guarantor, each Additional Guarantor and each other Subsidiary that becomes a party to the Guarantee and the Security Agreement after the Closing Date pursuant to Section 5.7 or otherwise.

“Suspended Covenants”: as defined in Section 6.17.

“Suspension Date”: as defined in Section 6.17.

“Suspension Period”: as defined in Section 6.17.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“TARP Covenants”: the collective reference to the affirmative covenants in Sections 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15 and 5.17.

“Taxes”: any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Total Loans”: collectively, (i) the Loans and the (ii) the Canadian Loans.

“Trademark”: as defined in the Security Agreement.

“Trademark Security Agreement”: the Trademark Security Agreement to be executed and delivered by the Borrower and the Lender, substantially in the form of Exhibit I-1.

“Tranche B Commitment”: the obligation of the Lender to make Loans to the Borrower in a principal amount not to exceed $2,000,000,000.

“Tranche B Loan”: as defined in Section 2.1.

“Tranche B Maturity Date”: December 10, 2011; provided that, the Borrower may elect, in its sole discretion, to extend the maturity date of up to $400,000,000 of the Tranche B Loans to the Tranche C Maturity Date subject only to the increase in the Applicable Margin therefor set forth in the definition thereof, by giving written notice to the Lender of its election to so extend the Tranche B Maturity Date not later than ten Business Days prior to the existing Tranche B Maturity Date, setting forth therein the amount of Tranche B Loans with respect to which the Tranche B Maturity Date is to be so extended.

“Tranche C Commitment”: the obligation of the Lender to make Loans to the Borrower in an aggregate principal amount not to exceed $4,642,000,000.

“Tranche C Commitment Period”: the period from and after the making of the Tranche B Loan on the Closing Date to the Tranche C Maturity Date.

“Tranche C Loans”: collectively, (i) the Loans made under the Tranche C Commitment pursuant to Section 2.3 and (ii) the Assumed Debt.

“Tranche C Maturity Date”: June 10, 2017.

“Transaction Documents”: Each of, and collectively, (i) the Master Transaction Agreement, (ii) the Section 363 Sale Order, (iii) GMAC Transaction Documents, (iv) Auburn Hills Agreement, (v) CGI Indemnity Assignment Agreement, (vi) Daimler Agreement, (vii) Master Industrial Agreement, (viii) Shareholder Agreement, (ix) Borrower’s LLC Agreement, (x) UAW Retiree Settlement Agreement, (xi) Transition Services Agreement and (xii) Management Services Agreement.

“Transferee”: any Assignee or Participant.

“Transition Services Agreement”: as defined in the Master Transaction Agreement.

“Transparent Subsidiary”: any Subsidiary of the Borrower that (1) is a disregarded entity or partnership for U.S. federal income tax purposes, (2) owns an interest in one or more 956 Subsidiaries directly or indirectly through other Transparent Subsidiaries (its “CFC Interest”), (3) has no operating assets, (4) holds no more than de minimis assets in addition to its CFC Interest and (5) is not a De Minimis Subsidiary, which, if it guaranteed the Obligations, would result in deemed dividends to the Borrower or its owners pursuant to Section 956 of the Code.

“Treasury”: The United States Department of the Treasury.

“UAW Retiree Settlement Agreement”: as defined in the Master Transaction Agreement.

“UCC”: the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“United States Person”: any United States citizen, permanent resident alien, or entity organized under the laws of the United States (including foreign branches).

“USA PATRIOT Act”: as defined in Section 3.21.

“Use of Proceeds Statement”: shall have the meaning set forth in Section 4.2(d).

“VEBA”: the trust fund established pursuant to the Settlement Agreement, dated March 30, 2008, as amended, supplemented, replaced or otherwise altered from time to time, between the Borrower, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs in the class action of Int’l Union, UAW, et al. v. Chrysler, LLC, Civ. Act. No. 2:07-CV-14310 (E.D. Mich. filed Oct. 11, 2007).

“VEBA Indenture”: the Indenture, dated as of June 10, 2009, between the Borrower, as issuer, and The Bank of New York Trust Company, N.A., as trustee.

“VEBA Notes”: the Notes of the Borrower due 2023, issued pursuant to the VEBA Indenture in an original principal amount of $4,587,000,000.

“Vitality Commitment Period”: as defined in Section 5.17.

“Voting Stock”: with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

“Warranty SPV”: Chrysler Warranty SPV LLC, a Delaware limited liability company.

“Warranty Support Program”: the program established by the Treasury to ensure that the limited warranty obligations of the Borrower and its Subsidiaries with respect to vehicles sold from March 30, 2009 through June 30, 2009 are honored, as more fully described in the Administration Agreement, dated as of April 29, 2009, between Warranty SPV, the Borrower, Chrysler Motors LLC, Chrysler Canada, Chrysler de Mexico S.A. de C.V., and Chrysler International Corporation.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Zero Coupon Note”: as defined in Section 4.1(a).

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Group Members not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, or voluntarily become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, (vi) references to any Person shall include its successors and assigns and (vii) any reference to any law or regulation shall, unless otherwise specified, include any successor or superseding legislation or regulatory provision, such law or regulation, or successor or superseding legislation or regulatory provision, as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Conversion of Foreign Currencies. (a) For purposes of this Agreement and the other Loan Documents, with respect to any monetary amounts in a currency other than Dollars, the Dollar Equivalent thereof shall be determined in accordance with the definition of Dollar Equivalent.

(b) The Lender may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Tranche B Commitment. Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the “Tranche B Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Commitment. The Tranche B Loan may from time to time be Eurodollar Loans or, solely in the circumstances specified in Section 2.10(e) and Section 2.12, ABR Loans. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

2.2 Procedure for Tranche B Borrowing. The Borrower shall deliver to the Lender a Borrowing Notice (which Borrowing Notice must be received by the Lender prior to 10:00 a.m. (New York City time) on the anticipated Closing Date) requesting that the Lender make the Tranche B Loan on the Closing Date, which Borrowing Notice shall specify (A) the amount of the Tranche B Loan requested from the Lender and (B) the amount of loans concurrently requested by Chrysler Canada under the Canadian Facility Agreement. The Lender shall make the amount of the Tranche B Loan available to the Borrower at the Funding Account on the Closing Date in immediately available funds.

2.3 Tranche C Commitment. Subject to the terms and conditions hereof, the Lender agrees to make term loans (each, a “Tranche C Loan”) to the Borrower from time to time during the Tranche C Commitment Period in an aggregate amount not exceeding the Tranche C Commitment, provided that the GMAC Sublimit may only be utilized to borrow GMAC Loans. The Tranche C Loans may from time to time be Eurodollar Loans or, solely in the circumstances specified in Section 2.10(e) and Section 2.12, ABR Loans. Any borrowing of Tranche C Loans shall reduce the Tranche C Commitment in like amount, and amounts borrowed under this Section 2.3 and repaid or prepaid may not be reborrowed.

2.4 Procedure for Borrowing and Funding. The Borrower may borrow Tranche C Loans on any Business Day during the Tranche C Commitment Period in an aggregate principal amount not to exceed the Tranche C Commitment, provided that, the Borrower shall deliver to the Lender a Borrowing Notice (which Borrowing Notice must be received by the Lender prior to 12:00 noon (New York City time), two Business Days prior to the requested Borrowing Date, or such shorter notice as agreed to by the Lender in its sole discretion) which Borrowing Notice for each Tranche C Loan shall specify (A) the amount of the Tranche C Loans requested from the Lender, (B) the amount of loans concurrently requested by Chrysler Canada under the Canadian Facility Agreement and (C) the aggregate amount of Tranche C Loans, if any, which are GMAC Loans. The aggregate amount of Tranche C Loans which are GMAC Loans may not exceed the GMAC Sublimit. The Lender shall make the amount of each borrowing of Tranche C Loans available to the Borrower at the Funding Account on the Borrowing Date requested by the Borrower in immediately available funds.

2.5 Additional Tranche C Loans. On the Closing Date, and without any further action by any party to this Agreement, $500,000,000 of Chrysler Holding LLC’s loans under the Existing UST Loan Agreement shall be automatically assumed by the Borrower under this Agreement and shall be deemed for all purposes to constitute Tranche C Loans in such amount hereunder as though made on the Closing Date.

2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower shall repay the outstanding Tranche B Loan on the Tranche B Maturity Date, and all outstanding Tranche C Loans on the Tranche C Maturity Date.

(b) Pursuant to Section 4.1(a), the Borrower shall execute and deliver the Initial Notes on the Closing Date. Following any assignment of the Loans or Commitments pursuant to Section 8.6, the Borrower agrees that, upon the request by the Lender, the Borrower shall promptly execute and deliver to such Lender Initial Notes reflecting the Loans and Commitments assigned and the Loans and Commitments retained by such Lender, if any.

2.7 Optional Prepayments; Tranche C Commitment Reductions. (a) The Borrower may at any time and from time to time prepay the Loans, the Additional Note or the Zero Coupon Note, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender no later than 12:00 noon (New York City time) on the date such prepayment is requested to be made, which notice shall specify (i) the date of such prepayment and (ii) the aggregate amount of such prepayment; provided that, (x) if a Loan, the Additional Note or the Zero Coupon Note is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16, and (y) neither the Additional Note nor the Zero Coupon Note may be prepaid prior to the date that the Loans and all interest thereon have been repaid in full in cash. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Except in the case of a payment of the remaining principal balance thereof, partial prepayments of Loans, the Additional Note and the Zero Coupon Note shall be in an aggregate principal amount of $25,000,000 or a whole multiple thereof. Optional prepayments pursuant to this Section 2.7(a) shall be applied in accordance with Section 2.8(e).

(b) The Borrower shall have the right, upon irrevocable notice delivered to the Lender no later than 12:00 noon (New York City time) on the date of such requested reduction or termination, to terminate the Tranche C Commitment or, from time to time, to reduce the amount of the Tranche C Commitment. Any such reduction shall be in an aggregate principal amount equal to $25,000,000 or a whole multiple thereof and shall reduce permanently the Tranche C Commitment then in effect.

2.8 Mandatory Prepayments and Commitment Reductions. (a) (i) If any term loan comprising Permitted First Lien Indebtedness is incurred by any Group Member, then, the Loans, the Additional Note and the Zero Coupon Note shall be prepaid, and the Tranche C Commitment shall be reduced, by an amount equal to 80% of the Net Cash Proceeds of such term loan in accordance with Section 2.8(e) (for the avoidance of doubt, prepayment is not required for any permitted revolving credit facility), or (ii) if any Indebtedness described in clause (n) of the definition of Permitted Indebtedness is incurred by any Group Member, then the Loans, the Additional Note and the Zero Coupon Note shall be prepaid, and the Tranche C Commitment shall be reduced, by an amount equal to the Lender’s Pro Rata Share of the Net Cash Proceeds of such receipt or incurrence as set forth in Section 2.8(e). Prepayments hereunder shall be made (i) in the case of a prepayment arising from the incurrence of debt of less than $100,000,000, no later than two Business Days after date of such incurrence, and (ii) in the case of a prepayment arising from the incurrence of debt of $100,000,000 or more, on the date of such incurrence. The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by any Group Member not permitted by Section 6.3. The Borrower shall cause Chrysler Canada to concurrently make prepayments to the Canadian Lender of the Canadian Loans and reductions of the Canadian Commitment in an aggregate amount equal to the Canadian Lender’s Pro Rata Share of the Net Cash Proceeds of any Indebtedness described in clause (ii). Any such prepayment shall be accompanied by a notice to the Lender specifying the amount of such prepayment and the amount of such concurrent payment of the Canadian Loans.

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof within 5 Business Days of receipt by such Group Member of such Net Cash Proceeds, the Loans shall be prepaid, and the Commitment shall be reduced, by an amount equal to 100% of the amount of such Net Cash Proceeds, as set forth in Section 2.8(e); provided that on each Reinvestment Prepayment Date, the Additional Note and the Zero Coupon Note shall be prepaid, and the Tranche C Commitment shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.8(e). The provisions of this Section 2.8 do not constitute a consent to the consummation of any Disposition not permitted by Section 6.4.

(c) On and after the GMAC Termination Date, the Tranche C Loans shall be prepaid in accordance with Section 2.8(e) in an amount equal to Ending Loss Sharing Payment Account Balance actually disbursed to the Borrower.

(d) On the date that is the seventh anniversary of the Closing Date,

(i) the Tranche C Loans shall be prepaid and the Tranche C Commitment shall be automatically reduced, as set forth in Section 2.8(f), by an amount equal to (i) 50% of the sum of the Tranche C Commitment as of the Closing Date plus the amount of Assumed Debt, minus (ii) the aggregate principal amount of optional and mandatory prepayments and commitment reductions with respect to Tranche C Loans made after the Closing Date but prior to such date;

(ii) the Additional Note shall be prepaid in an amount equal to 50% of the face amount of the Additional Note on the Closing Date; and

(iii) the Zero Coupon Note shall be prepaid in an amount equal to 50% of the face amount of the Zero Coupon Note on the Closing Date.

(e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Sections 2.8(a), 2.8(b) and 2.8(c) shall be applied, (i) first, to pay accrued and unpaid interest on, and expenses in respect of the Loans, the Additional Note and the Zero Coupon Note, to the extent then due and payable; (ii) second, to prepay the Loans; (iii) third, to the permanent reduction of any unused portion of the Tranche C Commitment; and (iv) fourth, to repay the Additional Note and the Zero Coupon Note. Each such prepayment of the Loans shall be applied in the direct order of maturity first, to the Tranche B Loans, and second, to the installments of Tranche C Loans. Each such prepayment of the Loans may not be reborrowed.

(f) Commitment reductions to be made pursuant to Section 2.8(d) and amounts to be applied in connection with prepayments pursuant to such Section shall be made or applied, as the case may be, as follows, (i) first, to the permanent reduction of any unused portion of the Tranche C Commitment, (ii) second, to pay accrued and unpaid interest on, and expenses in respect of, the Tranche C Loans, and (iii) third, to repay the Tranche C Loans.

(g) Amounts to be applied in connection with prepayments of the outstanding Loans pursuant to this Section 2.8 shall be applied, first, to ABR Loans, and second, to Eurodollar Loans, and amounts to be applied in connection with prepayments of the Additional Note and the Zero Coupon Note pursuant to this Section 2.8 shall be applied first, to ABR Notes, and second, to Eurodollar Notes, and, in each case, in accordance with Section 2.8(e) or Section 2.8(f), as applicable. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and without premium or penalty.

2.9 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans shall be in such amounts and be made pursuant to such elections so that no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.10 Interest Rates and Payment Dates/Fee Payment Dates/Fees. (a) Unless converted to ABR Loans or ABR Notes, as the case may be, pursuant to Section 2.10(d) or Section 2.12, all Loans, the Additional Note and, from and after the GMAC Termination Date, the Zero Coupon Note shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin (as may be increased pursuant to Section 7.2(a)), provided, that until December 31, 2009, interest on the Loans shall be PIK Interest and shall not be paid in cash; provided further, that at the end of each Interest Period, PIK Interest accruing during such Interest Period pursuant to the previous proviso will be added to the principal balance of the applicable Loan and will bear interest at the rate applicable to such Loan in accordance with Section 2.10.

(b) Subject to Section 2.15, Tranche C Loans shall also bear PIK Interest on a quarterly basis in an amount equal to $17,000,000 per quarter, which will accrete on a straight line basis through the Tranche C Maturity Date. On each Interest Payment Date, PIK Interest accruing during the Interest Period then ended pursuant to Section 2.10(b) will be added to the principal balance of the Tranche C Loans and will bear interest at the rate applicable to Tranche C Loans in accordance with Section 2.10.

(c) Each ABR Loan and ABR Note (including, after the GMAC Termination Date, the Zero Coupon Note) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin (as may be increased pursuant to Section 7.2(a)); provided, that until December 31, 2009, interest on the ABR Loans shall be PIK Interest and shall not be paid in cash); provided further, that at the end of each Interest Period, PIK Interest accruing during such Interest Period pursuant to the previous proviso will be added to the principal balance of the applicable Loan and will bear interest at the rate applicable to such Loan in accordance with Section 2.10.

(d) When any Event of Default has occurred and is continuing and the Lender has determined in its sole discretion not to permit such continuations, no Eurodollar Loan may be continued as such, and no Eurodollar Note may be continued as such.

(e) (i) If all or a portion of the principal amount of any Loan, the Additional Note or the Zero Coupon Note shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum, and (ii) if all or a portion of any interest payable on any Loan, the Additional Note or the Zero Coupon Note or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans or the ABR Notes, as the case may be, plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(f) Interest payable in cash shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.

(g) Notwithstanding anything to the contrary in this Agreement, if any of the Obligations described herein would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, then on the first Interest Payment Date after the fifth anniversary of the Closing Date (or if the date of issue of such Obligations for purposes of Section 163(i)(1) of the Code is not the Closing Date, such other date of issue) and on each Interest Payment Date thereafter, the Company shall pay an amount of principal and interest on the applicable Obligations (in each case in cash) as is necessary to permit current deductibility of interest expense relating to such Obligations under the rules relating to “applicable high yield discount obligations”, as set forth in Section 2.8(e), as applicable. No partial prepayment of any of the Obligations described herein pursuant to any other provision of this Agreement will alter the Borrower’s obligation to make the payments under this Section 2.10(g) with respect to any Obligations that remain outstanding.

2.11 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that with respect to ABR Loans and ABR Notes the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-) day year for the actual days elapsed. The Lender shall, as soon as practicable, and promptly, notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable, and promptly, notify the Borrower of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to Section 2.10.

2.12 Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:

(i) the Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii) the Lender shall have reasonably determined that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lender (as conclusively certified by the Lender) of making or maintaining its affected Loans during such Interest Period;

the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given pursuant to clause (i) or (ii) of this Section 2.12(a) in respect of Eurodollar Loans, then any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans, and the Additional Note and, after the GMAC Termination Date, the Zero Coupon Loans shall be converted to ABR Notes. Until such relevant notice has been withdrawn by the Lender, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans or ABR Notes to Eurodollar Notes.

(b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Eurodollar Loans or Eurodollar Notes as contemplated by this Agreement, the Lender shall give notice thereof to the Borrower describing the relevant provisions of such Requirement of Law, following which, (i) in the case of Eurodollar Loans, (A) the commitment of the Lender hereunder to make Eurodollar Loans and continue Eurodollar Loans as such and (B) the Lender’s outstanding Eurodollar Loans shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans and (ii) in the case of Eurodollar Notes, the Eurodollar Notes shall be converted automatically on the last day of the then current Interest Period with respect to such Eurodollar Note (or within such earlier period as may be required by law) to ABR Notes. If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 2.16.

2.13 Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 p.m. (New York City time) on the due date thereof to the Lender at its Funding Office in Dollars and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

2.14 Reduction of the Additional Note. Any amounts owing in respect of the Additional Note shall be reduced (i) at the time of any Additional GMAC Transfer made pursuant to and in accordance with Section 6.1(f) of the GMAC Master Agreement by the portion of the amount of such Additional GMAC Transfer which the Borrower shall have allocated (in its sole discretion) to the reduction of the Additional Note, and (ii) on the GMAC Termination Date, by the amount, if any, of the portion of any GMAC Loss Sharing Payment Account Shortfall on the GMAC Termination Date which the Borrower shall have allocated (in its sole discretion) to the reduction of the Additional Note, in each case as notified by the Borrower to the Lender on or prior to such date; provided, that for the avoidance of doubt, the amount of the Additional Note shall not be reduced to an amount less than $0. If the portion of any amount of any Additional GMAC Transfer or the amount of the GMAC Loss Sharing Payment Account Shortfall which the Borrower has allocated to the reduction of the Additional Note shall exceed the amount outstanding under the Additional Note, such excess shall be applied to reduce the amount of future PIK Interest in accordance with Section 2.15, notwithstanding the Borrower’s allocation thereof to the reduction of the Additional Note. In no event shall the sum of (x) aggregate reduction of the Additional Note and (y) PIK Reduction Amount used to calculate future PIK Interest payments from (i) any Additional GMAC Transfer exceed the amount of such Additional GMAC Transfer, and (ii) the GMAC Loss Sharing Payment Account Shortfall exceed the amount of the Loss Sharing Payment Account Shortfall.

2.15 Reduction of PIK Interest.

(a) From and after the date on which any prepayments of the Tranche C Loans shall have occurred, the amount of each quarterly payment of PIK Interest payable subsequent to such date incurred pursuant to Section 2.10(b) shall be reduced by an amount equal to (x) the Applicable Reduction Percentage multiplied by (y) $17,000,000.

(b) In addition, future payments of PIK Interest may be further reduced (i) at the time of any Additional GMAC Transfer made pursuant to and in accordance with Section 6.1(f) of the GMAC Master Agreement by applying the portion of the amount of such Additional GMAC Transfer which the Borrower shall have allocated (in its sole discretion), or shall have otherwise been allocated pursuant to the penultimate sentence of Section 2.14, to the reduction of future PIK Interest under Section 2.10(b), and (ii) on the GMAC Termination Date, by applying the portion of the amount of any GMAC Loss Sharing Payment Account Shortfall on the GMAC Termination Date which the Borrower shall have allocated (in its sole discretion), or shall have otherwise been allocated pursuant to the penultimate sentence of Section 2.14, to the reduction of future PIK Interest under Section 2.10(b), in each case (other than in the case of an allocation pursuant to the penultimate sentence of Section 2.14), as notified to the Lender at or prior to the time of such reduction (unless automatically allocated pursuant to Section 2.14); provided, however, that in no event shall the sum of (x) the aggregate reduction of the Additional Note and (y) the PIK Reduction Amount used to calculate future PIK Interest payments from any Additional Transfer or the Loss Sharing Payment Account Shortfall, as the case may be, exceed the amount of such Additional Transfer or the amount of the Loss Sharing Payment Account Shortfall, as applicable. If the Borrower applies either of these amounts (a “PIK Reduction Amount”) to reduce PIK Interest, (a) the reduction shall be applied first, to reduce PIK Interest on the next Interest Payment Date, and thereafter, to reduce PIK Interest due on succeeding Interest Payment Dates in direct chronological order, and (b) the amount of the reduction of PIK Interest on such Interest Payment Date shall be such that the present value of all such reductions (calculated at a discount rate of the Eurodollar Rate plus 5%) as of the Termination Date or the date the Additional Transfer is made, as applicable, equals the PIK Reduction Amount.

2.16 Indemnity. The Borrower agrees to indemnify the Lender for, and to hold the Lender harmless from, any loss or expense that the Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any)

over (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by the Lender shall be conclusive in the absence of manifest error and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans, the Additional Note and the Zero Coupon Note and all other amounts payable hereunder.

2.17 Additional Consideration.

(a) In consideration of the Lender making available its Tranche B Commitment and making its Tranche B Loans, on the Closing Date the Lender shall receive 98,461 Class A membership units in the Borrower representing 9.85% of the total issued and outstanding membership units of the Borrower as of the Closing Date (the “Additional Equity Consideration”).

(b) In consideration of the Lender making available its Tranche C Commitment and making its Tranche C Loans, on the Closing Date the Borrower shall issue to the Lender the Additional Note referred to in Section 4.1(a). Subject to Section 2.14, the Additional Note shall be repayable on the Tranche C Maturity Date, and shall bear interest at the rate provided in Section 2.10 hereof. Interest on the Additional Note shall be payable on the dates and in the manner provided for Tranche C Loans hereunder. The obligations of the Borrower in respect of the Additional Note constitute Obligations for all purposes of the Loan Documents. The obligations of the Borrower under the Additional Note are guaranteed by the Guarantee, and secured by the Collateral, to the same extent as the Loans and the other Obligations, and the holder of the Additional Note is entitled to all of the rights and benefits thereof to the same extent as any other holder of any other Obligations.

(c) In consideration of the Lender making available financial accommodations to the Borrower hereunder, the Lender shall also receive the rights and benefits under that certain Equity Recapture Agreement dated May 29, 2009 among VEBA, UAW VEBA Holdco CH-00, LLC through UAW VEBA Holdco CH-12, LLC and the Treasury.

2.18 Zero Coupon Note. On the Closing Date, the Borrower shall issue to the Lender the Zero Coupon Note referred to in Section 4.1(a). The Zero Coupon Note shall be repayable on the Tranche C Maturity Date, and shall bear interest at the rate provided in Section 2.10 hereof. Following the GMAC Termination Date, Interest on the Zero Coupon Note shall be payable on the dates and in the manner provided for Tranche C Loans hereunder. The obligations of the Borrower in respect of the Zero Coupon Note constitute Obligations for all purposes of the Loan Documents. The obligations of the Borrower under the Zero Coupon Note are guaranteed by the Guarantee, and secured by the Collateral, to the same extent as the Loans and the other Obligations, and the holder of the Zero Coupon Note is entitled to all of the rights and benefits thereof to the same extent as any other holder of any other Obligations.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants to the Lender that:

3.1 No Change. (a) On the Closing Date, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect since September 30, 2008 and (b) on any date after the Closing Date on which the representations set forth in this Section 3.1 are made or deemed made pursuant to the Loan Documents, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect since the Closing Date.

3.2 Existence. Each Group Member (a) is duly organized, validly existing and (to the extent applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.3 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.14. The execution, delivery and performance of the Transaction Documents do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described or required to be described in Section 3.05(b) of the Company Disclosure Letter (as defined in the Master Transaction Agreement) and other immaterial consents, approvals, authorizations, filings and notices that have been obtained or made and which are in full force and effect, (b) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which notices have been made and periods have elapsed and (c) the requirements of Antitrust Laws (as defined in the Master Transaction Agreement) of any other relevant jurisdiction, which requirements have been satisfied, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation of the Related Transactions and would not have a Company Material Adverse Effect (as defined in the Master Transaction Agreement). Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party that the Borrower would be required to file as a “Material Contract” under Item 601(10) of Regulation S-K of the Exchange Act, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Material Contract (other than the Liens created by the Security Documents).

3.5 Litigation. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

3.6 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations except where such default would not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.7 Ownership of Property. The Borrower and each Initial Subsidiary Guarantor, as applicable, has title in fee simple or leasehold, as applicable, to the Mortgaged Property and has good title to or is lessee of all of its other property material to the operation of their respective businesses and none of such property is subject to any Lien except Permitted Liens; provided, that the foregoing representation shall not be deemed to have been incorrect, with respect to defects in title to any material real property, if such defects would not be reasonably expected to detract from the current use or operation of the affected real property in any material respect.

3.8 Intellectual Property. The Borrower and each Initial Subsidiary Guarantor owns, or have the right to use, all Intellectual Property that is material to the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending against any Group Member, challenging or questioning the use, validity or enforceability of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the knowledge of the Borrower, each Group Member’s use of its Intellectual Property does not infringe on the rights of any Person, nor has the Borrower or any Group Member received any notice that the Borrower or any Group Member’s use of its Intellectual Property infringes on the rights of any Person, except for such instances which would not reasonably be expected to have a Material Adverse Effect.

3.9 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board.

3.10 Labor Matters. None of the Group Members is engaged in any unfair labor practice that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Group Member, or to the knowledge of the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Group Member, or to the knowledge of the Borrower, threatened against any of them, (b) no strike or work stoppage in existence, or to the knowledge of the Borrower, threatened involving any Group Member, and (c) to the knowledge of the Borrower, no union representation question existing with respect to the employees of any Group Member and, to the knowledge of the Borrower, no union organization activity that is taking place, except, in each case of the foregoing clauses (a), (b) or (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.11 ERISA. (a) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, none of the following has occurred: (i)(A) a Reportable Event with respect to any Plan; (B) an “accumulated funding deficiency” with respect to any Plan (within the meaning of section 412 of the Code or section 302 of ERISA), and, on and after the effectiveness of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of section 412 of the Code or section 302 of ERISA), whether or not waived; (C) the filing pursuant to section 412 of the Code or section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (D) the failure to make by its due date a required installment under section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (E) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (F) on and after the effectiveness of the Pension Act, a determination that any Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (G) the receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under section 4042 of ERISA; (H) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (I) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, in Insolvency or in Reorganization or, on and after the effectiveness of the Pension Act, is or is reasonably expected to be in endangered or critical status, within the meaning of section 432 of the Code or section 305 or Title IV of ERISA, or has been or is reasonably expected to be terminated within the meaning of Title IV of ERISA; (ii) each of the Borrower and any Commonly Controlled Entity is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations with respect to any Plan; (iii) the present value of all accrued benefits under each Plan of the Borrower and any Commonly Controlled Entity (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits and the present value of all accrued benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) does not exceed the value of the assets of all such underfunded Plans; (iv) a non-exempt “prohibited transaction” (within the meaning of section 406 of ERISA or section 4975 of the Code) involving any Plan; and (v) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement have been accrued in accordance with Statement of Financial Accounting Standards No. 106.

(b) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material applicable provisions of law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Plan or Foreign Benefit Arrangement and (B) with the terms of such plan or arrangement.

3.12 Investment Company Act. No Loan Party is an “investment company,” or is a company “controlled” by a Person that is required to register as an “investment company,” within the meaning of the Investment Company Act of 1940.

3.13 Subsidiaries; Pledged Equity; Joint Ventures. Except as disclosed to the Lender by the Borrower in writing from time to time after the Closing Date, (a) Schedule 3.13(a) sets forth the name and jurisdiction of incorporation or formation of each Subsidiary Guarantor, each other Subsidiary (to the extent that interests in its Capital Stock is owned by a Loan Party), and each first tier 956 Subsidiary whose Capital Stock is owned by a Loan Party and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and the percentage thereof pledged pursuant to the Security Documents; (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary or any first tier 956 Subsidiary, in each case, whose Capital Stock is owned by a Loan Party, except (i) as created by the Loan Documents and (ii) with respect to any JV Subsidiary; and (c) Schedule 3.13(c) sets forth the name and jurisdiction of incorporation or formation of (i) each joint venture to which the Borrower or a Subsidiary is a party and in which the Net Book Value of the investment of the Borrower or any of its Subsidiaries is greater than $25,000,000 and (ii) each JV Subsidiary.

3.14 Security Documents. (a) The Security Agreement is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement, when any stock certificates representing such Pledged Stock are delivered to the Lender, and in the case of the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.14(a) (which financing statements have been duly completed and delivered to the Lender) and such other filings as are specified on Schedule 7 to the Security Agreement have been completed, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest, if any, that the Loan Parties now have or may hereafter acquire in and to such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.2); provided, however, that in the case of Intellectual Property, no representation or warranty is made with respect to the perfection of any security interest in Intellectual Property arising under the laws of any country other than the United States.

(b) Each of the Mortgages is effective to create in favor of the Lender a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on Schedule 3.14(b) (in the case of the Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 5.7(h)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage). To the knowledge of the Borrower, Schedule 1.1D includes, as of the Closing Date, each real property owned in fee by the Loan Parties and each leasehold interest in real property of the Loan Parties in each case having a market value (together with improvements thereon) of at least $5,000,000.

(c) The Fiat Pledge Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Fiat Pledge Agreement, when any stock certificates representing such Pledged Stock are delivered to the Lender, and in the case of the other Collateral described in the Fiat Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.14(a) (which financing statements have been duly completed and delivered to the Lender) the Fiat Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest, that Fiat may now have and may hereafter acquire in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Fiat Pledge Agreement), in each case prior and superior in right to any other Person.

3.15 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(i) to the knowledge of the Borrower the facilities and properties owned, leased or operated by any Group Member (as used in this Section 3.15, the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or would reasonably be expected to give rise to liability under, any Environmental Law;

(ii) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge that any such notice will be received or is being threatened;

(iii) no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would be reasonably be expected to give rise to liability under, any applicable Environmental Law, nor, to the knowledge of the Borrower, have Materials of Environmental Concern been transported or disposed of from the Properties in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability under, any Environmental Law;

(iv) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other written orders, or other written administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(v) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under Environmental Laws;

(vi) to the knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination that would reasonably be expected to give rise to liability under Environmental Laws at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(vii) to the knowledge of the Borrower, no Group Member has assumed any liability of any other Person under Environmental Laws which is expected to result in claims against or liabilities of the Borrower.

3.16 Accuracy of Information, etc. No statement or information contained in any document, certificate or statement, taken as a whole, furnished by or on behalf of any Loan Party to the Lender for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein in the other Loan Documents, or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents.

3.17 Taxes. Each Group Member has timely filed or caused to be filed all federal, state and other material Tax returns that are required to be filed and all such Tax returns are true and correct in all material respects and has timely paid all material Taxes levied or imposed on it or its property (whether or not shown to be due and payable on said returns) or on any assessments made against it or any of its property and all material other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no Tax Lien (except for any Tax Lien that arises in the ordinary course for Taxes not yet due and payable) has been filed; each Group Member has satisfied all of its material Tax withholding obligations; and, except as disclosed in the “Company Disclosure Letter”, as defined in the Master Transaction Agreement, there are no current, pending or threatened audits, examinations or claims with respect to any Tax of any Group Member and no Group Member has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4.

3.18 [Reserved].

3.19 Certain Documents. The Borrower has delivered to the Lender a complete and correct copy of the Transaction Documents, including any amendments, supplements or modifications with respect to any of the foregoing.

3.20 Use of Proceeds. The proceeds of the Loans shall be used to finance the consideration to be paid under the Master Transaction Agreement and to finance the payment of fees and expenses related to the Related Transactions and the Loan Documents, and for the working capital purposes of the Borrower and its Subsidiaries; provided, that the GMAC Loans shall be used solely to fund Additional GMAC Transfers.

3.21 USA PATRIOT Act. (a) Neither any Loan Party nor any of its respective Affiliates over which it exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) Neither any Loan Party nor any of its Subsidiaries or Affiliates: (1) is targeted by United States or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person; or (4) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

(c) None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or is located in a Prohibited Jurisdiction.

Each Loan Party has established an anti-money laundering compliance program that it may be required to establish by any applicable anti-money laundering laws and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”).

3.22 Embargoed Person. (a) None of any Loan Party’s assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in a Loan Party if the result of such interest would be that any Loan would be in violation of law; (c) no Loan Party has engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) no Loan Party nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 3.21, no Loan Party shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

3.23 Certain Qualifications as to the Representations and Warranties. Notwithstanding the foregoing, each representation and warranty hereunder made on the Closing Date or within five Business Days thereafter shall be subject to and qualified by the same exceptions, limitations and exclusions applicable to the corresponding representations and warranties, if any, set forth in the Master Transaction Agreement and the Company Disclosure Letter. On the fifth Business Day after the Closing Date, the Borrower shall be deemed to represent to the Lender that all of the representations and warranties set forth in this Agreement, after giving effect to the application of the definitive Schedules delivered pursuant to Section 5.2(d) are true and correct as of such date and were true and correct as of the Closing Date, without qualification of the exceptions, limitations and exclusions set forth in the Master Transaction Agreement and the Company Disclosure Letter.

SECTION 4

CONDITIONS PRECEDENT

4.1 Conditions to Initial Extensions of Credit. The effectiveness of this Agreement and agreement of the Lender to make the initial extension of credit requested to be made by it under the Commitments is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Security Documents. The Lender shall have received the following documents, which shall be in form satisfactory to the Lender:

(i) this Agreement executed and delivered by the Borrower;

(ii) the Security Agreement, executed and delivered by the Borrower and each Initial Subsidiary Guarantor;

(iii) a promissory note of the Borrower evidencing the Tranche B Commitment, substantially in the form of Exhibit G-1 (the “Initial Tranche B Note”), and a promissory note of the Borrower evidencing the Tranche C Commitment, substantially in the form of Exhibit G-1 (the “Initial Tranche C Note”), each with appropriate insertions as to date and principal amount;

(iv) an Additional Note in a principal amount equal to $288,000,000 as of the Closing Date, substantially in the form of Exhibit G-2 (the “Additional Note”);

(v) a zero coupon promissory note in the amount of the “Starting Loss Sharing Payment Account Balance” (as defined below), substantially in the form of Exhibit G-3 (the “Zero Coupon Note”);

(vi) the Guarantee, executed and delivered by each Initial Subsidiary Guarantor; and

(vii) the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, each executed and delivered by the Borrower and each Initial Subsidiary Guarantor (if applicable).

(b) Additional Equity Consideration. The Lender shall have received the Additional Equity Consideration.

(c) Corporate Structure; Tax Effects. The corporate records, corporate structure, capital structure, other debt instruments, material contracts, cash management systems, governing documents of the Borrower and its Subsidiaries and any Subsidiary Guarantor, Tax effects resulting from the Related Transactions and the Loans, the Additional Note and the Zero Coupon Note and the transactions contemplated hereby, shall conform with the information provided to the Lender in advance of the Closing Date or otherwise satisfactory to the Lender.

(d) Lien Searches. The Lender shall have received the results of a recent Lien search in each relevant jurisdiction (including with respect to intellectual property, the United States Copyright Office and the United States Patent and Trademark Office, but excluding any similar office or agency in any other country or any political subdivision thereof) with respect to the Borrower and its Subsidiaries, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by this Agreement or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lender.

(e) Environmental Matters. The Lender shall be satisfied with the environmental affairs of the Borrower and its Subsidiaries.

(f) Insurance. The Lender shall be satisfied with the insurance coverage obtained and/or maintained pursuant to and in accordance with Section 5.5 hereof including, without limitation, with respect to the insurance carrier, the risks insured, the policy limits and the deductibles. The Lender shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 5.5 hereof and Section 4.2 of the Security Agreement shall have been satisfied.

(g) Canadian Facility Agreement. The Canadian Facility Agreement shall have been or shall concurrently be amended to result in an aggregate increase in availability thereunder of at least CDN$1,116,250,000 and shall as so amended otherwise be in form and substance reasonably satisfactory to the Lender and shall have become (or simultaneously with the closing of this Agreement, shall become) effective.

(h) Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that materially or adversely affects any of the transactions contemplated hereby, or that has or would be reasonably likely to have a Material Adverse Effect.

(i) Consents. All authorizations, approvals and consents from Governmental Authorities or third parties for the execution and delivery of the Loan Documents shall have been obtained and be in full force and effect.

(j) No Default. No Default or Event of Default shall exist on the Closing Date.

(k) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Lender shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation (or equivalent organizational document) of each Loan Party, certified by the relevant authority of the jurisdiction of such Loan Party, (ii) a long-form good standing certificate for each Loan Party from its jurisdiction of organization to the extent available in such jurisdiction and (iii) a certificate of the Borrower, dated the Closing Date, to the effect that the conditions set forth in Section 4.1 and 4.2 have been satisfied.

(l) Legal Opinions. The Lender received the executed legal opinion of (i) Sullivan & Cromwell LLP, New York counsel to the Borrower, substantially in the form of Exhibit E-1, as to New York law, United States federal law and the Delaware Limited Liability Company Act, (ii) in-house counsel to the Loan Parties, substantially in the form of Exhibit E-2, and (iii) from such special and local counsel as may be reasonably required by the Lender. The Lender shall have received copies of the legal opinions delivered by the Sellers to the Borrower and its Subsidiaries in connection with the Related Transactions, together with reliance letters with respect thereto in favor of the Lender.

(m) [Reserved].

(n) Waivers.

(i) A waiver shall have been duly executed by each Loan Party and delivered to the Lender, in substantially the form attached hereto as Exhibit D-1, releasing the Lender from any claims that any Loan Party may otherwise have as a result of (A) any modifications to the terms of any Specified Benefit Plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and the executive compensation requirements of Section 5.10 and (B) the Loan Parties’ failure to pay or accrue any bonus or incentive compensation as a result of any action referenced in this Agreement;

(ii) A waiver shall have been duly executed by each SEO and delivered to the Lender, in substantially the form attached hereto as Exhibit D-2, releasing the Lender from any claims that any SEO may otherwise have as a result of any modifications to the terms of any Specified Benefit Plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and the executive compensation requirements of Section 5.10;

(iii) A consent and waiver shall have been duly executed by each SEO and delivered to the Loan Parties (with a copy to the Lender), in substantially the form attached hereto as Exhibit D-3, releasing the Loan Parties from any claims that any SEO may otherwise have as a result of any modification of the terms of any Specified Benefit

Plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and the executive compensation requirements of Section 5.10;

(iv) A waiver shall have been duly executed by each Senior Employee and delivered to the Lender, in substantially the form attached hereto as Exhibit D-4, releasing the Lender from any claims that any Senior Employees may otherwise have as a result of the Loan Parties’ failure to pay or accrue any bonus or incentive compensation as a result of any action referenced in this Agreement;

(v) A consent and waiver shall have been duly executed by each Senior Employee and delivered to the Loan Parties (with a copy to the Lender), in substantially the form attached hereto as Exhibit D-5, releasing the Loan Parties from any claims that any Senior Employee may otherwise have as a result of the Loan Parties’ failure to pay or accrue any bonus or incentive compensation as a result of any action referenced in this Agreement; and

(vi) The Lender shall have received each of the foregoing waivers or consents.

(o) Pledged Stock; Stock Powers; Pledged Notes. The Lender shall have received (i) the certificates representing the shares of Capital Stock described on Schedule 3.13(a) (in each case, to the extent such Capital Stock is certificated and constitutes a “certificated security” under the UCC), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor, thereof and (ii) each promissory note described on Schedule 4.1(o), together with an undated endorsement for each such promissory note executed in blank by a duly authorized officer of the pledgor thereof.

(p) Filings, Registrations and Recordings. The Lender shall have received each Uniform Commercial Code financing statement listed on Schedule 3.14(a) in proper form for filing.

(q) [Reserved].

(r) Section 363 Sale Order. The sale of certain assets and the assignment and assumption of certain contracts of Chrysler Holding LLC, Chrysler LLC and certain of its subsidiaries to Borrower and its Subsidiaries pursuant to Section 363 of the United States Bankruptcy Code (the “Section 363 Sale”) shall have been approved by the Bankruptcy Court pursuant to an order (the “Section 363 Sale Order”) that is in form and substance satisfactory to the Lender (the Lender acknowledges that the form of Sale Order filed with the Bankruptcy Court on May 3, 2009 is satisfactory) and that has been entered and not stayed, which shall, among other things, (i) approve the Section 363 Sale, (ii) authorize the assumption and assignment to the Borrower and its Subsidiaries of the contracts included in the Section 363 Sale, (iii) approve the terms and conditions of the related asset purchase agreement and other agreements, (iv) provide that the Borrower and its Subsidiaries shall acquire the assets and contracts being transferred pursuant to the Section 363 Sale free and clear of all liens, claims, encumbrances and other obligations (other than those liens, claims, encumbrances and other obligations expressly assumed pursuant to the Section 363 Sale), and (v) contain such other terms, conditions and provisions as are customary in transactions similar to the Section 363 Sale, including, without limitation, findings that the Borrower and its Subsidiaries are good faith purchasers pursuant to Section 363 of the Bankruptcy Code, that the Section 363 Sale is not subject to fraudulent transfer or similar challenge, and limitations on the Borrower and its Subsidiaries’ successor liabilities.

(s) Transactions. The Lender and its counsel shall be reasonably satisfied that the terms of the Related Transactions and of the Transaction Documents are consistent in all material respects with the information provided to the Lender in advance of the date hereof or are otherwise reasonably satisfactory to the Lender (the Lender acknowledges that the form of Transaction Documents provided to it on or prior to the date hereof are satisfactory. The Transaction Documents shall have been duly executed and delivered by the parties thereto, all conditions precedent to the Related Transactions set forth in the Transaction Documents shall have been satisfied (and not waived in a manner adverse to the Lender without the Lender’s consent), and the Related Transactions shall have been consummated pursuant to such Transaction Documents, and no provision thereof shall have been waived, amended, supplemented or otherwise modified, in each case in a manner adverse to the Lender, without the Lender’s consent.

(t) Business Plan. The Lender shall have received a copy of the Borrower’s business plan (the business plan delivered to the Lender on the Closing Date, the “Business Plan”).

4.2 Conditions to Each Extension of Credit. The agreement of the Lender to make any Loan requested to be made by it hereunder on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on such date immediately prior to or after giving effect to the extensions of credit requested to be made on such date.

(c) Borrowing Certificate. The Lender shall have received a duly completed and executed Borrowing Certificate from a Responsible Officer of the Borrower.

(d) Use of Proceeds Statement. The Lender shall have received an officer’s certificate signed by a Responsible Officer of the Borrower that sets forth in reasonable detail the intended use of the requested Loan (each, a “Use of Proceeds Statement”).

(e) Canadian Loans. With respect to Loans made hereunder after the first $3,154,300,000 of Loans hereunder, the Canadian Lender shall have advanced (and the Borrower shall have provided evidence satisfactory to the Lender of satisfaction of the conditions to such advance), substantially contemporaneously with the Loans hereunder, loans under the Canadian Facility Agreement in an amount equal to 20% of the sum of the Loans advanced hereunder on such date plus the loans advanced under the Canadian Facility Agreement on such date.

Except with respect to any borrowing described in Section 4.3, each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 4.2 have been satisfied.

4.3 Conditions to GMAC Loans. Notwithstanding anything to the contrary herein, any GMAC Loan requested to be made in accordance with Section 2.3 shall be subject only to the satisfaction of the condition that the Treasury shall have received a Use of Proceeds Statement; provided that, the GMAC Loans may be used solely to fund Additional GMAC Transfers.

SECTION 5

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment remains in effect or any Loan, the Additional Note, the Zero Coupon Note, or any interest or fee payable hereunder or under the Additional Note or the Zero Coupon Note, is owing to the Lender:

5.1 Financial Statements. The Borrower shall deliver to the Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and comprehensive income, member’s interest and of cash flows for such year (other than with respect to the fiscal period ending December 31, 2009, for which the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related audited consolidated statements of operations and comprehensive income, member’s interest and cash flows shall be for the period commencing on the Closing Date and ending on December 31, 2009) and commencing with the fiscal period ending December 31, 2011, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal period ending September 30, 2009, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and comprehensive income, member’s interest and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter and commencing with the fiscal quarter ending March 31, 2011, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of normal year-end audit adjustments, footnotes and with respect to the fiscal period ending September 30, 2009, adjustments for purchase accounting); provided that for the fiscal period ended September 30, 2009 the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related unaudited consolidated statements of operations and comprehensive income, member’s interest and cash flows shall be for the period commencing on the Closing Date and ending on September 30, 2009.

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (subject, in the case of clause (b) of this Section 5.1, to the absence of normal year-end audit adjustments and the absence of footnotes, and except as otherwise approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein or otherwise excepted herein) consistently throughout the periods reflected therein and with prior periods.

5.2 Compliance and Other Information. The Borrower shall deliver to the Lender:

(a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Lender (x) a description of any change in the jurisdiction of organization of any Loan Party, (y) a description of any Person that has become a Group Member in each case and (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

(b) as soon as practicable prior to the effectiveness thereof, copies of substantially final drafts of any material amendment, supplement, waiver or other modification with respect to the Transaction Documents;

(c) promptly following any written request by the Lender therefor, on and after the effectiveness of the Pension Act, copies of (i) any documents described in section 101(k) of ERISA that the Borrower or any Commonly Controlled Entity may request with respect to any Multiemployer Plan and (ii) any notices described in section 101(l) of ERISA that the Borrower or any Commonly Controlled Entity may request with respect to any Plan or Multiemployer Plan; provided, that if the Borrower or any Commonly Controlled Entity has not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, the Borrower or the applicable Commonly Controlled Entity shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to the Lender promptly after receipt thereof;

(d) as soon as available and in any event within five (5) Business Days following the Closing Date, updated definitive Schedules to this Agreement, and by June 30 and December 31 of each year, commencing in the year 2010, updated Schedules 1.1D, 1.1F, 3.13(a), 3.13(c), 3.14(a) and 3.14(b) to this Agreement and 1.1 and 3 to the Security Agreement, which shall be true, accurate and complete in all material respects as of the last Business Day of such fiscal period;

(e) within fifteen (15) days after the conclusion of each calendar month, beginning with the month in which the Closing Date occurs, a certification signed by a Responsible Officer of the Borrower and its Subsidiaries that (i) the Expense Policy conforms to the requirements set forth herein; (ii) the Borrower and its Subsidiaries are in compliance with the Expense Policy; and (iii) there have been no material amendments to the Expense Policy or deviations from the Expense Policy other than those that have been disclosed to and approved by the Lender;

(f) on the last day of each fiscal quarter beginning with the second fiscal quarter of 2009, certifying that each Group Member has complied with and is in compliance with the provisions set forth in Section 5.10. Such certification shall be made to the TARP Compliance Office of the United Stated government by an SEO of the Borrower, subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001; and

(g) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

5.3 Maintenance of Existence; Payment of Obligations; Compliance with Law. (a) The Borrower will, and will cause the Group Members taken as a whole to, continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business, except to the extent that failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will, and will cause each Group Member to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) as would not constitute an Event of Default under Sections 7.1(f) or (g) hereof.

(c) The Borrower will, and will cause each Group Member to, comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Payments of Taxes. The Borrower will and will cause each Group Member to timely file or cause to be filed all federal, state and other material Tax returns that are required to be filed and all such tax returns shall be true and correct and to timely pay and discharge or cause to be paid and discharged promptly all material Taxes, assessments and governmental charges or levies imposed upon the Borrower or any of the other Loan Parties or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a material Lien or charge upon such properties or any part thereof; provided that it shall not constitute a violation of the provisions of this Section 5.4 if the Borrower or any of the other Loan Parties shall fail to pay any such tax, assessment, government charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

5.5 Maintenance of Property; Insurance. (a) The Borrower will, and will on behalf of each other Group Member, keep all material property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Borrower will, and on behalf of each Group Member will, maintain, as appropriate, with insurance companies that the Borrower believes (in the good faith judgment of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts reasonable and prudent in light of the size and nature of its business and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the Borrower) are reasonable in light of the size and nature of its business. Primary liability and property policies maintained by the Borrower will name Lender as additional insured or additional loss payee, respectively.

5.6 Notices.

(a) Promptly upon a Responsible Officer of the Borrower becoming aware thereof, the Borrower shall give notice to the Lender of:

(i) the occurrence of any Default or Event of Default;

(ii) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that, in either case, (i) or (ii) if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(iii) [Reserved];

(iv) the following events, as soon as practicable and in any event within 30 days after the Borrower obtains knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Plan; a failure to make any required contribution to a Plan or Multiemployer Plan; (ii) on and after the effectiveness of the Pension Act, a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (iii) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or the determination that any Multiemployer Plan is in endangered or critical status, within the meaning of section 432 of the Code or section 305 or Title IV of ERISA, or (iv) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Multiemployer Plan; except, in the case of any or all of (i) through (iv), as would not reasonably be expected to result in a Material Adverse Effect;

(v) as soon as practicable and in any event within 30 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Group Members, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Group Member;

(vi) any development or event that would be required to be reported in a filing on Form 8-K under the Exchange Act if the Borrower were a public reporting company; and

(vii) the borrowing or prepayment of a Canadian Loan or any change in the Canadian Commitment.

(b) Within 30 days following the end of each calendar quarter, the Borrower shall give notice to the Lender of any litigation or proceeding commenced during such quarter affecting any Group Member (i) in which the amount involved is $50,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought and which would reasonably be expected to have a Material Adverse Effect, or (iii) which relates to any Loan Document.

(c) Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.7 Additional Collateral, etc. (a) With respect to any Additional Guarantor created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary or Transparent Subsidiary), within 30 days after the formation or acquisition of such Subsidiary (i) execute and deliver to the Lender such amendments to the Security Agreement as shall be necessary to grant to the Lender a valid and perfected security interest in the Capital Stock of such Additional Guarantor, (ii) deliver to the Lender the certificates, if any, representing such Capital Stock (to the extent constituting “certificated securities” under the applicable UCC), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such Additional Guarantor (A) to become a party to the Security Agreement and the Guarantee and (B) to take such actions as are necessary to grant to the Lender a valid and perfected security interest in the Collateral described in the Security Agreement with respect to such Additional Guarantor, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Lender, and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

(b) Subject to Section 5.7(i), within 30 days after the formation or acquisition of any new Subsidiary the Capital Stock of which is owned directly by the Borrower or any Subsidiary Guarantor, the Borrower shall (or shall cause the relevant Subsidiary Guarantor to) (i) execute and deliver to the Lender such amendments or supplements to the Security Agreement as shall be necessary to grant to the Lender a valid and perfected security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or such Subsidiary Guarantor, and (ii) deliver to the Lender the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Subsidiary Guarantor, and take such other action as may be reasonably requested by the Lender in order to perfect the Lender’s security interest therein including, with respect to any Foreign Subsidiary, the execution and delivery of a pledge agreement or similar instrument governed by the law of the jurisdiction in which such Foreign Subsidiary is domiciled.

(c) The Borrower shall use its commercially reasonable efforts to (i) grant to the Lender a security interest in the Capital Stock of any newly formed or after-acquired joint venture (or a holding company parent thereof) owned directly by the Borrower or a Subsidiary Guarantor if the amount recorded by the Borrower or such Subsidiary Guarantor as its investment in such joint venture exceeds $25,000,000 and (ii) in the case of any domestic JV Subsidiary (other than an Excluded Subsidiary) to cause such JV Subsidiary to become a Subsidiary Guarantor (in each case, it being understood that such efforts shall not require any economic or other significant concession or result in any material adverse tax consequences with respect the terms or structure of such joint venture arrangements).

(d) Subject to Section 5.7(i), at the request of the Lender, the Borrower shall, within ten days of the Lender’s request, (i) cause any Transparent Subsidiary that directly holds the Capital Stock of any 956 Subsidiary or holds Capital Stock of any other Transparent Subsidiary to (A) to become a party to the Security Agreement, (B) to take such actions as are necessary to grant to the Lender a valid and perfected security interest in the Collateral described in the Security Agreement with respect to such Transparent Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Lender, and (C) to enter into such pledge agreements, security agreements and/or similar instruments each in form and substance reasonably satisfactory to the Lender (including as to the governing law thereof) that is necessary to grant a valid and perfected security interest in all of its property, (ii) deliver to the Lender the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Subsidiary, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

(e) Within 30 days after the occurrence thereof, the Borrower will notify the Lender of any change to the name, jurisdiction of incorporation or formation or legal form of the Borrower or any Subsidiary Guarantor.

(f) The Borrower shall, and shall cause each Group Member to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Lender with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from the Borrower or any Group Member in order to obtain such governmental consent, approval, recording, qualification or authorization.

(g) By June 30 and December 31 of each year, the Borrower shall deliver to the Lender a notice containing a list of all Intellectual Property that has been Registered by the Borrower or any Loan Party in the United States or that qualifies as a Key Foreign Trademark or Key Foreign Patent since the last such notice was delivered (or in the case of the first notice, since the Closing Date), and shall take such steps as the Lender may reasonably request in order to perfect the security interests granted in such Collateral.

(h) Upon the acquisition by the Borrower or any other Loan Party of fee interests in real property after the Closing Date having an aggregate value of $100,000,000, with respect to any fee interest in any real property having a value (together with improvements thereon) of at least $5,000,000 acquired after the Closing Date by any Loan Party, which interest or rights were acquired in one or a series of transactions after the Closing Date by any Loan Party (in each case, other than any such real property subject to (1) any Contractual Obligation or Requirement of Law that prohibits or restricts compliance with the terms and conditions of this Section 5.7(h) or (2) a Lien expressly permitted by Section 6.2), which, for the purposes of this paragraph, shall include any owned real property of any Loan Party that ceases to be subject to the foregoing restrictions, promptly (i) execute and deliver a Mortgage, in favor of the Lender covering such real property, (ii) if requested by the Lender, (x) provide (A) title insurance covering such real property to the extent available and (B) evidence of insurance covering such real property according to replacement cost, and (C) to the extent obtained by such Loan Party in connection with such acquisition, a current ALTA survey thereof, together with a surveyor’s certificate, and (y) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary or advisable by the Lender in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Lender, and (iii) if requested by the Lender deliver to the Lender legal opinions relating to the matters described above, which opinions shall be similar in form and substance to the opinions provided in connection with the Mortgage, and from counsel, reasonably satisfactory to the Lender; it being understood that at all times the Borrower shall have the right not to take any such action in respect of fee interests on real property having an aggregate value of $100,000,000 or less.

(i) Notwithstanding anything to the contrary herein, (i) in no case shall a Person be required to grant a security interest in any stock of a 956 Subsidiary (other than 100% of the non-voting stock (if any) and 65% of the Voting Stock of a first tier 956 Subsidiary), and (ii) in no case shall more than 65% of the Voting Stock of any 956 Subsidiary be directly or indirectly pledged if the pledge would result in deemed dividends to the Borrower or its owners pursuant to Section 956 of the Code.

5.8 Environmental Laws. The Borrower shall and shall cause each Group Member to comply in all respects with all applicable Environmental Laws, and obtain and comply in all respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, where the failure to comply with such Environmental Laws or obtain such licenses, approvals, notifications, registrations or permits would not reasonably be expected to have a Material Adverse Effect.

5.9 Inspection of Property; Books and Records; Discussions. During the Relevant Period, the Borrower shall, and shall cause each Group Member to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and (b) permit representatives of the Lender, the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States to visit and inspect any of its properties and examine and make abstracts from any of its books and records and other data delivered to them pursuant to the Loan Documents at any reasonable time during normal office hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with its independent certified public accountants.

5.10 Executive Privileges and Compensation. (a) During the Relevant Period, the Borrower shall cause each Group Member to comply with the following restrictions on executive privileges and compensation:

(i) Each Group Member shall take all necessary action to ensure that its Specified Benefit Plans comply in all respects with the EESA, including, without limitation, the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”), and shall not adopt any new Specified Benefit Plan (x) that does not comply therewith or (y) that does not expressly state and require that such Specified Benefit Plan and any compensation thereunder shall be subject to all relevant Compensation Regulations adopted, issued or released on or after the date any such Specified Benefit Plan is adopted. To the extent that the Compensation Regulations change during the period when any Obligations remain outstanding in a manner that requires changes to then-existing Specified Benefit Plans, the Borrower shall effect such changes to its Specified Benefit Plans as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 5.10(a)(i) (and shall be deemed to be in compliance for a reasonable period within which to effect such changes);

(ii) Each Group Member shall be subject to the limits on annual executive compensation deductibles imposed by section 162(m)(5) of the Code, as applicable;

(iii) No Group Member shall pay or accrue any bonus or incentive compensation to any Senior Employees except as may be permitted under the EESA or the Compensation Regulations;

(iv) No Group Member shall adopt or maintain any compensation plan that would encourage manipulation of its reported earnings to enhance the compensation of any of its employees; and

(v) Each Group Member shall maintain all suspensions and other restrictions of contributions to Specified Benefit Plans that are in place or initiated as of the Closing Date.

At all times during the Relevant Period, the Lender shall have the right to require any Group Member to claw back any bonuses or other compensation, including golden parachutes, paid to any Senior Employees in violation of any of the foregoing.

(b) Within 120 days after the Closing Date, the Borrower shall cause the principal executive officer (or person acting in a similar capacity) of each Group Member to certify in writing to the Lender’s chief compliance officer that such Group Member’s compensation committee has reviewed the compensation arrangements of the SEOs with its senior risk officers and determined that the compensation arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of such Group Member. The Borrower shall cause each Group Member to preserve appropriate documentation and records to substantiate such certification in an easily accessible place for a period not less than three (3) years following the Maturity Date.

5.11 Restrictions on Expenses. (a) During the Relevant Period, the Loan Parties shall maintain and implement an Expense Policy and distribute the Expense Policy to all employees covered under the Expense Policy. Any material amendments to the Expense Policy shall require the prior written consent of the Lender, and any material deviations from the Expense Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall be reported to the Lender promptly after the Borrower obtains actual knowledge thereof.

(b) The Expense Policy shall, at a minimum: (i) require compliance with all Requirements of Law, (ii) apply to the Borrower and all of its Subsidiaries, (iii) govern (A) the hosting, sponsorship or other payment for conferences and events, (B) travel accommodations and expenditures, (C) consulting arrangements with outside service providers, (D) any new lease or acquisition of real estate, (E) expenses relating to office or facility renovations or relocations, and (F) expenses relating to entertainment or holiday parties, and (iv) provide for (A) internal reporting and oversight, and (B) mechanisms for addressing non-compliance with the Expense Policy.

5.12 Asset Divestiture. During the Relevant Period, with respect to any private passenger aircraft or interest in such aircraft that is owned or held by any Loan Party or any of its respective Subsidiaries on the Closing Date after giving effect to the transaction taking place thereon, such party shall demonstrate to the satisfaction of the Lender that it is taking all reasonable steps to divest itself of such aircraft or interest. In addition, no Loan Party shall acquire or lease any private passenger aircraft or interest in private passenger aircraft after the Closing Date.

5.13 Employ American Workers Act. During the Relevant Period, the Borrower shall comply, and the Borrower shall take all necessary action to ensure that its Subsidiaries comply, in all respects with the provisions of the EAWA.

5.14 Internal Controls; Recordkeeping; Additional Reporting. During the Relevant Period:

(a) the Borrower shall promptly establish internal controls to provide reasonable assurance of compliance in all material respects with each of the Borrower’s covenants and agreements set forth in Sections 5.10, 5.11, 5.12, 5.13 and 5.14(b) hereof and shall collect, maintain and preserve reasonable records evidencing such internal controls and compliance therewith, a copy of which records shall be provided to the Lender promptly upon request. On the 30th day after the last day of each calendar quarter (or, if such day is not a Business Day, on the first Business Day after such day) commencing with September 30, 2009, the Borrower shall deliver to the Lender (at its address set forth in Section 8.2) a report setting forth in reasonable detail (x) the status of implementing such internal controls and (y) the Borrower’s compliance (including any instances of material non-compliance) with such covenants and agreements. Such report shall be accompanied by a certification duly executed by an SEO of the Borrower stating that such quarterly report is accurate in all material respects to the best of such SEO’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001;

(b) the Borrower shall use its reasonable best efforts to account for the use of the proceeds from the Loans. On the 15th day after the last day of each calendar quarter (or, if such day is not a Business Day, on the first Business Day after such day) commencing with September 30, 2009, the Borrower shall deliver to the Lender (at its address set forth in Section 8.2) a report setting forth in reasonable detail the actual use of the proceeds from the Loans (to the extent not previously reported on to the Lender pursuant to Section 2.2 and 2.4). Such report shall be accompanied by a certification duly executed by an SEO of the Borrower that such quarterly report is accurate in all material respects to the best of such SEO’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, section 1001; and

(c) the Borrower shall collect, maintain and preserve reasonable records relating to the implementation of the Auto Supplier Support Program, the Warrant Support Program and all other Federal support programs provided to the Borrower or any of its Subsidiaries pursuant to the EESA, the use of the proceeds thereunder and the compliance with the terms and provisions of such programs; provided that the Borrower shall have no obligation to comply with the foregoing in connection with any such program to the extent that such program independently requires, by its express terms, the Borrower to collect, maintain and preserve any records in connection therewith. The Borrower shall provide the Lender with copy of all such reasonable records promptly upon request.

5.15 Waivers.

During the Relevant Period:

(a) For any Person who is a Loan Party as of the Closing Date and any Person that becomes a Loan Party after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-1, to be duly executed by such Loan Party and promptly delivered to the Lender;

(b) For any Person who is an SEO as of the Closing Date and any Person that becomes an SEO after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-2, to be duly executed by such SEO, and promptly delivered to the Lender;

(c) For any Person who is an SEO as of the Closing Date and any Person that becomes an SEO after the Closing Date, the Borrower shall cause a consent and waiver, in substantially the form attached hereto as Exhibit D-3, to be duly executed by such SEO, and promptly delivered to the Borrower (with a copy to the Lender);

(d) For any Person who is a Senior Employee as of the Closing Date and any Person that becomes an Senior Employee after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-4, to be duly executed by such Senior Employee, and promptly delivered to the Lender; and

(e) For any Person who is a Senior Employee as of the Closing Date and any Person that becomes an Senior Employee after the Closing Date, the Borrower shall cause a consent and waiver, in substantially the form attached hereto as Exhibit D-5, to be duly executed by such Senior Employee, and promptly delivered to the Borrower (with a copy to the Lender).

5.16 Modification of Canadian Facility Agreement Documents. The Borrower shall promptly notify the Lender of any material amendments, supplements, or other modifications to the documents related to the Canadian Facility Agreement.

5.17 Vitality Commitment. Subject to Section 7.2(a), until the later of the fifth anniversary of the Closing Date and the repayment in full of all Loans, the Additional Note and the Zero Coupon Note and all other Obligations and the termination of the Commitments (the “Vitality Commitment Period”), the Borrower shall, for each fiscal year of the Borrower beginning with the fiscal year ended December 31, 2010, cause:

(1) consistent with the Business Plan, at least 40% of the United States sales volumes of the Group Members for such year to be manufactured in the United States; or

(2) the production volume of the Group Members’ United States manufacturing plants for such year to be equal to at least 90% of the production volume of the United States manufacturing plants of Sellers and their subsidiaries for the Sellers’ 2008 fiscal year.

5.18 Survival of TARP Covenants.

(a) The obligation of the Loan Parties to comply with the TARP Covenants shall survive during the Relevant Period or, in the case of Section 5.17, shall survive during the Vitality Commitment Period, notwithstanding the repayment in full of all the Loans, the Additional Note and the Zero Coupon Note and the other Obligations and the termination of the Commitment.

(b) Each Loan Party acknowledges that survival of the TARP Covenants was a material inducement to the Lender entering into this Agreement and providing the Loans, and each Loan Party further acknowledges that it will not contest that the Lender does not have an adequate remedy at law for a breach of the TARP Covenants and that the Lender cannot be made whole by monetary damages. The Lender is entitled to seek specific performance of the TARP Covenants and the appointment of a court-ordered monitor acceptable to the Lender (and at the sole expense of the Borrower) to ensure compliance with the TARP Covenants. In addition, each Loan Party agrees that it (i) shall not oppose any motion for preliminary or permanent injunctive relief or any other similar form of expedited relief in an action by the Lender to enforce the TARP Covenants on the ground that the Lender has not sustained irreparable harm or on any other basis (other than a defense on the merits), and (ii) waives all defenses and counterclaims which may at any time be available to or be asserted by such Loan Party against the Lender with respect to the enforceability of the TARP Covenants and/or the remedy of specific performance of the TARP Covenants. Each Loan Party submits to the jurisdiction of the United States District Court for the District of Columbia for purposes of enforcement of the TARP Covenants, and any appellate court therefrom, and consents that any such action or proceeding to enforce the TARP Covenants may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

5.19 Change of Accounting Standards. Following the fiscal period of the Borrower ending September 30, 2010 or, if the Borrower fails to comply with Section 6.1, following the Cure Period, the Borrower may, upon 30 days’ prior written notice to the Lender, change its and its Subsidiaries’ applicable accounting standards from GAAP to IFRS. In the event that such change results in a change in the method of calculation of covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change had not occurred.

5.20 Governance Consultation. Until the earlier of (i) Tranche B Maturity Date and (ii) the consummation of the Chrysler IPO (as defined in the Borrower’s LLC Agreement), the Borrower will consult with the Lender prior to the nomination of any successor or replacement, or any renomination, of any Initial Director (as defined in Section 5.3(d) of the Borrower’s LLC Agreement), or any successor or replacement or renomination thereof during the term of this provision, and shall not make any such nomination or renomination without the prior approval of the Lender (such approval not to be unreasonably withheld, conditioned or delayed).

SECTION 6

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment remains in effect, or any Loan, the Additional Note, the Zero Coupon Note or any interest or fee payable hereunder or under the Additional Note or Zero Coupon Note is owing to the Lender:

6.1 Minimum EBITDA. Subject to Section 7.2(a)(b), EBITDA for the four fiscal quarter period ending on September 30, 2010 shall not be less than $2,700,000,000.

6.2 Liens. The Borrower will not, nor will it permit any Group Member to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens.

6.3 Indebtedness. The Borrower will not, nor will it permit any Group Member to, create, incur or assume any Indebtedness except Permitted Indebtedness.

6.4 Asset Sale Restrictions. The Borrower shall not Dispose of all or substantially all of its and its consolidated Subsidiaries’ property, taken as a whole, whether now owned or hereafter acquired, except in accordance with the Business Plan.

6.5 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or pay any dividend (other than dividends payable solely in common or ordinary Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (any such payment, a “Restricted Payment”), except that:

(a) the Borrower may make Restricted Payments in the form of common membership interests of the Borrower;

(b) the Borrower or any Subsidiary may redeem, acquire or retire for value or may repurchase (or may make loans, distributions or advances to effect the same) of shares of Capital Stock from current or former officers, directors, consultants and employees, including upon the exercise of stock options or warrants for such Capital Stock, or any executive or employee savings or compensation plans, or, in each case to the extent applicable, their respective estates, spouses, former spouses or family members or other permitted transferees;

(c) any Subsidiary (including an Excluded Subsidiary) may make Restricted Payments to its direct parent or to the Borrower or any Wholly Owned Subsidiary Guarantor;

(d) the Borrower may make Restricted Payments to any member of the Borrower to enable such Person to pay any taxes that would be due and payable by any such Person that are directly attributable to such Person’s ownership interest in the Borrower as permitted in Section 4.4(b) of the Borrower’s LLC Agreement, as in effect on the date hereof; and

(e) any JV Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements of holders of its Capital Stock provided that, the Borrower and its Subsidiaries have received their pro rata portion of such Restricted Payments.

6.6 Fundamental Changes. The Borrower will not, and will not permit any Group Member to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation and (ii) any Excluded Subsidiary may merge, consolidate or amalgamate with any other Excluded Subsidiary);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation, winding up, dissolution or otherwise) or (ii) pursuant to a Disposition that does not result in a Disposition of all or substantially all of the property or business of the Group Members, taken as a whole;

(c) the Borrower or any Subsidiary thereof may be merged, consolidated or amalgamated with a Person, provided that (i) the Borrower or such Subsidiary is the continuing or surviving corporation and (ii) the shareholders of the Borrower or such Subsidiary immediately prior to such merger, consolidation or amalgamation hold the majority of the equity interests of the entity that results from such merger, consolidation or amalgamation;

(d) the Borrower or any Subsidiary thereof may make any Disposition not prohibited by Section 6.4 hereof; and

(e) any De Minimis Subsidiary may voluntarily liquidate or dissolve to the extent the board of directors of such De Minimis Subsidiary deems it to be in its best interest and to the extent doing so would not have a Material Adverse Effect.

6.7 Negative Pledge. The Borrower will not itself, and will not permit any Subsidiary (other than an Excluded Subsidiary) to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any such

Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement, the other Loan Documents, the Canadian Loan Documents, the GMAC MAFA, the Gold Key Lease Program, the Gelco Lease Program, the Conversion Vehicle Wholesale Financing Program, the Canadian VEBA Debt, the VEBA Indenture and the VEBA Notes, and (b) any agreements governing any purchase money Liens or Capital Lease Obligations (in which case, any prohibition or limitation shall only be effective against the assets financed thereby or transferred thereto) or governing any Indebtedness permitted pursuant to clauses (q), (t), (v), or (bb) of the definition of Permitted Indebtedness.

6.8 [Reserved].

6.9 Transactions with Affiliates. The Borrower will not itself, and will not permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member) unless such transaction is (a) otherwise permitted under this Agreement, (b) is made pursuant to or in connection with the Transaction Documents, (c) in the ordinary course of business of the relevant Group Member, or (d) upon fair and reasonable terms not materially less favorable, taken as a whole, to the relevant Group Member than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate. The foregoing restrictions shall not apply to:

(a) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, consultants or employees of the Borrower or any of its Subsidiaries pursuant to customary employment, consulting and benefit arrangements;

(b) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and existing on the Closing Date;

(c) any agreement as in effect as of the Closing Date and set forth on Schedule 6.9 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Lender, in any material respect, than the original agreement as in effect on the Closing Date;

(d) the agreements entered into with Affiliates on the Closing Date in connection with the closing of the Related Transaction as the same are in effect as of the Closing Date and the transactions contemplated thereby;

(e) servicing agreements and other similar arrangements customary in fleet financing securitization transactions;

(f) any agreement in which Fiat or any of its Subsidiaries, VEBA trust or the Lender is a party as contemplated by the Master Transaction Agreement or any of the Transaction Agreements (as defined therein); and

(g) any agreements between Fiat, Fiat Group Automobiles S.p.A., Fiat Powertrain Technologies S.p.A., Fiat North America LLC or any of their respective Affiliates (other than the Borrower and its Subsidiaries), on the one hand, and the Borrower or any Subsidiary of the Borrower, on the other hand, that have been approved in accordance with any applicable provisions in the Borrower’s LLC Agreement, including without limitation any Alliance Agreements (as defined in Borrower LLC’s Agreement).

6.10 Swap Agreements. The Borrower will not itself, and will not permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

6.11 Changes in Fiscal Periods. The Borrower will not itself, and will not permit any Subsidiary, to permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters, in each case, unless otherwise agreed by the Lender.

6.12 Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any Subsidiary (other than an Excluded Subsidiary) to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any agreement or instrument governing Indebtedness assumed in connection with the acquisition of assets by the Borrower or any Subsidiary permitted hereunder or secured by a Lien encumbering assets acquired in connection therewith, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (iv) restrictions on the transfer of assets subject to any Lien permitted by Section 6.2 imposed by the holder of such Lien or on the transfer of assets subject to a Disposition permitted by Section 6.4 imposed by the acquirer of such assets, (v) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein), (vi) restrictions contained in the terms of any agreements governing purchase money obligations, Capital Lease Obligations or Attributable Obligations not incurred in violation of this Agreement; provided that, such restrictions relate only to the property financed with such Indebtedness, (vii) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, (viii) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices, or (ix) any amendments, modifications, restatements, increases, supplements, refundings, replacements, or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness amendment, modification, restatement, increase, supplement, refunding, replacement, or refinancing are not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries and the Lenders, than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause or in the case of any Indebtedness permitted by clause (n) of the definition of Permitted Indebtedness, this Agreement.

6.13 Amendments to Transaction Documents. The Borrower will not, and will not permit any Group Member to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Transaction Documents such that after giving effect thereto such indemnities or licenses, taken as a whole, shall be materially less favorable, taken as a whole, to the interests of the Loan Parties or the Lender with respect thereto.

6.14 [Reserved].

6.15 Repayments or Prepayments of Certain Indebtedness.

(a) The Loan Parties will not, and will not permit any Subsidiary to optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash any obligations under the Canadian Facility Agreement unless the Borrower makes an optional prepayment of the Loans in accordance with Section 2.7 such that the amount of such prepayment of the Loans is equal to the Lender’s Pro Rata Share of the aggregate amount of the Total Loans then prepaid; and

(b) The Borrower will not, and will not permit any Subsidiary to optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash any Material Unsecured Indebtedness or Permitted Refinancing thereof.

6.16 Conflict with Canadian Facility.

Notwithstanding anything to the contrary herein, nothing contained in this Section 6 shall restrict, limit or otherwise prohibit Canadian Holdings, Chrysler Canada or any of their Canadian Subsidiaries from complying with any payment obligation or any other affirmative obligation under the Canadian Facility as in effect on the date hereof.

6.17 Suspension of Certain Covenants.

(a) Following the first day (the “Suspension Date”) that:

(i) the Borrower has Investment Grade Ratings from two Rating Agencies and the Borrower has delivered written notice of such Investment Grade Ratings to the Lender; and

(ii) no Default or Event of Default has occurred and is continuing;

then, beginning on such Suspension Date, the Borrower and other Loan Parties will not be subject to Sections 6.3, 6.4, 6.5, 6.9 and 6.10 (collectively, the “Suspended Covenants”).

(b) In the event that the Borrower and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (1) one or both of the Rating Agencies withdraws their Investment Grade Rating or downgrades the rating assigned to the Borrower below an Investment Grade Rating and/or (2) the Borrower or any of its Subsidiaries enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicates that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Borrower below an Investment Grade Rating, then the Borrower and its Subsidiaries shall thereafter be subject to the Suspended Covenants with respect to future events, including, without limitation, a proposed transaction described in clause (b)(2) above. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period”.

(c) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(d) On the Reversion Date, all Indebtedness incurred during the Suspension Period shall be classified to have been incurred pursuant to one of the clauses set forth in the definition of Permitted Indebtedness (in each case, to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the definition of Permitted Indebtedness, such Indebtedness shall be deemed to have been outstanding on the Closing Date, so that it is classified as permitted pursuant to clause (l) of the definition of Permitted Indebtedness. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.5 shall be made as though Section 6.5 had been in effect since the Closing Date and throughout the Suspension Period.

SECTION 7

EVENTS OF DEFAULT

7.1 Events of Default. Subject to Section 7.2, if any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of any Loan, the Additional Note or the Zero Coupon Note when due in accordance with the terms hereof, including any voluntary or mandatory prepayments; or (ii) any interest on any Loan, the Additional Note, the Zero Coupon Note or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or any certified statement furnished by it, in each case shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in Sections 5.1, 5.3(a), 5.6(a)(i) or Section 6 (subject, in the case of Section 6.1, to Section 7.2(a)(b)) of this Agreement or Section 4.3(a) of the Security Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in the Security Agreement or any agreement contained in the Mortgage and such default shall continue unremedied for a period of 30 days; or

(e) any Loan Party shall default in the observance or performance in any material respect (but such materiality condition shall not apply to (i) any such agreement that is qualified by its terms as to materiality, including a Material Adverse Effect, or (ii) the TARP Covenants) of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) actual knowledge by a Responsible Officer of the Borrower and (ii) notice from the Lender; or

(f) Chrysler Canada shall (i) default in making any payment of any principal of any Indebtedness under the Canadian Facility Agreement on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the Canadian Facility Agreement; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than a breach of the vitality commitment therein) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than a breach of the vitality commitment therein), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or

(g) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans, the Additional Note and the Zero Coupon Note) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (including a breach of the vitality covenant under the Canadian Facility Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (g) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (g) shall have occurred and be continuing with respect to Indebtedness, the Outstanding Amount of which exceeds in the aggregate $150,000,000; or

(h) except with respect to any transaction permitted pursuant to Section 6.6(e), (i) any Group Member shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) any Loan Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) or (ii) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of 90 days; (iv) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or (v) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (vi) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(i) (i) any non-exempt “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code) involving any Plan; (ii) any “accumulated funding deficiency” (as defined in section 302 of ERISA), or, on or after the effectiveness of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of section 412 of the Code or section 302 of ERISA) applicable to such Plan, whether or not waived shall exist with respect to any Plan; (iii) the Borrower or Commonly Controlled Entity shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; (iv) any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity; (v) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA; (vi) any Plan shall terminate for purposes of Title IV of ERISA; (vii) the Borrower or any Commonly Controlled Entity shall, or would reasonably be expected to, incur any liability in connection with the Insolvency or

Reorganization of, a Multiemployer Plan; or (viii) any other event or condition shall occur or exist with respect to a Plan or Multiemployer Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(j) one or more judgments or decrees shall be entered against any Group Member that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days involving for the Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage or by a contribution obligation of a third party that has not denied or contested such contribution obligation and that, in the judgment of the Borrower, has the means to pay such contributions) of either (i) $100,000,000 or more in the case of any single judgment or decree, or (ii) $200,000,000 or more in the aggregate; or

(k) any Security Document shall cease to be (or Fiat, with respect to the Fiat Pledge Agreement, or any Loan Party shall so assert) in full force and effect, or any Lien thereunder shall cease to be (or Fiat, with respect to the Fiat Pledge Agreement, any Loan Party shall so assert) enforceable and perfected (other than pursuant to the terms hereof or any other Loan Document); or

(l) the guarantee of any Loan Party (other than that of any Loan Party which is not material to the credit determination of the Lender in respect of the Commitments, the Loans and the Loan Documents) contained in the Guarantee shall cease to be (or any Loan Party shall so assert) in full force and effect; or

(m) the occurrence of a Change of Control; or

(n) the percentage of either the issued and outstanding voting Capital Stock of the Borrower or nonvoting Capital Stock of the Borrower beneficially owned by Fiat exceeds 49.9% of all such issued and outstanding voting Capital Stock of the Borrower or nonvoting Capital Stock of the Borrower, respectively (excluding any unexercised call option or similar right to acquire such interests whether or not currently exercisable or “in the money”);

then, and in any such event, (A) if such event is an Event of Default specified paragraph (h) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans, the Additional Note and the Zero Coupon Note hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: the Lender may (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) by notice to the Borrower the Lender shall, by notice to the Borrower, declare the Loans, the Additional Note and the Zero Coupon Note hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section or required by law (and which cannot be waived), presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Whenever the Loans, the Additional Note and the Zero Coupon Note hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall have become immediately due and payable in accordance with clause (A) or clause (B) above, the Lender shall forthwith deliver a notice of Event of Default declaring such acceleration to the Borrower, or if an Event of Default shall have occurred (but the Loans, the Additional Note and the Zero Coupon Note hereunder and all other amounts owing under this Agreement shall not have been accelerated) the Lender may deliver a notice of Event of Default (a “Notice of Event of Default”) to the Borrower; provided that, by written notice to the Borrower the Lender may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with clause (B) above or such Notice of Event of Default.

7.2 Certain Cure Rights.

(a) Vitality Commitment. If any Force Majeure Event shall occur, manufacturing and production volumes used in determining compliance with Section 5.17 shall be calculated on a pro forma basis to adjust for the effect thereof and be otherwise adjusted as the Lender may agree in its sole discretion. If, in order to comply with Section 5.17, pro forma adjustments are made to manufacturing and production volumes to give effect to any Force Majeure Event, the Borrower shall provide to the Lender a report for the applicable fiscal year describing the change in operating conditions as a result in such Force Majeure Event in reasonable detail, including historical and projected effects on the Borrower’s business, as the Lender may reasonably request. If, after giving effect to pro forma adjustments resulting from a Force Majeure Event, the Borrower fails to comply with Section 5.17 for any fiscal year, such failure shall not be an Event of Default unless the Borrower is unable to comply with Section 5.17 as of the end of the immediately succeeding fiscal quarter on a trailing twelve-month basis following such fiscal year.

(b) Minimum EBITDA. In the event that the Borrower fails to comply with Section 6.1, such failure shall be deemed to be cured if EBITDA is $900,000,000 or more for any of the next two immediately succeeding fiscal quarters (the “Cure Period”). If the Borrower fails to cure any breach of Section 6.1 during the applicable Cure Period pursuant to the preceding sentence, (i) the Borrower shall make a prepayment of the Tranche C Loans in the amount of $400,000,000 and a prepayment of loans under the Canadian Facility Agreement in the amount of the Dollar Equivalent (as such term is defined in the Canadian Facility Agreement) of $100,000,000 on the date Borrower delivers, or is required to deliver, to the Lender financial statements for the first quarter of 2011 pursuant to Section 5.1(b), and (ii) all amounts outstanding under this Agreement (other than PIK Interest), including the Additional Note and the Zero Coupon Note, shall bear interest at 3% per annum above the rate otherwise applicable thereto beginning April 1, 2011 (or, if no rate is applicable thereto, 3% per annum above the rate applicable to Tranche B Loans which are ABR Loans) until the earlier of the Tranche B Maturity Date (if the Tranche B Loans are repaid in full on such date), and the date the Tranche B Loans are repaid in full. The prepayment requirement and increase in interest rate described in the immediately preceding sentence shall be the sole consequence of the Borrower’s failure to cure any breach of Section 6.1 during the applicable Cure Period, and no Event of Default shall be deemed to have occurred pursuant to Section 7.1(c) by reason of a breach of Section 6.1 if the Borrower has made such required prepayment. Any failure to make the prepayment described in clause (i) of the preceding sentence shall be an immediate Event of Default pursuant to Section 7.1(a).

SECTION 8

MISCELLANEOUS

8.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in writing accordance with the provisions of this Section 8.1 or as otherwise expressly provided herein. The Lender and the Borrower may from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lender or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. For the avoidance of doubt, the Lender may in its discretion waive any Default, Event of Default or any right it may have to take any enforcement action as a consequence thereof.

(b) In the case of any waiver, the Loan Parties and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

8.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic transmission or overnight or hand delivery, when received, addressed as follows in the case of the Borrower and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:

New CarCo Acquisition LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

Attention: Chief Executive Officer

Telecopy: 248-512-1772

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott D. Miller/Christopher L. Mann

Telecopy: +1-650-461-5777

Telephone: +1-212-558-4000

Lender for all notices:

The United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Chief Counsel Office of Financial Stability

Telecopy: 202-927-9225

Email: OFSChiefCounselNotices@do.treas.gov

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: John J. Rapisardi

Telecopy: 212-504-6666

Telephone: 212-504-6000

provided that any notice, request or demand to or upon the Lender shall not be effective until received.

(b) Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, but shall terminate upon the termination of this Agreement and the Commitments hereunder and the indefeasible payment in full of all the Obligations.

8.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable and documented respective costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, excluding legal fees of counsel to the Lender but including the reimbursement of such counsel’s reasonable and documented out-of-pocket costs and expenses, (b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the documented fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Lender, (c) to pay, indemnify, or reimburse the Lender for, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse the Lender, its affiliates, and its respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of, the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Mortgaged Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document or any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by any Group Member, or any environmental liability related in any way to any Group Member or any or their respective properties, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of, or material breach of the Loan

Documents, in each case as determined by a final and nonappealable decision of a court of competent jurisdiction, by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, agents or controlling persons. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Loans, the Additional Note or the Zero Coupon Note. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Jan A. Bertsch, Senior Vice President, Treasurer & Chief Information Officer (Telephone No. 248-512-6802) (Fax No. 248-512-1770), at the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lender. The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.

8.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the Loans, the Additional Note or the Zero Coupon Note and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) The Lender may, without the consent of any Loan Party, assign to any other branch, division or agency of the United States or Canadian governments (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans, the Additional Note and the Zero Coupon Note at the time owing to it) pursuant to an Assignment and Assumption, executed by such Assignee and the Lender and delivered to the Borrower for its records. The Borrower (or its designee) will maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lender and any Assignees and Participants, which shall specify the principal amounts (and related interest amounts) and all other amounts due under the terms of this Agreement, owing to each Lender and any Assignee and Participant pursuant to the terms hereof from time to time. In the event of discrepancy between the records of the Lender and the register maintained by the Borrower, the records of the Lender shall control absent manifest error. The Borrower authorizes and consents to such amendments or other modifications to this Agreement as are reasonably required to accommodate any such assignments, including, without limitation, amendments or modifications which provide for the accommodation of multiple lenders and the appointment of administrative and collateral agents for such Assignees.

(c) The Lender may, without the consent of the Borrower, sell participations to any other branch, division or agency of the United States or Canadian governments (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans, the Additional Note and the Zero Coupon Note owing to it); provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) reduces the amount of any Loan, extends the Maturity Date of any Loan or reduces the rate of interest or any fee of any Loan or extends the due date of any such rate or fee or (2) directly affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.7 as though it were a Lender.

(d) Any Assignee and any Participant, other than the United States government (including the Treasury), shall, upon the request of the Borrower, deliver to the Borrower duly completed copies of the applicable United States Internal Revenue Service Form W-9 or W-8 (or any successor form or forms).

8.7 Set-off. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower or the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon all amounts owing hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise) and upon a failure by the Borrower to pay such amounts when due, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

8.9 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission to Jurisdiction; Waivers. Each of the Lender and the Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the federal and state courts of the Borough of Manhattan, The City of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the Lender at its address set forth in Section 8.2 or at such other address of which the Lender or the Borrower, as the case may be, shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. (a) Each of the Borrower and the Lender hereby acknowledges that (i) each of them have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and (ii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between or among the Lender, the Borrower or any Subsidiary thereof.

(b) The Borrower hereby acknowledges that (i) the Lender has no fiduciary relationship with or duty to any Group Member arising out of or in connection with this Agreement or any of the other Loan Documents, (ii) the relationship between the Lender, on one hand, and any Group Member, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) that Lender has examined and relied on the experience of Borrower and its respective members and principals in owning and operating its business in agreeing to make the Loans, and will continue to rely on Borrower’s expertise and experience in owning and operating its business for the repayment of the Obligations.

8.14 Release of Guarantees. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lender hereby agrees to take promptly, any action requested by the Borrower having the effect of releasing, or evidencing the release of, any Collateral or any guarantee by any Loan Party of the Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 8.1.

8.15 Confidentiality. The Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to the any other branch, division or agency of the United States government, (b) subject to an agreement to comply with the provisions of this Section 8.15 (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee of Loans, the Additional Note and the Zero Coupon Note or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors, subject to the Lender, as the case may be, advising such Person of the confidentiality provisions contained herein, (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies) having jurisdiction (or purporting to have jurisdiction) over it upon notice (other than in connection with routine examinations or inspections by regulators) to the Borrower thereof unless such notice is prohibited or the Governmental Authority or regulatory agency shall require otherwise, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Borrower if permitted by applicable law, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Borrower if permitted by applicable law, (g) that has been publicly disclosed, other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

8.16 Waivers of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17 USA PATRIOT Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEW CARCO ACQUISITION LLC

By:	/s/ Giorgio Fossati
	Name:	Giorgio Fossati
	Title:	Vice President & Secretary

First Lien Credit Agreement

UNITED STATES DEPARTMENT OF THE TREASURY, as the Lender

By:	/s/ Duane Morse
	Name:	Duane Morse
	Title:	Chief Risk and Compliance Officer

First Lien Credit Agreement

SCHEDULE 1.1A

INITIAL SUBSIDIARY GUARANTORS

1.	Chrysler de Venezuela LLC

2.	Chrysler Group International LLC

3.	Chrysler Group International Services S.A. LLC

4.	Chrysler Group Realty Company LLC

5.	Chrysler Group Transport LLC

6.	Chrysler Group Vans LLC

7.	Chrysler Group Global Electric Motorcars LLC

SCHEDULE 1.1B

FUNDING ACCOUNT AND PAYMENT INSTRUCTIONS

Bank: [***]

Account Number: [***]

ABA Number: [***]

Account Name: [***]

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

SCHEDULE 1.1C

FUNDING OFFICE

Lender	Funding Office
The United States Department of the Treasury	The United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attention: Cash Management Officer
Telephone: (202) 622-9281

SCHEDULE 1.1D

REAL PROPERTY

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	AK 4064-1	AK	4434 Old Seward Hwy, Anchorage, AK 99503	Ground Leased

Chrysler Group Realty Company LLC	AL 2563-1	AL	5080 Academy Ln Bessemer, AL 35022	Owned

Chrysler Group Realty Company LLC	AL 2219-1	AL	549 Bessemer Super Hwy, Midfield, AL 35228	Owned

Chrysler Group Realty Company LLC	AZ 2335-1	AZ	6130 E Auto Park Drive, Mesa, AZ 85206	Owned

Chrysler Group Realty Company LLC	CA 2098-1	CA	1100 W. Main St., Alhambra, CA 91801	Owned

Chrysler Group Realty Company LLC	CA 2142-1	CA	5548 Paseo Del Norte, Carlsbad, CA 92008	Ground Leased

Chrysler Group Realty Company LLC	CA 4054-1	CA	5548 Paseo Del Norte Carlsbad, CA 92008	Owned

Chrysler Group Realty Company LLC	CA 2508-1	CA	Lot 15a - Elk Grove Auto Mall, Elk Grove, CA 00000	Owned

Chrysler Group Realty Company LLC	CA 7521-1	CA	4880 N. Blackstone Fresno, CA 93726	Ground Leased

Chrysler Group Realty Company LLC	CA 6132-1	CA	25601 Mission Blvd., Hayward, CA 94544	Owned

Chrysler Group Realty Company LLC	CA 9147-1	CA	16555 Beach Blvd., Huntington Beach, CA 92647	Ground Leased

Chrysler Group Realty Company LLC	CA 2580-1	CA	2023-2025 S. Figueroa St., Los Angeles, CA 90007	Owned

Chrysler Group Realty Company LLC	CA 2587-1	CA	415 W. Central Ave., Lompoc, CA 93436	Owned

Chrysler Group Realty Company LLC	CA 6333-1	CA	401 S. La Brea Ave., Los Angeles, CA 90036	Owned

Chrysler Group Realty Company LLC	CA 6334-1	CA	311-321 S. La Brea Ave., Los Angeles, CA 90036	Ground Leased

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	CA 6335-1	CA	401 South La Brea Ave, Los Angeles, CA 90036	Ground Leased

Chrysler Group Realty Company LLC	CA 6336-1	CA	401 South La Brea Ave, Los Angeles, CA 90036	Ground Leased

Chrysler Group Realty Company LLC	CA 6762-1	CA	401 S. La Brea Ave., Los Angeles, CA 90036	Owned

Chrysler Group Realty Company LLC	CA 2164-1	CA	13655 Poway Road Poway, CA 92064	Owned

Chrysler Group Realty Company LLC	CA 2238-1	CA	4100 Stevens Creek Blvd., San Jose, California 95129	Owned

Chrysler Group Realty Company LLC	CA 6583-1	CA	900 Capitol Expressway Auto Mall San Jose, CA 95136	Ground Leased

Chrysler Group Realty Company LLC	CA 6296-1	CA	1075 Francisco Blvd. East, San Rafael, CA 94901	Owned

Chrysler Group Realty Company LLC	CA 2507-1	CA	2800 Cherry Ave., Signal Hill, CA 90755	Ground Leased

Chrysler Group Realty Company LLC	CA 7510-1	CA	6660 Auto Center Dr., Ventura, CA 93003	Ground Leased

Chrysler Group Realty Company LLC	CO 4121-1	CO	5600 S. Broadway Littleton, CO 80121	Owned

Chrysler Group Realty Company LLC	CO 9080-1	CO	5445 S. Broadway Littleton, CO 80121	Ground Leased

Chrysler Group Realty Company LLC	CO 9081-1	CO	5440 S. Bannock, Littleton, CO	Ground Leased

Chrysler Group Realty Company LLC	CO 2674-1	CO	4040 Byrd Dr., Loveland, CO 80538	Owned

Chrysler Group Realty Company LLC	CO 2675-1	CO	2600 N. Lincoln Loveland, CO	Owned

Chrysler Group Realty Company LLC	CO 2719-1[1]	CO	1800 W. 104th Street Thornton, CO	Owned

Chrysler Group Realty Company LLC	CO 4043-1[2]	CO	1800 W. 104th Avenue Thornton, CO 80234	Owned

[1]	Same legal description as CO 4043-1.
[2]	Same legal description as CO 2719-1

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	FL 2748-1	FL	12020 US Highway 301, Dade City, FL 33525	Ground Leased

Chrysler Group Realty Company LLC	FL 2206-1	FL	1555 W. Indiantown Rd., Jupiter, FL 33458	Ground Leased

Chrysler Group Realty Company LLC	FL 7058-1	FL	2000 North State Road #7 Lauderdale Lakes, FL 33313	Owned

Chrysler Group Realty Company LLC	FL 7195-1	FL	190 Ave ‘K’ S. W. Winter Haven, FL 33880	Ground Leased

Chrysler Group Realty Company LLC	GA 2272-1	GA	5765 Peachtree Industrial Blvd Atlanta, GA 30341	Owned

Chrysler Group Realty Company LLC	GA 2465-1	GA	5054 Highway 78 Stone Mountain, GA 30087	Owned

Chrysler Group Realty Company LLC	IL 2543-1	IL	77 Rand Rd., Des Plaines, IL 60016	Ground Leased

Chrysler Group Realty Company LLC	IL 2697-1	IL	SE Corner of North Avenue & Western Ave., Glendale Heights, IL 60139	Owned

Chrysler Group Realty Company LLC	IL 6952-1	IL	17225 Torrence Avenue, Lansing, IL 60438	Owned

Chrysler Group Realty Company LLC	IL 6953-1	IL	17225 Torrence Avenue, Lansing, IL 60438	Ground Leased

Chrysler Group Realty Company LLC	IL 2679-1	IL	14500 S. Cicero Ave., Midlothian, IL 60445	Owned

Chrysler Group Realty Company LLC	IL 2854-1	IL	14500 Cicero Avenue Midlothian, IL 60045	Owned

Chrysler Group Realty Company LLC	IL 2419-1	IL	200 Hansen Blvd., North Aurora, IL 60542	Ground Leased

Chrysler Group Realty Company LLC	IL 2576-1	IL	5800 W. 95th St., Oak Lawn, IL 60453	Ground Leased

Chrysler Group Realty Company LLC	IL 2300-1	IL	1400 E. Dundee Rd. Palatine, IL 60074	Ground Leased

Chrysler Group Realty Company LLC	IL 4037-1	IL	910 & 920 W. Golf Road Schaumburg, IL 60194	Owned

Chrysler Group Realty Company LLC	IL 6767-1	IL	208 W. Golf Rd Schaumburg, IL 60172	Owned

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	IL 2021-1	IL	113 W. 162nd St., South Holland, IL 60473	Ground Leased

Chrysler Group Realty Company LLC	IN 2590-1	IN	4505 W. 96th St., Indianapolis, IN 46268	Ground Leased

Chrysler Group Realty Company LLC	KY 6529-1 (A)	KY	5301 & 5311 Dixie Hwy., Louisville, KY 40216	Ground Leased

Chrysler Group Realty Company LLC	KY 6529-1 (B)	KY	5301 & 5311 Dixie Hwy., Louisville, KY 40216	Ground Leased

Chrysler Group Realty Company LLC	MA 2704-1	MA	724 Rogers St., Lowell, MA 01852	Ground Leased

Chrysler Group Realty Company LLC	MD 9095-1	MD	5717 Baltimore National Pike, Baltimore, MD 21228	Ground Leased

Chrysler Group Realty Company LLC	M1 2842-1	MI	21570 Hall Road Clinton Township, MI 48038	Owned

Chrysler Group Realty Company LLC	M1 6384-1	MI	10500 W. 8 Mile Rd Ferndale, MI 48220	Owned

Chrysler Group Realty Company LLC	M12191-1	MI	28100 Telegraph Road Southfield, MI 48034	Owned

Chrysler Group Realty Company LLC	MN 2403-1	MN	1615 Weston Court Shakopee, MN 55379	Owned

Chrysler Group Realty Company LLC	MO 2640-1	MO	3140, 3160 & 3180 NW Jefferson Blue Springs, MO 64015	Owned

Chrysler Group Realty Company LLC	MO 2711-1	MO	11503 St. Charles Rock Rd., Bridgeton, MO 63044	Owned

Chrysler Group Realty Company LLC	MO 4033-1	MO	9401 E. 350 Highway, Raytown, MO 64133	Owned

Chrysler Group Realty Company LLC	MS 2775-1	MS	5395 I 55 N., Jackson, MS 39206	Owned

Chrysler Group Realty Company LLC	MS 2305-1	MS	223 East Goodman Rd. E., Southaven, MS 38671	Ground Leased

Chrysler Group Realty Company LLC	MS 2482-1	MS	371 E. Goodman Road Southaven, MS 38671	Owned

Chrysler Group Realty Company LLC	MS 2343-1	MS	315 E. Goodman Road, Southaven, MS 38671	Owned

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	NC 2700-1	NC	7501 & 7601 South Blvd. Charlotte, NC 29273	Ground Leased

Chrysler Group Realty Company LLC	NC 2479-1	NC	604 Hwy. 70 East By-Pass, Goldsboro, NC 27530	Ground Leased

Chrysler Group Realty Company LLC	NJ 2730-1	NJ	2901 Route 130 S/2701 Cinnaminson, NJ 08077	Owned

Chrysler Group Realty Company LLC	NJ 2728-1	NJ	2060 US Highway 130 Monmouth Junction, NJ 08852	Owned

Chrysler Group Realty Company LLC	NJ 2772	NJ	1341 Route 23, Butler, NJ 07405	Ground Leased

Chrysler Group Realty Company LLC	NJ 6709-1	NJ	315 Route 4 West, Paramus, NJ 07652	Ground Leased

Chrysler Group Realty Company LLC	NJ 6710-1	NJ	234 Route 4 East, Paramus, NJ 07652	Ground Leased

Chrysler Group Realty Company LLC	NM 6009-1	NM	1200 Lomas Blvd. NE Albuquerque, NM 87102	Ground Leased

Chrysler Group Realty Company LLC	NV 6493-1	NV	3470 Boulder Hwy Las Vegas, NV 89121	Owned

Chrysler Group Realty Company LLC	NY 2654-1	NY	4007 Boston Rd., Bronx, NY 10466	Ground Leased

Chrysler Group Realty Company LLC	NY 9031-1	NY	3845 Sheridan Dr., Buffalo, NY 14226	Ground Leased

Chrysler Group Realty Company LLC	NY 2564-1	NY	678 Eleventh Ave., New York, NY 10019	Owned

Chrysler Group Realty Company LLC	NY 2573-1	NY	711 11th Ave., New York (678 Eleventh Ave., New York)	Ground Leased

Chrysler Group Realty Company LLC	NY 4157-1	NY	711 11th Ave., New York (678 Eleventh Ave., New York) NY 10019	Ground Leased

Chrysler Group Realty Company LLC	NY 2136-1	NY	2020 Niagara Falls Blvd., Tonawanda, NY 14150	Ground Leased

Chrysler Group Realty Company LLC	NY 2707-1	NY	3588 Sunrise Hwy., Wantaugh, NY 11793	Ground Leased

Chrysler Group Realty Company LLC	NY 2733-1	NY	3614 Sunrise Hwy., Wantagh, New York 11793	Ground Leased

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	NY 2825-1	NY	500 Yonkers Avenue, Yonkers, NY 10704	Owned

Chrysler Group Realty Company LLC	OH 6453-1	OH	1888 Morse Rd., Columbus, OH 43229	Owned

Chrysler Group Realty Company LLC	OH 6887-1	OH	6060 Mayfield Rd., Mayfield Hts., OH 44124	Ground Leased

Chrysler Group Realty Company LLC	OH 2721-1	OH	East Towne Blvd., Middletown, OH 45044	Owned

Chrysler Group Realty Company LLC	SC 2643-1	SC	800 Gold Hill Rd., Fort Mill, SC 29708	Owned

Chrysler Group Realty Company LLC	SC 7371-1	SC	2662 Broad Street Extension, Sumter, SC 29150	Owned

Chrysler Group Realty Company LLC	TN 2582-1	TN	Parkside Drive Knoxville, TN 37922	Owned

Chrysler Group Realty Company LLC	TN 7379-1	TN	8544 Kingston Pike, Knoxville, TN 37923	Ground Leased

Chrysler Group Realty Company LLC	TN 7269-1	TN	2580 Mt. Moriah Memphis, TN 38115	Owned

Chrysler Group Realty Company LLC	TX 2176-1	TX	6905 S. I.H. 35, Austin, TX 78745	Owned

Chrysler Group Realty Company LLC	TX 6744-1	TX	7309 N. International Highway 35, Austin, TX 78761	Owned

Chrysler Group Realty Company LLC	TX 2570-1	TX	11550 LBJ Fwy Dallas, TX 75238	Owned

Chrysler Group Realty Company LLC	TX 2729-1	TX	7100 Marvin D. Love Fwy., Dallas, TX 75237	Ground Leased

Chrysler Group Realty Company LLC	TX 6050-1	TX	13439 Preston Road Dallas, TX 75240	Ground Leased

Chrysler Group Realty Company LLC	TX 2705-1	TX	2601 Wiliam D Tate Ave., Grapevine, TX 76051	Owned

Chrysler Group Realty Company LLC	TX 2632-1	TX	25430 Bell Patna Katy, TX 77494	Owned

Chrysler Group Realty Company LLC	TX 6469-1	TX	4611 Avenue Q., Lubbock, TX 79412	Owned

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	TX 2746-1	TX	700 S. Central Expy McKinney, TX 75070	Owned

Chrysler Group Realty Company LLC	TX 2571-1	TX	700 S. Central Expy McKinney, TX 75070	Owned

Chrysler Group Realty Company LLC	TX 2509-1	TX	Highway 225 And Beltway 8 Pasadena, TX	Owned

Chrysler Group Realty Company LLC	TX 9156-1	TX	7242 San Pedro, San Antonio, TX 78279	Owned

Chrysler Group Realty Company LLC	VA 4026-1	VA	8448 Leesburg Pike Vienna, VA 22182	Owned

Chrysler Group Realty Company LLC	WI 6455-1	WI	2801 W. College Ave., Appleton, WI 54911	Owned

Chrysler Group Realty Company LLC	WI 6770-1	WI	3035 S. 108th St., West Allis, WI 53227	Owned

Chrysler Group Realty Company LLC	WV 2144-1	WV	2538 National Rd., Wheeling, WV 26003	Ground Leased

New CarCo Acquisition LLC	NY 0005 (Ref No. 76) a/k/a NY 0004	NY	New York PDC (Land), 500 Route 303, Land, Tappan, Rockland, NY 10983	Owned

New CarCo Acquisition LLC	IL 0003[3]	IL	Belvidere Assembly Plant, 3000 W. Chrysler Drive, Assembly Plant, Belvidere, Boone, IL 61008	Owned

New CarCo Acquisition LLC	IL 0011[4]	IL	Belvidere Sequencing Center, 3142 Chrysler Drive, Belvidere, Boone, IL 67008	Owned

New CarCo Acquisition LLC	IN 0002[5]	IN	Kokomo Transmission Plant, 2401 S. Reed Road, Power Train Plant, Kokomo, Howard IN 46902	Owned

New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant, 3660 North U.S. Hwy 31, ITP II, Kokomo, Howard IN 46904	Owned

New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant (Power Train Plant), 3660 North U.S. Hwy 31, Power Train Plant, Kokomo, Howard IN 46904	Owned

New CarCo Acquisition LLC	MI 0016	MI	Chelsea Proving Grounds, 3700 South M-52, Land & Building, Chelsea, Washtenaw MI 48118	Owned

[3]	Same legal description as IL 0011.
[4]	Same legal description as IL 0003.
[5]	Same legal description as IN 0006.

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	MI 0018	MI	Trenton Engine Plant, 2000 Van Horn Road, Power Train Plant, Trenton, Wayne MI 48183	Owned

New CarCo Acquisition LLC	MI 0019	MI	Marysville National PDC, 840 Huron Blvd., Distribution Center, Marysville, St. Clair MI 48040	Owned

New CarCo Acquisition LLC	MI 0024	MI	Warren Truck Assembly Plant (DTE Substation), 6301 E. 8 Mile Road, DTE Substation, Warren, Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0024	MI	Warren Truck Assembly Plant, 21500 Mound Road, Assembly Plant, Warren, Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0026	MI	Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren, Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0028	MI	Mt. Elliott Tool & Die Manufacturing Facility, 3675 E Outer Drive, Stamping Plant, Detroit, Wayne MI 48234	Owned

New CarCo Acquisition LLC	MI 0033	MI	Jefferson North Assembly Plant, 2101 Conner, Assembly Plant, Detroit, Wayne MI 48215	Owned

New CarCo Acquisition LLC	MI 0035[6]	MI	Mack Avenue Engine Plant, 11801 Mack Avenue, Power Train Plant, Detroit, Wayne MI 48214	Owned

New CarCo Acquisition LLC	MI 0038	MI	7921 Bernice-Father Kramer Lot, 26311 Lawrence Avenue, 7921 Bernice-Father Kramer Lot, Centerline, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0038	MI	Center Line National PDC (Distribution Center), 26311 Lawrence Avenue, Distribution Center, Centerline, Macomb MI 48015	Owned

New CarCo Acquisition LLC	MI 0039	MI	Sterling Stamping Plant, 35777 Van Dyke, Stamping Plant, Sterling Heights, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0043	MI	Sterling Heights Vehicle Test Center, 7150 Metropolitan Parkway, Building and Land, Sterling Heights, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0089[7]	MI	Mack Avenue Engine Plant II, 11570 East Waren Avenue, Power Train Plant, Detroit, Wayne MI 48214	Owned

New CarCo Acquisition LLC	OH 0005	OH	Toledo Machining Plant, 8000 Chrysler Drive, Component Plant, Perrysburg, Wood OH 43551	Owned

New CarCo Acquisition LLC	OH 0009[8]	OH	Toledo Assembly Plant – Stickney, 4000 Stickney Avenue, Supplier Park, Land, Toledo, Lucas OH 43608	Owned

[6]	Same legal description as MI 0089.
[7]	Same legal description as MI 0035.
[8]	Same legal description as OH 0016 and OH 0017.

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	OH 0016[9]	OH	Toledo North Assembly Plant, 4400 Chrysler Drive, Assembly Plant, Toledo, Lucas OH 43657	Owned

New CarCo Acquisition LLC	OH 0017[10]	OH	Toledo Supplier Park (Land), 3800 Stickney Avenue, Supplier Park Land, Toledo, Lucas OH 43608	Owned

New CarCo Acquisition LLC	WI 0004	WI	Milwaukee National PDC, 3280 S. Clement Avenue, Distribution Center, Milwaukee, WI 53207	Owned

New CarCo Acquisition LLC	AL 0002	AL	Huntsville Electronics 1, 100 Electronics Boulevard, Component Plant, Huntsville, AL	Ground Leased

New CarCo Acquisition LLC	AZ 0006	AZ	Arizona Proving Grounds, 1 Proving Ground Road, Yucca, Mohave, AZ	Owned

New CarCo Acquisition LLC	OH 0007	OH	Toledo Truck Maintenance Facility, 5925 Hagman Road, Truck Terminal - Chrysler Transport, Toledo, Lucas OH 43612	Owned

New CarCo Acquisition LLC	GA 0003	GA	Atlanta PDC, 1149 Citizens Parkway, Morrow, Clayton GA 30260	Owned

New CarCo Acquisition LLC	MA 0003	MA	Boston PDC - Distribution Center, 550 Forbes Boulevard, Mansfield, MA 02048	Owned

New CarCo Acquisition LLC	MI 0017	MI	Chrysler Transport (Lynch Road Terminal) 8555 Lynch Road, Truck Terminal, Detroit, Wayne MI 48234	Owned

New CarCo Acquisition LLC	MI 0044	MI	Detroit Warranty Return Center (DOW), 12501 Chrysler Drive, Land and Building, Detroit, Wayne MI 48288	Owned

Chrysler Group Transport LLC	MI 0109	MI	French Road, Detroit City Airport, Detroit, MI	Ground Leased

New CarCo Acquisition LLC	MI 0118	MI	Marysville Common Axle Plant, Corner of Busha Highway (M-29) and Davis Road, Maysville, MI	Owned

Autodie LLC	MI 0126	MI	44 Coldbrook Street NW, Grand Rapids, Kent MI 49503	Owned

New CarCo Acquisition LLC	IN 0006[11]	IN	Kokomo Casting Plant, 1001 East Boulevard, Power Train Plant, Kokomo, IN 46902	Owned

New CarCo Acquisition LLC	MI 0026	MI	Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren Macomb MI 48091	Owned

[9]	Same legal description as OH 0009 and OH 0017.
[10]	Same legal description as OH 0009 and OH 0016.
[11]	Same legal description as IL 0002.

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant - Vacant Land, 3660 North U.S. Hwy 31, Kokomo, Howard IN 46904	Owned

New CarCo Acquisition	MI 0125	MI	Trenton Engine Plant II, 2300 Van Horn Road, Trenton, MI 48183	Owned

New CarCo Acquisition LLC	CA 0011	CA	San Francisco PDC, 18260 Harlan Rd., Lathrop, CA	Ground Leased

New CarCo Acquisition LLC	CA 0003	CA	Los Angeles PDC/Training Center, 5141 E. Santa Ana Ave., Ontario, CA	Ground Leased

New CarCo Acquisition LLC	CO 0003	CO	Denver PDC, 12225 East 39th Ave., Denver, CO	Ground Leased

New CarCo Acquisition LLC	FL 0010	FL	Orlando PDC/Sales & DCS Business Centers (MOPAR), 10100 Boggy Creek, Orlando, FL	Ground Leased

New CarCo Acquisition LLC	FL 0010	FL	Orlando PDC/Sales & DCS Business Centers (Sales), 10100 Boggy Creek, Orlando, FL	Ground Leased

New CarCo Acquisition LLC	IL 0002	IL	Chicago PDC/Training Center, 1980 High Grove Ln., Naperville, IL	Ground Leased

New CarCo Acquisition LLC	IL 0002	IL	Chicago PDC/Training Center, 1980 High Grove Ln., Naperville, IL	Ground Leased

New CarCo Acquisition LLC	IL 0013	IL	Belvidere Trailer Parking, 3741 and 3593 Morreim Drive, Belvidere, Boone IL 61008	Ground Leased

New CarCo Acquisition LLC	IN 0012	IN	Indiana Logistics Center, 6410 Ameriplex Drive, Portagge, IN	Ground Leased

New CarCo Acquisition LLC	KS 0001	KS	10105 Marshall Drive, Lenexa, Johnson KS 66215	Ground Leased

New CarCo Acquisition LLC	MI 0005	MI	Warran Office and Warehouse, 6565 East Eight Mile Rd., Buildings A, D, E & Administration, Warren, MI	Ground Leased

New CarCo Acquisition LLC	MI 0030	MI	Chrysler World Headquarters, 1000 Chrysler Drive, The Tower, Auburn Hills, Oakland MI 48326	Ground Leased

New CarCo Acquisition LLC	MI 0030	MI	Chrysler (Construction Office Building), 555 Featherstone Road, COB, Auburn Hills, Oakland MI 48326	Ground Leased

New CarCo Acquisition LLC	MI 0030	MI	Chrysler (Historic Museum), One Chrysler Drive, Historic Museum, Auburn Hills, Oakland MI 48326	Ground Leased

New CarCo Acquisition LLC	MI 0030	MI	Chrysler Technology Center (CTC), 800 Chrysler Drive, CTC, Auburn Hills, Oakland MI 48326	Ground Leased

New CarCo Acquisition LLC	MI 0065	MI	Quality Engineering Center, 2021 Executive Hills Blvd., Auburn Hills, MI	Ground Leased

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	MI 0106	MI	Freud Street (JNAP) Facility, 11831 Freud St., JIT Center, Detroit, MI	Ground Leased

New CarCo Acquisition LLC	MI 0108	MI	Logistics Facility in Support of WTAP, 12350 E. Nine Mile Rd., Warren, MI	Ground Leased

New CarCo Acquisition LLC	MI 0103	MI	Huber Street, 6500 Huber St., JIT Center, Detroit, MI	Ground Leased

New CarCo Acquisition LLC	MN 0001	MN	Minneapolis PDC, 13005 State Highway 55, Plymouth, MN	Ground Leased

Chrysler Transport, Inc.	MI 0109	MI	French Road, Detroit City Airport, Detroit, MI	Ground Leased

New CarCo Acquisition LLC	MI 0113	MI	Sterling Heights JIT Center in Support of SHAP, 7408 Metro Pkwy., Sterling Heights, MI	Ground Leased

New CarCo Acquisition LLC	MO 0001	MO	St. Louis PDC, 5790 Campus Dr., St. Louis, MO	Ground Leased

New CarCo Acquisition LLC	OH 0019	OH	Toledo Marchining Warehouse, 5111 Telegraph Road, Toledo, OH 43612	Ground Leased

New CarCo Acquisition LLC	OR 0003	OR	Portland PDC, 10030 SW Allen Blvd., Beaverton, OR	Ground Leased

New CarCo Acquisition LLC	OH 0004	OH	Cleveland PDC, 9777 Mopar Dr., Streetsboro, Portage, OH	Ground Leased

New CarCo Acquisition LLC	OH 0012	OH	Toledo Logistics Center - Cross Dock, 1717 Matzinger Rd., Toledo, OH	Ground Leased

New CarCo Acquisition LLC	OH 0015	OH	Toledo Sequencing Center, 1515 Matzinger Road, Toledo, OH	Ground Leased

New CarCo Acquisition LLC	TN 0002	TN	Memphis PDC, 4175 Chrysler Drive (a/k/a 4175 E. Raines Rd.), Memphis, TN	Ground Leased

New CarCo Acquisition LLC	TX 0003	TX	Dallas PDC, 2205 East Beltline Rd., Carrollton, TX	Ground Leased

Global Engine Asset Company LLC	MI 0100	MI	World Engine Plant I, 5800 N. Ann Arbor Road, World Engine Plant I, Dundee, Washtenaw MI 48131	Owned

Chrysler Group Global Electric Motorcars LLC	ND 0001	ND	1301 39th Street North, Fargo, ND 58102	Leased

Downriver Dodge Inc.	MI 0119	MI	Warren Truck Assembly Plant - Parking, 22077 Mound Road, Land for Parking, Warren, Macomb, MI 48091	Ground Leased

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	MI 0001	MI	Alternative Engine Technologies Group, 37200 Amrhein Road, Livonia, MI 48150	Ground Leased

New CarCo Acquisition LLC	MI 0013	MI	Conner Avenue Assembly (Viper) Plant (I/L American Tower), 20000 Conner Avenue, American Tower, Detroit, Wayne MI 48234	Owned

Chrysler Motors LLC	TX 0003	TX	Dallas PDC, 2205 East Beltline Rd., Carrollton, TX	Leased

SCHEDULE 1.1E

MORTGAGED PROPERTY

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	AL 2219-1	AL	549 Bessemer Super Hwy, Midfield, AL 35228	Owned

Chrysler Group Realty Company LLC	AL 2563-1	AL	5080 Academy Ln, Bessemer, AL 35022	Owned

New CarCo Acquisition LLC	AZ 0006	AZ	Arizona Proving Grounds, 1 Proving Ground Road, Yucca, Mohave, AZ	Owned

Chrysler Group Realty Company LLC	AZ 2335-1	AZ	6130 E Auto Park Drive, Mesa, AZ 85206	Owned

Chrysler Group Realty Company LLC	CA 2098-1	CA	1100 W. Main St., Alhambra, CA 91801	Owned

Chrysler Group Realty Company LLC	CA 2164-1	CA	13655 Poway Road, Poway, CA 92064	Owned

Chrysler Group Realty Company LLC	CA 2238-1	CA	4100 Stevens Creek Blvd., San Jose, California 95129	Owned

Chrysler Group Realty Company LLC	CA 2508-1	CA	Lot 15a - Elk Grove Auto Mall, Elk Grove, CA 00000	Owned

Chrysler Group Realty Company LLC	CA 2580-1	CA	2023-2025 S. Figueroa St., Los Angeles, CA 90007	Owned

Chrysler Group Realty Company LLC	CA 2587-1	CA	415 W. Central Ave., Lompoc, CA 93436	Owned

Chrysler Group Realty Company LLC	CA 4054-1	CA	5548 Paseo Del Norte, Carlsbad, CA 92008	Owned

Chrysler Group Realty Company LLC	CA 6132-1	CA	25601 Mission Blvd., Hayward, CA 94544	Owned

Chrysler Group Realty Company LLC	CA 6296-1	CA	1075 Francisco Blvd. East, San Rafael, CA 94901	Owned

Chrysler Group Realty Company LLC	CA 6333-1	CA	401 S. La Brea Ave., Los Angeles, CA 90036	Owned

Chrysler Group Realty Company LLC	CA 6762-1	CA	401 S. La Brea Ave., Los Angeles, CA 90036	Owned

Chrysler Group Realty Company LLC	CO 2674-1	CO	4040 Byrd Dr. Loveland, CO 80538	Owned

Chrysler Group Realty Company LLC	CO 2675-1	CO	2600 N. Lincoln, Loveland, CO	Owned

Chrysler Group Realty Company LLC	CO 2719-1	CO	1800 W. 104th Street, Thornton, CO	Owned

Chrysler Group Realty Company LLC	CO 4043-1	CO	1800 W. 104th Avenue, Thornton, CO 80234	Owned

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	CO 4121-1	CO	5600 S. Broadway, Littleton, CO 80121	Owned

Chrysler Group Realty Company LLC	FL 7058-1	FL	2000 North State Road #7, Lauderdale Lakes, FL 33313	Owned

New CarCo Acquisition LLC	GA 0003	GA	Atlanta PDC, 1149 Citizens Parkway, Morrow, Clayton GA 30260	Owned

Chrysler Group Realty Company LLC	GA 2272-1	GA	5765 Peachtree Industrial Blvd, Atlanta, GA 30341	Owned

Chrysler Group Realty Company LLC	GA 2465-1	GA	5054 Highway 78, Stone Mountain, GA 30087	Owned

New CarCo Acquisition LLC	IL 0003	IL	Belvidere Assembly Plant, 3000 W. Chrysler Drive, Assembly Plant, Belvidere, Boone, IL 61008	Owned

New CarCo Acquisition LLC	IL 0011	IL	Belvidere Sequencing Center, 3142 Chrysler Drive, Belvidere, Boone, IL 67008	Owned

Chrysler Group Realty Company LLC	IL 2679-1	IL	14500 S. Cicero Ave., Midlothian, IL 60445	Owned

Chrysler Group Realty Company LLC	IL 2697-1	IL	SE Corner of North Avenue & Western Ave., Glendale Heights, IL 60139	Owned

Chrysler Group Realty Company LLC	lL 2854-1	IL	14500 Cicero Avenue, Midlothian, IL 60045	Owned

Chrysler Group Realty Company LLC	IL 4037-1	IL	910 & 920 W. Golf Road, Schaumburg, IL 60194	Owned

Chrysler Group Realty Company LLC	IL 6767-1	IL	208 W. Golf Rd, Schaumburg, IL 60172	Owned

Chrysler Group Realty Company LLC	IL 6952-1	IL	17225 Torrence Avenue, Lansing, IL 60438	Owned

New CarCo Acquisition LLC	IN 0002	IN	Kokomo Transmission Plant, 2401 S. Reed Road, Power Train Plant, Kokomo, Howard IN 46902	Owned

New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant - Vacant Land, 3660 North U.S. Hwy 31, Kokomo, Howard IN 46904	Owned

New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant (Power Train Plant), 3660 North U.S. Hwy 31, Power Train Plant, Kokomo, Howard IN 46904	Owned

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	IN 0005	IN	Indiana Transmission Plant, 3660 North U.S. Hwy 31, ITP II, Kokomo, Howard IN 46904	Owned

New CarCo Acquisition LLC	IN 0006	IN	Kokomo Casting Plant, 1001 East Boulevard, Power Train Plant, Kokomo, IN 46902	Owned

New CarCo Acquisition LLC	MA 0003	MA	Boston PDC - Distribution Center, 550 Forbes Boulevard, Mansfield, MA 02048	Owned

New CarCo Acquisition LLC	MI 00l6	MI	Chelsea Proving Grounds, 3700 South M-52, Land & Building, Chelsea, Washtenaw MI 48118	Owned

New CarCo Acquisition LLC	MI 0017	MI	Chrysler Transport (Lynch Road Terminal) 8555 Lynch Road, Truck Terminal, Detroit, Wayne MI 48234	Owned

New CarCo Acquisition LLC	MI 0018	MI	Trenton Engine Plant, 2000 Van Horn Road, Power Train Plant, Trenton, Wayne MI 48183	Owned

New CarCo Acquisition LLC	MI 0019	MI	Marysville National PDC, 840 Huron Blvd., Distribution Center, Marysville, St. Clair MI 48040	Owned

New CarCo Acquisition LLC	MI 0024	MI	Warren Truck Assembly Plant, 21500 Mound Road, Assembly Plant, Warren, Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0026	MI	Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0026	MI	Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren, Macomb MI 48091	Owned

New CarCo Acquisition LLC	MI 0028	MI	Mt. Elliott Tool & Die Manufacturing Facility, 3675 E Outer Drive, Stamping Plant, Detroit, Wayne MI 48234	Owned

New CarCo Acquisition LLC	MI 0033	MI	Jefferson North Assembly Plant, 2101 Conner, Assembly Plant, Detroit, Wayne MI 48215	Owned

Owner / Lessor	ControI No,	State	Property Address	Type
New CarCo Acquisition LLC	MI 0035	MI	Mack Avenue Engine Plant, 11801 Mack Avenue, Power Train Plant, Detroit, Wayne MI 48214	Owned

New CarCo Acquisition LLC	MI 0038	MI	7921 Bernice-Father Kramer Lot, 26311 Lawrence Avenue, 7921 Bernice-Father Kramer Lot, Centerline, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0038	MI	Center Line National PDC (Distribution Center), 26311 Lawrence Avenue, Distribution Center, Centerline, Macomb MI 48015	Owned

New CarCo Acquisition LLC	MI 0039	MI	Sterling Stamping Plant, 35777 Van Dyke, Stamping Plant, Sterling Heights, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0043	MI	Sterling Heights Vehicle Test Center, 7150 Metropolitan Parkway, Building and Land, Sterling Heights, Macomb MI 48312	Owned

New CarCo Acquisition LLC	MI 0044	MI	Detroit Warranty Return Center (DOW), 12501 Chrysler Drive, Land and Building, Detroit, Wayne MI 48288	Owned

New CarCo Acquisition LLC	MI 0089	MI	Mack Avenue Engine Plant II, 11570 East Warren Avenue, Power Train Plant, Detroit, Wayne MI 48214	Owned

Global Engine Asset Company LLC	MI 0100	MI		Owned

New CarCo Acquisition LLC	MI 0118	MI	Marysville Common Axle Plant, Corner of Busha Highway (M-29) and Davis Road, Maysville, MI	Owned

New CarCo Acquisition LLC	MI 0125	MI	Trenton Engine Plant II, 2300 Van Horn Road, Trenton, MI 48183	Owned

Autodie LLC	MI 0126	MI	44 Coldbrook Street NW, Grand Rapids. Kent, MI 49503-1046	Owned

Chrysler Group Realty Company LLC	MI 2191-1	MI	28100 Telegraph Road, Southfield, MI 48034	Owned

Chrysler Group Realty Company LLC	MI 2842-1	MI	21570 Hall Road, Clinton Township, MI 48038	Owned

Chrysler Group Realty Company LLC	MI 6384-1	MI	10500 W. 8 Mile Rd, Ferndale, MI 48220	Owned

Owner / Lessor	Control No.	State	Property Address	Type
Chrysler Group Realty Company LLC	MN 2403-1	MN	1615 Weston Court, Shakopee, MN 55379	Owned

Chrysler Group Realty Company LLC	MO 2640-1	MO	3140, 3160 & 3180 NW Jefferson, Blue Springs, MO 64015	Owned

Chrysler Group Realty Company LLC	MO 2711-1	MO	11503 St. Charles Rock Rd., Bridgeton, MO 63044	Owned

Chrysler Group Realty Company LLC	MO 4033-1	MO	9401 E. 350 Highway, Raytown, MO 64133	Owned

Chrysler Group Realty Company LLC	MS 2343-1	MS	315 E. Goodman Road, Southaven, MS 38671	Owned

Chrysler Group Realty Company LLC	MS 2482-1	MS	371 E. Goodman Road, Southaven, MS 38671	Owned

Chrysler Group Realty Company LLC	MS 2775-1	MS	5395 I 55 N., Jackson, MS 39206	Owned

Chrysler Group Realty Company LLC	NJ 2728-1	NJ	2060 US Highway 130, Monmouth Junction, NJ 08852	Owned

Chrysler Group Realty Company LLC	NJ 2730-1	NJ	2901 Route 130 S/2701, Cinnaminson, NJ 08077	Owned

Chrysler Group Realty Company LLC	NV 6493-1	NV	3470 Boulder Hwy, Las Vegas, NV 89121	Owned

New CarCo Acquisition LLC	NY 0005 (Ref No. 76) a/k/a NY 0004	NY	New York PDC (Land), 500 Route 303, Land, Tappan, Rockland, NY 10983	Owned

Chrysler Group Realty Company LLC	NY 2564-1	NY	678 Eleventh Ave., New York, NY 10019	Owned

Chrysler Group Realty Company LLC	NY 2825-1	NY	500 Yonkers Avenue, Yonkers, NY 10704	Owned

New CarCo Acquisition LLC	OH 0005	OH	Toledo Machining Plant, 8000 Chrysler Drive, Component Plant, Perrysburg, Wood OH 43551	Owned

New CarCo Acquisition LLC	OH 0007	OH	Toledo Truck Maintenance Facility, 5925 Hagman Road, Truck Terminal - Chrysler Transport, Toledo, Lucas OH 43612	Owned

New CarCo Acquisition LLC	OH 0009	OH	Toledo Assembly Plant - Stickney, 4000 Stickney Avenue, Supplier Park, Land, Toledo, Lucas OH 43608	Owned

New CarCo Acquisition LLC	OH 0016	OH	Toledo North Assembly Plant, 4400 Chrysler Drive, Assembly Plant, Toledo, Lucas OH 43657	Owned

Owner / Lessor	Control No.	State	Property Address	Type
New CarCo Acquisition LLC	OH 0017	OH	Toledo Supplier Park (Land), 3800 Stickney Avenue, Supplier Park Land, Toledo, Lucas OH 43608	Owned

Chrysler Group Realty Company LLC	OH 2721-1	OH	East Towne Blvd., Middletown, OH 45044	Owned

Chrysler Group Realty Company LLC	OH 6453-1	OH	1888 Morse Rd., Columbus, OH 43229	Owned

Chrysler Group Realty Company LLC	SC 2643-1	SC	800 Gold Hill Rd., Fort Mill, SC 29708	Owned

Chrysler Group Realty Company LLC	SC 7371-1	SC	2662 Broad Street Extension, Sumter, SC 29150	Owned

Chrysler Group Realty Company LLC	TN 2582-1	TN	Parkside Drive, Knoxville, TN 37922	Owned

Chrysler Group Realty Company LLC	TN 7269-1	TN	2580 Mt. Moriah, Memphis, TN 38115	Owned

Chrysler Group Realty Company LLC	TX 2176-1	TX	6905 S. I.H. 35, Austin, TX 78745	Owned

Chrysler Group Realty Company LLC	TX 2509-1	TX	Highway 225 And Beltway 8, Pasadena, TX	Owned

Chrysler Group Realty Company LLC	TX 2570-1	TX	11550 LBJ Fwy, Dallas, TX 75238	Owned

Chrysler Group Realty Company LLC	TX 2571-1	TX	700 S. Central Expy, McKinney, TX 75070	Owned

Chrysler Group Realty Company LLC	TX 2632-1	TX	25430 Bell Patna, Katy, TX 77494	Owned

Chrysler Group Realty Company LLC	TX 2705-1	TX	2601 William D Tate Ave., Grapevine, TX 76051	Owned

Chrysler Group Realty Company LLC	TX 2746-1	TX	700 S. Central Expy, McKinney, TX 75070	Owned

Chrysler Group Realty Company LLC	TX 6469-1	TX	4611 Avenue Q., Lubbock, TX 79412	Owned

Chrysler Group Realty Company LLC	TX 6744-1	TX	7309 N. International Highway 35, Austin, TX 78761	Owned

Chrysler Group Realty Company LLC	TX 9156-1	TX	7242 San Pedro, San Antonio, TX 78279	Owned

Chrysler Group Realty Company LLC	VA 4026-1	VA	8448 Leesburg Pike, Vienna, VA 22182	Owned

New CarCo Acquisition LLC	WI 0004	WI	Milwaukee National PDC, 3280 S. Clement Avenue, Distribution Center, Milwaukee, WI 53207	Owned

Chrysler Group Realty Company LLC	WI 6455-1	WI	2801 W. College Ave., Appleton, WI 54911	Owned

Chrysler Group Realty Company LLC	WI 6770-1	WI	3035 S. 108th St., West Allis, WI 53227	Owned

SCHEDULE 1.1F

MARKETING INVESTMENT DEALERSHIPS

1.	Bessemer Chrysler Jeep Dodge, Inc.

2.	Downriver Dodge, Inc.

3.	La Brea Avenue Motors, Inc.

4.	McKinney Dodge, Inc.

5.	Stateline Chrysler Jeep Dodge, Inc.

6.	Superstition Springs Chrsler Jeep, Inc.

7.	Action Chrysler Jeep Dodge Inc.*

8.	Alhambra Chrysler Jeep Dodge, Inc.*

9.	Dade City Chrysler Jeep Dodge, Inc.*

10.	Des Plaines Chrysler Jeep Dodge, Inc.*

11.	Grapevine Chrysler Jeep Dodge, Inc.*

12.	Gulfgate Dodge, Inc.*

13.	South Charlotte Chrysler Jeep Dodge, Inc.*

14.	Stone Mountain Chrsler Jeep Dodge, Inc.*

*	Entity is not currently a Subsidiary of New CarCo Acquisition LLC, but is subject to subsequent transfer if so agreed by New CarCo Acquisition LLC and Chrysler LLC

SCHEDULE 1.1G

DISPOSITIONS

1. Intellectual Property and Purchased Inventories that relate solely to vehicle production of the Chrysler Dodge Viper SRT10 vehicle models and are not necessary or useful in any other line of business and the associated Assembly Plant located at 20000 Conner Avenue, Detroit, Michigan 48234. For the purposes of the preceding sentence, vehicle production means the production and sale of Chrysler Dodge Viper SRT10 vehicle models, engines and accessories (including related non-core Viper branded merchandise (including toy vehicle replicas, clothing and video games) and marine engines based on the Chrysler Dodge Viper SRT10 V-1O engine.

“Intellectual Property”: shall mean (a) patents, trademarks, domain names and copyrights, (b) confidential and proprietary information, including trade secrets, know-how and inventions, (c) registrations and applications for registration of the foregoing, and (d) any goodwill associated with the foregoing.

“Inventory” means any and all inventory, supplies, finished goods and goods-in-transit of the Company and its Subsidiaries.

“Purchased Inventory”: means all Inventory, wherever physically located, including new vehicles, service parts, precious metals, raw materials and work-in-process

2. The merger or amalgamation of Chrysler Investment Holdings LLC (or its successor entity) with New CarCo Acquisition Canada Holdings Limited after the distribution by Chrysler Investment Holdings LLC of substantially all of its assets to Chrysler Group LLC.

SCHEDULE 3.3

CERTAIN CONSENTS

None.

SCHEDULE 3.13(a)

PLEDGED EQUITY12

Name of Issuer:	Jurisdiction of Incorporation or Formation of Issuer:	Percentage of Equity Interests owned by a Grantor:	Percentage of Equity Interests of Issuer Pledged:	Owner of Capital Stock to be Pledged:
Chrysler Cayman Investments Ltd.	Cayman Islands	100%	100%	New CarCo Acquisition LLC

Chrysler Group Egypt Limited	Egypt	99%	65%	New CarCo Acquisition LLC

Chrysler Institute of Engineering	Michigan	100%	100%	New CarCo Acquisition LLC

Chrysler Chile Importadora, LLC	Chile	99%	65%	New CarCo Acquisition LLC

Chrysler de Venezuela LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler (Hong Kong) Automotive Limited	Hong Kong	100%	65%	New CarCo Acquisition LLC

Chrysler Jeep International S.A.	Belgium	99.998%	65%	New CarCo Acquisition LLC

Chrysler Jeep Ticaret S.A.	Turkey	99.92%[13]	65%	New CarCo Acquisition LLC

Chrysler International GmbH	Germany	99%	65%	New CarCo Acquisition LLC

Chrysler Korea Ltd.	Korea	100%	65%	New CarCo Acquisition LLC

CNI CV	Netherlands	99%	65%	New CarCo Acquisition LLC

Chrysler Group Realty Company LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Bessemer Chrysler Jeep Dodge, Inc.	Delaware	100%	100%	New CarCo Acquisition LLC

Downriver Dodge Inc.	Delaware	100%	100%	New CarCo Acquisition LLC

LaBrea Avenue Motors, Inc.	Delaware	100%	100%	New CarCo Acquisition LLC

McKinney Dodge, Inc.	Delaware	(partially owned)	100% of interest owned by Grantor	New CarCo Acquisition LLC

Stateline Chrysler Jeep Dodge, Inc.	Delaware	(partially owned)	100% of interest owned by Grantor	New CarCo Acquisition LLC

[12]	Chrysler Holding (Austria) GmbH, Chrysler Investment Holdings LLC and Chrysler “Vienna” GmbH, each a Transparent Subsidiary, are not grantors as of the closing date, but will be added post-closing.
[13]	.08% held by third parties

Name of Issuer:	Jurisdiction of Incorporation or Formation of Issuer:	Percentage of Equity Interests owned by a Grantor:	Percentage of Equity Interests of Issuer Pledged:	Owner of Capital Stock to be Pledged:
Superstition Springs Chrysler Jeep, Inc.	Delaware	(partially owned)	100% of interest owned by Grantor	New CarCo Acquisition LLC

Chrysler Group Vans LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Group Global Electric Motorcars LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Group NEV Service LLC	Delaware	100%	100%	Chrysler Group Global Electric Motorcars LLC

Chrysler Group Transport LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Group Dealer Capital LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Global Engine Asset Company LLC	Delaware	85.12%	0%	New CarCo Acquisition LLC

Chrysler Group Taiwan Sales Ltd.	Taiwan	51%	0%	New CarCo Acquisition LLC

The Chrysler Foundation	Michigan	100%	100%	New CarCo Acquisition LLC

Chrysler Warranty SPV LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Receivables SPV LLC	Delaware	100%	0%	New CarCo Acquisition LLC

Autodie LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Group International Services S.A. LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Chrysler Group International LLC	Delaware	100%	100%	New CarCo Acquisition LLC

Auburn Hills Mezzanine LLC	Delaware	100%	100%	New CarCo Acquisition LLC

New CarCo Acquisition Holdings Canada Limited	Canada	100%	65%	New CarCo Acquisition LLC

Chrysler Argentina S.R.L.	Argentina	98%	65%	New CarCo Acquisition LLC

Chrysler Australia Pty Ltd	Australia	100%	65%	New CarCo Acquisition LLC

Chrysler Belgium Luxembourg S.A.	Belgium	99.99998%	65%	New CarCo Acquisition LLC

CJD do Brasil Comercio de Veiculos Ltd.	Brazil	99.99999997%	65%	New CarCo Acquisition LLC

Chrysler Columbia Ltd.	Columbia	99.9999995%	65%	New CarCo Acquisition LLC

Name of Issuer:	Jurisdiction of Incorporation or Formation of Issuer:	Percentage of Equity Interests owned by a Grantor:	Percentage of Equity Interests of Issuer Pledged:	Owner of Capital Stock to be Pledged:
Chrysler Czech Republic s.r.o.	Czech Republic	99.9642%	65%	New CarCo Acquisition LLC

Chrysler Danmark ApS	Denmark	100%	65%	New CarCo Acquisition LLC

Chrysler France SAS	France	100%	65%	New CarCo Acquisition LLC

Chrysler Deutschland GmbH	Germany	100%	65%	New CarCo Acquisition LLC

Chrysler Italia S.r.l.	Italy	100%	65%	New CarCo Acquisition LLC

Chrysler Japan Co., Ltd.	Japan	100%	65%	New CarCo Acquisition LLC

Chrysler Netherlands B.V.	The Netherlands	100%	65%	New CarCo Acquisition LLC

Chrysler New Zealand Limited	New Zealand	100%	65%	New CarCo Acquisition LLC

Chrysler Polska Sp. z o.o.	Poland	100%	65%	New CarCo Acquisition LLC

Chrysler Russia SAO	Russia	99.999994%	65%	New CarCo Acquisition LLC

Chrysler Balkans d.o.o. Beograd	Serbia	100%	65%	New CarCo Acquisition LLC

Chrysler South East Asia Pte. Ltd.	Singapore	100%	65%	New CarCo Acquisition LLC

Chrysler South Africa (Pty) Limited	South Africa	100%	65%	New CarCo Acquisition LLC

Chrysler España S.L.	Spain	100%	65%	New CarCo Acquisition LLC

Chrysler Sweden AB	Sweden	100%	65%	New CarCo Acquisition LLC

Chrysler Switzerland GmbH	Switzerland	100%	65%	New CarCo Acquisition LLC

Chrysler UK Limited	United Kingdom	100%	65%	New CarCo Acquisition LLC

SCHEDULE 3.13(c)

OTHER SUBSIDIARIES

Name	Jurisdiction of Incorporation or Formation	Joint Venture Subsidiary	Owner (Company or any of its Subsidiaries) of JV Subsidiary
Global Engine Asset Company LLC	Delaware	Yes	New CarCo Acquisition LLC owns 85.12%

Chrysler Group Taiwan Sales Ltd.	Taiwan	Yes	New CarCo Acquisition LLC owns 51%

HP DEVCO, Inc.	Michigan	No	New CarCo Acquisition LLC owns 50%

Global Engine Alliance LLC	Delaware	No	New CarCo Acquisition LLC owns 33.33%

Global Engine Manufacturing Alliance LLC	Delaware	No	New CarCo Acquisition LLC owns 33.33%

Arab American Vehicles Company	Egypt	No	New CarCo Acquisition LLC owns 40%

SCHEDULE 3.14(a)

UCC FINANCING STATEMENTS

Debtor	Filing Office
New CarCo Acquisition LLC	Delaware Secretary of State

Chrysler de Venezuela LLC	Delaware Secretary of State

Chrysler Group International LLC	Delaware Secretary of State

Chrysler Group International Services S.A. LLC	Delaware Secretary of State

Chrysler Group Realty Company LLC	Delaware Secretary of State

Chrysler Group Transport LLC	Delaware Secretary of State

Chrysler Group Vans LLC	Delaware Secretary of State

Chrysler Group Global Electric Motorcars LLC	Delaware Secretary of State

SCHEDULE 3.14(b)

MORTGAGE FILING OFFICES

Description of Property	Control No.	County for Recording
5080 Academy Ln Bessemer, AL 35022	AL 2563-1	Jefferson

549 Bessemer Super Hwy, Midfield, AL 35228	AL 2219-1	Jefferson

6130 E Auto Park Drive, Mesa, AZ 85206	AZ 2335-1	Maricopa

1100 W. Main St., Alhambra, CA 91801	CA 2098-1	Los Angeles

5548 Paseo Del Norte Carlsbad, CA 92008	CA 4054-1	San Diego

Lot 15a - Elk Grove Auto Mall, Elk Grove, CA 00000	CA 2508-1	Sacramento

2501 Mission Blvd., Hayward, CA 94544	CA 6132-1	Alameda

2023-2025 S. Figueroa St., Los Angeles, CA 90007	CA 2580-1	Los Angeles

415 W. Central Ave., Lompoc, CA 93436	CA 2587-1	Santa Barbara

401 S. La Brea Ave., Los Angeles, CA 90036	CA 6333-1	Los Angeles

401 S. La Brea Ave., Los Angeles, CA 90036	CA 6762-1	Los Angeles

13655 Poway Road Poway, CA 92064	CA 2164-1	San Diego

4100 Stevens Creek Blvd., San Jose, California 95129	CA 2238-1	Santa Clara

1075 Francisco Blvd. East, San Rafael, CA 94901	CA 6296-1	Marin

5600 S. Broadway Littleton, CO 80121	CO 4121-1	Arapahoe

4040 Byrd Dr., Loveland, CO 80538	CO 2674-1	Larimer

2600 N. Lincoln Loveland, CO	CO 2675-1	Larimer

1800 W. 104th Street Thornton, CO	CO 2719-1[14]	Adams

1800 W. 104th Avenue Thornton, CO 80234	CO 4043-1[15]	Adams

2000 North State Road #7 Lauderdale Lakes, FL 33313	FL 7058-1	Broward

5765 Peachtree Industrial Blvd Atlanta, GA 30341	GA 2272-1	Dekalb

5054 Highway 78	GA 2465-1	Gwinnett

[14]	Same legal description as CO 4043-1.
[15]	Same legal description as CO 2719-1.

Description of Property	Control No.	County for Recording
Stone Mountain, GA 30087

SE Corner of North Avenue & Western Ave.,Glendale Heights, IL 60139	IL 2697-1	DuPage

17225 Torrence Avenue, Lansing, IL 60438	IL 6952-1	Cook

14500 S. Cicero Ave., Midlothian, IL 60445	IL 2679-1	Cook

14500 Cicero Avenue Midlothian, IL 60045	IL 2854-1	Cook

910 & 920 W. Golf Road Schaumburg, IL 60194	IL 4037-1	Cook

208 W. Golf Rd Schaumburg, IL 60172	IL 6767-1	Cook

21570 Hall Road Clinton Township, MI 48038	MI 2842-1	Macomb

10500 W. 8 Mile Rd Ferndale, MI 48220	MI 6384-1	Oakland

28100 Telegraph Road Southfield, MI 48034	MI 2191-1	Oakland

1615 Weston Court Shakopee, MN 55379	MN 2403-1	Scott

3140, 3160 & 3180 NW Jefferson Blue Springs, MO 64015	MO 2640-1	Jackson

11503 St. Charles Rock Rd., Bridgeton, MO 63044	MO 2711-1	Saint Louis

9401 E. 350 Highway, Raytown, MO 64133	MO 4033-1	Jackson

5395 I 55 N., Jackson, MS 39206	MS 2775-1	Hinds

371 E. Goodman Road Southaven, MS 38671	MS 2482-1	DeSoto

315 E. Goodman Road, Southaven, MS 38671	MS 2343-1	DeSoto

2901 Route 130 S/2701 Cinnaminson, NJ 08077	NJ 2730-1	Burlington

2060 US Highway 130 Monmouth Junction, NJ 08852	NJ 2728-1	Middlesex

3470 Boulder Hwy Las Vegas, NV 89121	NV 6493-1	Clark

678 Eleventh Ave., New York, NY 10019	NY 2564-1	New York

500 Yonkers Avenue, Yonkers, NY 10704	NY 2825-1	Westchester

1888 Morse Rd., Columbus, OH 43229	OH 6453-1	Franklin

East Towne Blvd., Middletown, OH 45044	OH 2721-1	Warren

800 Gold Hill Rd., Fort Mill, SC 29708	SC 2643-1	York

2662 Broad Street Extension,	SC 7371-1	Sumter

Description of Property	Control No.	County for Recording
Sumter, SC 29150

Parkside Drive Knoxville, TN 37922	TN 2582-1	Knox

2580 Mt. Moriah Memphis, TN 38115	TN 7269-1	Shelby

6905 S. I.H. 35,Austin, TX 78745	TX 2176-1	Travis

7309 N. International Highway 35, Austin, TX 78761	TX 6744-1	Travis

11550 LBJ Fwy Dallas, TX 75238	TX 2570-1	Dallas

2601 William D Tate Ave., Grapevine, TX 76051	TX 2705-1	Tarrant

25430 Bell Patna Katy, TX 77494	TX 2632-1	Fort Bend

4611 Avenue Q., Lubbock, TX 79412	TX 6469-1	Lubbock

700 S. Central Expy McKinney, TX 75070	TX 2746-1	Collin

700 S. Central Expy McKinney, TX 75070	TX 2571-1	Collin

Highway 225 And Beltway 8 Pasadena, TX	TX 2509-1	Harris

7242 San Pedro, San Antonio, TX 78279	TX 9156-1	Bexar

8448 Leesburg Pike Vienna, VA 22182	VA 4026-1	Fairfax

2801 W. College Ave., Appleton, WI 54911	WI 6455-1	Outgamie

3035 S. 108th St., West Allis, WI 53227	WI 6770-1	Milwaukee

New York PDC (Land), 500 Route 303, Land, Tappan, Rockland, NY 10983	NY 0005 (Ref No. 76) a/k/a NY 0004	Rockland

Belvidere Assembly Plant, 3000 W. Chrysler Drive, Assembly Plant, Belvidere, Boone, IL 61008	IL 0003[16]	Boone

Belvidere Sequencing Center, 3142 Chrysler Drive, Belvidere, Boone, IL 67008	IL 0011[17]	Boone

Kokomo Transmission Plant, 2401 S. Reed Road, Power Train Plant, Kokomo, Howard IN 46902	IN 0002[18]	Howard

Indiana Transmission Plant, 3660 North U.S. Hwy 31, ITP II, Kokomo, Howard IN 46904	IN 0005	Howard

[16]	Same legal description as IL 0011.
[17]	Same legal description as IL 0003.
[18]	Same legal description as IN 0006.

Description of Property	Control No.	County for Recording
Indiana Transmission Plant (Power Train Plant), 3660 North U.S. Hwy 31, Power Train Plant, Kokomo, Howard IN 46904	IN 0005	Howard

Chelsea Proving Grounds, 3700 South M-52, Land & Building, Chelsea, Washtenaw MI 48118	MI 0016	Washtenaw

Trenton Engine Plant, 2000 Van Horn Road, Power Train Plant, Trenton, Wayne MI 48183	MI 0018	Wayne

Marysville National PDC, 840 Huron Blvd., Distribution Center, Marysville, St. Clair MI 48040	MI 0019	St. Clair

Warren Truck Assembly Plant, 21500 Mound Road, Assembly Plant, Warren, Macomb MI 48091	MI 0024	Macomb

Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren, Macomb MI 48091	MI 0026	Macomb

Mt. Elliott Tool & Die Manufacturing Facility, 3675 E Outer Drive, Stamping Plant, Detroit, Wayne MI 48234	MI 0028	Wayne

Jefferson North Assembly Plant, 2101 Conner, Assembly Plant, Detroit, Wayne MI 48215	MI 0033	Wayne

Mack Avenue Engine Plant, 11801 Mack Avenue, Power Train Plant, Detroit, Wayne MI 48214	MI 0035[19]	Wayne

7921 Bernice-Father Kramer Lot, 26311 Lawrence Avenue, 7921 Bernice-Father Kramer Lot, Centerline, Macomb MI 48312	MI 0038	Macomb

Center Line National PDC (Distribution Center), 26311 Lawrence Avenue, Distribution Center, Centerline, Macomb MI 48015	MI 0038	Macomb

Sterling Stamping Plant, 35777 Van Dyke, Stamping Plant, Sterling Heights, Macomb MI 48312	MI 0039	Macomb

Sterling Heights Vehicle Test Center, 7150 Metropolitan Parkway, Building and Land, Sterling Heights, Macomb MI 48312	MI 0043	Macomb

Mack Avenue Engine Plant II, 11570 East Warren Avenue, Power Train Plant, Detroit, Wayne MI 48214	MI 0089[20]	Wayne

Toledo Machining Plant, 8000 Chrysler Drive, Component Plant, Perrysburg, Wood OH 43551	OH 0005	Wood

Toledo Assembly Plant – Stickney, 4000	OH 0009[21]	Lucas

[19]	Same legal description as MI 0089.
[20]	Same legal description as MI 0035.
[21]	Same legal description as OH 0016 and OH 0017.

Description of Property	Control No.	County for Recording
Stickney Avenue, Supplier Park, Land, Toledo, Lucas OH 43608

Toledo North Assembly Plant, 4400 Chrysler Drive, Assembly Plant, Toledo, Lucas OH 43657	OH 0016[22]	Lucas

Toledo Supplier Park (Land), 3800 Stickney Avenue, Supplier Park Land, Toledo, Lucas OH 43608	OH 0017[23]	Lucas

Milwaukee National PDC, 3280 S. Clement Avenue, Distribution Center, Milwaukee, WI 53207	WI 0004	Milwaukee

Arizona Proving Grounds, 1 Proving Ground Road, Yucca, Mohave, AZ	AZ 0006	Mohave

Toledo Truck Maintenance Facility, 5925 Hagman Road, Truck Terminal - Chrysler Transport, Toledo, Lucas OH 43612	OH 0007	Lucas

Atlanta PDC, 1149 Citizens Parkway, Morrow, Clayton GA 30260	GA 0003	Clayton

Boston PDC - Distribution Center, 550 Forbes Boulevard, Mansfield, MA 02048	MA 0003	Bristol

Chrysler Transport (Lynch Road Terminal) 8555 Lynch Road, Truck Terminal, Detroit, Wayne MI 48234	MI 0017	Wayne

Detroit Warranty Return Center (DOW), 12501 Chrysler Drive, Land and Building, Detroit, Wayne MI 48288	MI 0044	Wayne

Marysville Common Axle Plant, Corner of Busha Highway (M-29) and Davis Road, Maysville, MI	MI 0118	Wayne

44 Coldbrook Street NW Grand Rapids, Kent MI 49503	MI 0126	Tuscola

Kokomo Casting Plant, 1001 East Boulevard, Power Train Plant, Kokomo, IN 46902	IN 0006[24]	Howard

Warren Stamping Plant, 22800 Mound Road, Stamping Plant, Warren Macomb MI 48091	MI 0026	Macomb

Indiana Transmission Plant - Vacant Land, 3660 North U.S. Hwy 31, Kokomo, Howard IN 46904	IN 0005	Howard

Trenton Engine Plant II, 2300 Van Horn Road, Trenton, MI 48183	MI 0125	Howard

[22]	Same legal description as OH 0009 and OH 0017.
[23]	Same legal description as OH 0009 and OH 0016.
[24]	Same legal description as IL 0002.

SCHEDULE 4.1(o)

PLEDGED NOTES

1.	Third Party Promissory Notes

(i) Promissory Note, dated November 21, 2008, made by Metaldyne Corporation payable to the order of Chrysler LLC in the original principal amount of $27,500,000.

2.	Affiliate Promissory Notes

(i)	Promissory Note with Global Engine Alliance due 12/05/2012

(ii)	Promissory Notes with Global Engine Asset Company LLC due 12/31/2012

SCHEDULE 6.2

PERMITTED LIENS

1.	Vehicle-Body Supply Agreement, dated as of October 5, 2005, between DaimlerChrysler Corporation and Kuka Toledo Production Operations LLC, as amended, resulting in an embedded capital lease secured by real property and equipment in the amount outstanding of $133,610,040 (before purchase accounting) as of March 31, 2009. (To the extent assumed by New CarCo Acquisition LLC)

2.	Completed Chassis–Module Supply Agreement, dated as of May 5, 2005, between DaimlerChrysler Corporation and Ohio Module Manufacturing Co., LLC, as amended, resulting in an embedded capital lease secured by real property and equipment in the amount outstanding of $37,882,207 (before purchase accounting) as of March 31, 2009.

3.	Obligations under Utility Services Agreements dated May 24, 2004, with DTE Energy Center, LLC and Utility Assets, LLC for a term of twenty years, as amended. Obligations under this arrangement amounted to $250,192,000 (before purchase accounting) at March 31, 2009.

4.	Lease Agreement, dated May 1, 1999, between Toledo-Lucas County Port Authority (as lessor) and DaimlerChrysler Corporation (as lessee), as amended, in connection with the Toledo North Cross Dock Facility capital lease in an amount of $4,140,000 outstanding as of March 31, 2009.

5.	Lease Agreement, dated October 1, 2000 between Toledo-Lucas County Port Authority (as lessor) and DaimlerChrysler Corporation (as lessee), as amended, in connection with the Toledo North Sequencing Center capital lease in an amount of $12,075,000 outstanding as of March 31, 2009.

6.	Amended and Restated Scrap Management Agreement, dated October 1, 1992, between Chrysler Corporation and Omnisource Corporation. First Amendment to Amended and Restated Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omniscoure Corporation. Second Amendment to Amended and Restated Scrap Management Agreement, dated January 1, 2004, between DaimlerChrysler Corporation and Omnisource Corporation in connection with the Warren Stamping facility capital lease in an amount of $8,301,000 outstanding as of March 31, 2009.

7.	Scrap Management Agreement, dated September 25, 1992, between Chrysler Corporation and Omnisource Corporation. First amendment to Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omnisource Corporation. Second Amendment to Scrap Management Agreement, dated January 1, 2004, between DaimlerChrysler Corporation and Omnisource Corporation. Third Amendment to Scrap Management Agreement, dated January 1, 2004, between DaimlerChrysler Corporation and Omnisource Corporation in connection with the Sterling Stamping facility capital lease in an amount of $5,463,000 outstanding as of March 31, 2009.

8.	Scrap Management Agreement, dated March 1, 1992, between Chrysler Corporation and Omnisource Corporation. First Amendment to Scrap Management Agreement, dated June 15, 1992, between Chrysler Corporation and Omnisource Corporation. Second Amendment to Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omnisource Corporation. Third Amendment to Scrap Management Agreement, dated January 1, 2004, between Chrysler Corporation and Omnisource Corporation in connection with the Twinsburg Stamping facility capital lease in an amount of $2,290,000 outstanding as of March 31, 2009. (To the extent assumed by New CarCo Acquisition LLC.)

9.	Master Commercial Agreement, dated December 13, 2008 between Chrysler LLC, ZF Friedrichshafen and ZF Marysville LLC, as amended, resulting in a potential embedded capital lease secured by equipment.

10.	Lease Agreement, dated August 3, 2007, between Auburn Hills Owner LLC (as landlord) and Chrysler LLC (as tenant), as amended, in connection with the Chrysler Auburn Hills facility in an amount of $312,700,000 outstanding as of March 31, 2009.

11.	Loan Agreement between Auburn Hills Owner LLC, as Borrower, and Citigroup Global Markets Realty Corp, as Lender, dated August 3, 2007 with an initial amount outstanding of $225,000,000.

12.	Agreement (Collateral for Continuing Credit Support Instruments) dated August 3, 2007 between Chrysler LLC, DaimlerChrysler North American Finance Corporation, DaimlerChrysler Holding Corporation, DaimlerChrysler North American Holding Corporation, and CG Investment Group, LLC, in an amount of $302,000,000, as of March 31, 2009.

13.	Settlement Agreement dated February 29, 2008 between Chrysler LLC and KUKA Toledo Production Operations, LLC. This provision allows for a restricted cash escrow amount of $20,000,000 in lieu of the required letter of credit called for under this agreement.

14.	Trust Indenture Agreement dated April 2009 in the amount of C$10,000,000. The general purpose of the Trust is to provide funding for the defense of the directors and officers against Liability Claims and for the payment of such Claims, to the extent that the directors and officers insurance does not otherwise provide for coverage.

Certain Significant Sale-Leasebacks that resulted in Operating Leases

15.	Master Lease Agreement, dated as of November 30, 2007, between Gelco Corporation and Chrysler LLC, as amended. (To the extent assumed by New CarCo Acquisition LLC.)

16.	Master Lease Agreement, dated as of October 31, 2001, among Gelco Corporation, DaimlerChrysler Corporation and DaimlerChrysler North America Holding Corporation, as Guarantor. (To the extent assumed by New CarCo Acquisition LLC.)

17.	Lease Agreement, dated as of June 10, 2008, between UIR Sante Fe 4, S.A. de C.V. as Lessor and Chrysler de Mexico, S.A. de C.V.

Intellectual Property Matters

18.	The filings of record in public offices indicated on Annex 6.2(x) only until such time as they are required to be released pursuant to the terms of the Post Closing Letter, from the Borrower to the Lender, dated as of the date hereof.

19.	Liens arising from security interests granted in co-owned patents by the non-Chrysler co-owner including those listed on Annex 6.2(y) attached hereto.

SCHEDULE 6.3

PERMITTED INDEBTEDNESS

1.	DaimlerChrysler Corporation Administrative Services Agreement, dated June 7, 2002 between DaimlerChrysler Corporation and Global Engine Alliance LLC, as amended, in connection with cash sweep activities in an amount of $5,005,000 outstanding as of March 31, 2009. (To the extent assumed by New CarCo Acquisition LLC)

2.	Vehicle-Body Supply Agreement, dated as of October 5, 2005, between DaimlerChrysler Corporation and Kuka Toledo Production Operations LLC, as amended, resulting in an embedded capital lease secured by real property and equipment in the amount outstanding of $133,610,040 (before purchase accounting) as of March 31, 2009.

3.	Completed Chassis–Module Supply Agreement, dated as of May 5, 2005, between DaimlerChrysler Corporation and Ohio Module Manufacturing Co., LLC, as amended, resulting in an embedded capital lease secured by real property and equipment in the amount outstanding of $37,882,207 (before purchase accounting) as of March 31, 2009.

4.	Obligations under Utility Services Agreements dated May 24, 2004, with DTE Energy Center, LLC and Utility Assets, LLC for a term of twenty years, as amended. Obligations under this arrangement amounted to $250,192,000 (before purchase accounting) at March 31, 2009.

5.	Lease Agreement, dated May 1, 1999, between Toledo-Lucas County Port Authority (as lessor) and DaimlerChrysler Corporation (as lessee), as amended, in connection with the Toledo North Cross Dock Facility capital lease in an amount of $4,140,000 outstanding as of March 31, 2009.

6.	Lease Agreement, dated October 1, 2000 between Toledo-Lucas County Port Authority (as lessor) and DaimlerChrysler Corporation (as lessee), as amended, in connection with the Toledo North Sequencing Center capital lease in an amount of $12,075,000 outstanding as of March 31, 2009.

7.	Amended and Restated Scrap Management Agreement, dated October 1, 1992, between Chrysler Corporation and Omnisource Corporation. First Amendment to Amended and Restated Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omniscoure Corporation. Second Amendment to Amended and Restated Scrap Management Agreement, dated January 1, 2004, between DaimlerChrysler Corporation and Omnisource Corporation in connection with the Warren Stamping facility capital lease in an amount of $8,301,000 outstanding as of March 31, 2009.

8.

Scrap Management Agreement, dated September 25, 1992, between Chrysler Corporation and Omnisource Corporation. First amendment to Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omnisource Corporation. Second Amendment to Scrap Management Agreement, dated January 1, 2004, between

DaimlerChrysler Corporation and Omnisource Corporation. Third Amendment to Scrap Management Agreement, dated January 1, 2004, between DaimlerChrysler Corporation and Omnisource Corporation in connection with the Sterling Stamping facility capital lease in an amount of $5,463,000 outstanding as of March 31, 2009.

9.	Scrap Management Agreement, dated March 1, 1992, between Chrysler Corporation and Omnisource Corporation. First Amendment to Scrap Management Agreement, dated June 15, 1992, between Chrysler Corporation and Omnisource Corporation. Second Amendment to Scrap Management Agreement, dated January 15, 1995, between Chrysler Corporation and Omnisource Corporation. Third Amendment to Scrap Management Agreement, dated January 1, 2004, between Chrysler Corporation and Omnisource Corporation in connection with the Twinsburg Stamping facility capital lease in an amount of $2,290,000 outstanding as of March 31, 2009. (To the extent assumed by New CarCo Acquisition LLC.)

10.	Loan Guarantees by Chrysler LLC, dated January 15, 2009, as amended, guaranteeing payment by Masonico, LLC, to New Venture Real Estate Holdings, LLC, with an amount outstanding as of March 31, 2009 of $4,821,000.

11.	Guarantee issued by Chrysler LLC to First Trust National Association, as Trustee, to service City of Detroit Local Development Finance Authority bonds, dated June 1, 1997, as amended, with a financial responsibility at March 31, 2009 of $28,858,479. (To the extent assumed by New CarCo Acquisition LLC.)

12.	Guaranty Agreement dated May 1, 1999 between DaimlerChrysler Corporation (as guarantor) and Fifth Third Bank (as Trustee), as amended, whereby the Toledo-Lucas County Port Authority issued Taxable Development Revenue Bonds, Series 1999 in connection with the construction of the Toledo Cross Dock Facility with a financial responsibility of $4,140,000 outstanding as of March 31, 2009. (To the extent assumed by New CarCo Acquisition LLC.)

13.	Guaranty Agreement–Extension 7 dated November 7, 2005 made by DaimlerChrysler Corporation to Bank One, as amended, in connection with the Detroit Economic Growth Corporation Bank Credit Agreement. Balance as of March 31, 2009 of $352,800. (To the extent assumed by New CarCo Acquisition LLC.)

14.	Master Commercial Agreement, dated December 13, 2008 between Chrysler LLC, ZF Friedrichshafen and ZF Marysville LLC, as amended, resulting in a potential embedded capital lease secured by equipment.

15.	Loan Guarantee by Chrysler LLC, dated August 3, 2007, guaranteeing payment by Auburn Hills Owner LLC to Citigroup Global Markets Realty Corp, as amended, with an initial amount outstanding of $225,000,000. (To the extent assumed by New CarCo Acquisition LLC.)

16.	Lease Agreement, dated August 3, 2007, between Auburn Hills Owner LLC (as landlord) and Chrysler LLC (as tenant), as amended, in connection with the Chrysler Auburn Hills facility in an amount of $312,700,000 outstanding as of March 31, 2009.

17.	Loan Agreement between Auburn Hills Owner LLC, as Borrower, and Citigroup Global Markets Realty Corp, as Lender, dated August 3, 2007 with an initial amount outstanding of $225,000,000.

Certain Significant Sale-Leasebacks that resulted in Operating Leases

18.	Master Lease Agreement, dated as of November 30, 2007, between Gelco Corporation and Chrysler LLC, as amended. (To the extent assumed by New CarCo Acquisition LLC.)

19.	Master Lease Agreement, dated as of October 31, 2001, among Gelco Corporation, DaimlerChrysler Corporation and DaimlerChrysler North America Holding Corporation, as Guarantor. (To the extent assumed by New Car Co Acquisition LLC.)

20.	Lease Agreement, dated as of June 10, 2008, between UIR Sante Fe 4, S.A. de C.V. as Lessor and Chrysler de Mexico, S.A. de C.V.

SCHEDULE 6.8

CERTAIN SALE/LEASEBACK TRANSACTIONS

1. Obligations under Utility Services Agreement dated May 24, 2004 with DTE Energy Center, LLC and Utility Assets, LLC for a term of twenty years. At inception of the arrangement, the present value of total payments associated with the lease component of the fees due under the original agreement was $231,682,084. Fees due to DTE Energy Center, LLC were subsequently increased as a result of additional assets of approximately $10.4M which were added to the arrangement under the First and Second Amendments to Utility Services Agreement each dated June 16, 2006 between DTE Energy Center, LLC and Utility Assets, LLC.

2. Master Lease Agreement, dated as of November 30, 2007, between Gelco Corporation and Chrysler LLC, as amended. (To the extent assumed by New CarCo Acquisition LLC.)

3. Master Lease Agreement, dated as of October 31, 2001, among Gelco Corporation, DaimlerChrysler Corporation and DaimlerChrysler North America Holding Corporation, as Guarantor. (To the extent assumed by New CarCo Acquisition LLC.)

4. Lease Agreement, dated as of June 10, 2008, between UIR Sante Fe 4, S.A. de C.V. as Lessor and Chrysler de Mexico, S.A. de C.V.

SCHEDULE 6.9

CERTAIN AGREEMENTS IN EFFECT AS OF THE CLOSING DATE

None.

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

made by

certain Subsidiaries of

NEW CARCO ACQUISITION LLC

in favor of

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of June 10, 2009

-i-

SCHEDULES

Schedule 1 Notice Addresses

ANNEXES

Annex 1 Joinder Agreement

-ii-

FORM OF GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of June 10, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”) under the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), between NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), and the Lender.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make its extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to make its extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Lender, as follows:

SECTION 1.

DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guaranteed Parties”: the Lender and any other Person that holds an Obligation.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Annexes hereto) and not to any particular provision of this Agreement (or the Schedules and Annexes hereto), and Section and Schedule references are to this Agreement unless otherwise specified.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume or voluntarily become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (v) references to any Person shall include its successors and assigns.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.

GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Lender and any other Person holding any Obligations, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Guaranteed Parties hereunder.

(d) Subject to Section 3.16 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been paid in full and the Commitments have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations, and any or all of the Guarantors may be free from their respective obligations contained in this Section 2.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments have been terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party, and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower on account of the Obligations are paid in full and the Commitments have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as specified in the Security Agreement.

2.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Guaranteed Party may be rescinded by such Guaranteed

Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives (to the extent not prohibited by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (to the extent not prohibited by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Borrower for its Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in Dollars at its Funding Office.

2.8 Application of Proceeds. The Lender shall apply any proceeds received under this Agreement in accordance with, and in the order of priorities specified in Section 5.5 of the Security Agreement.

SECTION 3.

MISCELLANEOUS

3.1 Setoff. In addition to any rights and remedies of the Guaranteed Parties provided by law, each Guaranteed Party shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by the Guarantors to the extent permitted by applicable law, upon all the Obligations becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of any Guarantor. Each Guaranteed Party agrees promptly to notify the Borrower, such Guarantor and the Lender after any such setoff and application of the proceeds thereof made by such Guaranteed Party; provided that the failure to give such notice shall not affect the validity of such setoff and application.

3.2 Representations and Warranties. Each Guarantor hereby makes each of the representations and warranties set forth in Section 3 of the Credit Agreement with respect to itself, mutatis mutandis. Each Guarantor agrees that the foregoing representations and warranties shall be deemed true and correct in all material respects and to have been made by such Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date).

3.3 Covenants. Each Guarantor hereby agrees to comply with those covenants applicable to it set forth in Sections 5 and 6 of the Credit Agreement.

3.4 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

3.5 Notices. All notices, requests and demands to or upon the Lender or any Guarantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address specified in writing to the Lender in accordance with the Credit Agreement.

3.6 No Waiver by Course of Conduct; Cumulative Remedies. No Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

3.7 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Guaranteed Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

3.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

3.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

3.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Lender and any other Person holding any Obligations with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Guarantor or the Lender or any other Person holding Obligations relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

3.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.13 Submission To Jurisdiction; Waivers. Each Guarantor, and by its acceptance hereof the Lender, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the federal and state courts of the Borough of Manhattan, The City of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.5 or at such other address of which the Lender shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

3.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.7 of the Credit Agreement, or that the Borrower desires to become a party to this Agreement, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

3.15 Acknowledgments. (a) Each of the Borrower and each Guarantor hereby acknowledges that (i) each of them have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and (ii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between or among the Lender, the Borrower or any Subsidiary thereof.

(b) The Borrower hereby acknowledges that the Lender has no fiduciary relationship with or duty to any Group Member arising out of or in connection with this

Agreement or any of the other Loan Documents, and the relationship between the Lender, on one hand, and any Group Member, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

3.16 Releases. (a) Upon the satisfaction of the conditions set forth in Section 7.13(a) of the Security Agreement, this Agreement and all obligations (other than those expressly stated to survive such termination) of each Guaranteed Party and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b) Upon the sale of all the Capital Stock of a Guarantor to any Person (other than another Guarantor) in a transaction permitted by the Loan Documents, and as long as no Event of Default has occurred and is continuing, such Guarantor shall cease to be a Guarantor hereunder or a party to any Loan Document and shall be released automatically from its obligations pursuant hereto and thereto.

3.17 WAIVER OF JURY TRIAL. EACH GUARANTOR, AND BY ITS ACCEPTANCE OF THE BENEFITS HEREOF THE LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

3.18 Joint and Several Liability. Each Guarantor hereby acknowledges and agrees that the Guarantors are jointly and severally liable to the Lender for the payment and performance when due of the Obligations. Each Guarantor hereby further acknowledges and agrees that (a) subject to the provisions of Section 7.1 of the Credit Agreement, any default, or breach of a representation, warranty or covenant by any Guarantor hereunder or under any Loan Document is hereby considered a default or breach by each Guarantor, as applicable, and (b) the Lender shall have no obligation to proceed against one Guarantor before proceeding against the other Guarantors. Each Guarantor hereby waives any defense to its obligations under this Guaranty based upon or arising out of the disability or other defense or cessation of liability of one Guarantor versus the other.

3.19 Costs and Expenses. Each Guarantor agrees to pay or reimburse the Guaranteed Parties for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the documented fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Guaranteed Parties.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

[GUARANTORS]

By:
Name:
Title:

[Signature Page to Guarantee Agreement]

Acknowledged and Agreed:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

GUARANTOR	NOTICE ADDRESS
Chrysler de Venezuela LLC	1000 Chrysler Drive Auburn Hills, MI 48326 Attention: General Counsel Telephone: 248.512.3984 Facsimile: 248.512.1771
Chrysler Group International LLC
Chrysler Group International Services S.A. LLC
Chrysler Group Realty Company LLC
Chrysler Group Transport LLC
Chrysler Group Vans LLC
Chrysler Group Global Electric Motorcars LLC

Annex 1 to

Guarantee Agreement

JOINDER AGREEMENT, dated as of                     , 200     (the “Joinder Agreement”), made by                      (the “Additional Guarantor”), in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY, as lender (the “Lender”) under the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), and the Lender have entered into a Credit Agreement, dated as of June 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain Affiliates of the Borrower (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of June 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Lender;

WHEREAS, the Credit Agreement requires, or the Borrower desires that, the Additional Guarantor become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 3.12 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee Agreement.

2. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Signature Page to Joinder Agreement]

Annex 1-A to

Joinder Agreement

Supplement to Schedule 1

EXHIBIT B

FORM OF CLOSING CERTIFICATE

Pursuant to Section 4.1(k) of the First Lien Credit Agreement, dated as of June 10, 2009 (the “Credit Agreement”; unless otherwise defined herein, capitalized terms used in this Closing Certificate have the meanings ascribed to them in the Credit Agreement), between New CarCo Acquisition LLC and The United States Department of the Treasury, as lender (the “Lender”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT COMPANY NAME] (the “Certifying Loan Party”) hereby certifies in [his] [her] capacity as [INSERT TITLE OF OFFICER] and not in [his][her] individual capacity, as follows:

1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects, subject to and qualified by the same exceptions, limitations and exclusions provided under Section 3.23 of the Credit Agreement, on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.                              is the duly elected and qualified [Corporate Secretary] of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Company only]

4. The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date. [Company only]

5. As of the Closing Date, no Material Adverse Effect has occurred and is continuing. [Company only]

The undersigned [Secretary] of the Certifying Loan Party certifies in [his] [her] capacity as [Secretary] and not in [his][her] individual capacity, as follows:

1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

2. The Certifying Loan Party is a [corporation][limited liability company] duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

Exh. B-l

3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the [board of directors] [managing members] of the Certifying Loan Party on                          authorizing the execution, delivery, and performance of the Loan Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded, have been and remain in full force and effect since their adoption to and including the date hereof.

4. Attached hereto as Annex 2 is a true and complete copy of the [By-Laws] [Operating Agreement] of the Certifying Loan Party as in effect on the date hereof. Such [By-Laws] [agreement] [were] [was] duly adopted by appropriate organizational action, has not been rescinded, impaired or otherwise amended and remain[s] in full force and effect on and as of the date hereof.

5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of [Incorporation] [Organization] [Formation] of the Certifying Loan Party as in effect on the date hereof. Such certificate remains in full force and effect on and as of the date hereof.

6. Attached hereto as Annex 4 is a true and complete copy of the Certificate of [good standing] [existence] of the Certifying Loan Party from the Secretary of State of [            ] dated as of May [    ], 2009.

7. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers (excluding the [Secretary]) is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents or any other document or certificate to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names in our capacity as officers of the Certifying Loan Party and not in our individual capacities as of the date set forth below.

Name:
Title: Secretary

Date: June [ ], 2009

Exh. B-2

[CERTIFYING LOAN PARTY]

By:
Name:
Title:

Exh. B-3

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the First Lien Credit Agreement, dated as of June 10, 2009, as amended, supplemented or modified from time to time (the “Credit Agreement”), among NEW CARCO ACQUISITION LLC, a Delaware limited liability company (“Borrower”) and The United States Department of the Treasury (the “Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights referred to in Section 8.6 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date (as hereinafter defined), including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Section 8.6 of the Credit Agreement.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Lender, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Lender exchange the

Exh. C-l

attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial reports delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor or the Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Lender by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. Following the execution of this Assignment and Assumption, it will be delivered to the Borrower. The effective date of this Assignment and Assumption shall be the date such assignment is delivered to the Borrower pursuant to the Credit Agreement (the “Effective Date”).

5. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of the Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York.

8. This Assignment and Assumption may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Exh. C-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers or representatives on Schedule 1 hereto.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Exh. C-3

Schedule 1

This is Schedule 1 to the Assignment and Assumption with respect to the First Lien Credit Agreement, dated as of June 10, 2009, as amended, supplemented or modified from time to time, between New CarCo Acquisition LLC, a Delaware limited liability company and The United States Department of the Treasury.

Legal Name of Assignor:

Legal Name of Assignee:

Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned
[	$	%	]

Effective Date of Assignment (the “Effective Date”):             , 20    .

Accepted and Consented to:

, as Assignor

By:
Name:
Title:

Exh. C-4

EXHIBIT D-1

FORM OF WAIVER FOR THE LOAN PARTIES

In consideration for the benefits that it will receive as a result of its or its affiliate’s participation in The United States Department of the Treasury’s (the “Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter (any such program, including the Automotive Industry Financing Program, a “Program”), [LOAN PARTY] (together with its subsidiaries and affiliates, the “Company”) hereby voluntarily waives any claim against the United States (and each of its departments and agencies) for any changes to compensation or benefits of the Company’s employees that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the requirements of the First Lien Credit Agreement among the Company and the Treasury entered into on or about June 10, 2009, as amended (the “Limitations”).

The Company acknowledges that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that the Company may have with its employees or in which such employees may participate as the regulations and Limitations relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims the Company may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits the Company’s employees would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on the Company’s employment relationship with its employees.

Exh. D-1-1

[LOAN PARTY]

By:
Name:
Title:

Date: June     , 2009

Exh. D-1-2

EXHIBIT D-2

FORM OF WAIVER OF SEO TO LENDER

In consideration for the benefits I will receive as a result of the participation of NEW CARCO ACQUISITION LLC (together with its subsidiaries and affiliates, the “Borrower”) in The United States Department of the Treasury’s (“Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 10, 2009) or my employer for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the requirements of the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 10,2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Borrower or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Borrower acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

Exh. D-2-1

Intending to be legally bound, I have executed this Waiver as of this day of , 20 .

Name:
Title:

Exh. D-2-2

EXHIBIT D-3

FORM OF CONSENT AND WAIVER

OF SEO TO BORROWER

In consideration for the benefits I will receive as a result of the participation of NEW CARCO ACQUISITION LLC (together with its subsidiaries and affiliates, the “Borrower”) in The United States Department of the Treasury’s (the “Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”). I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 10, 2009) or my employer for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the requirements of the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 10, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Borrower or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Borrower acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the terms and conditions of

Exh. D-3-1

any laws, regulations or the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

Intending to be legally bound, I have executed this Waiver as of this day of , 20 .

Name:
Title:

Exh. D-3-2

EXHIBIT D-4

FORM OF WAIVER FOR EACH SENIOR EMPLOYEE

TO BE DELIVERED TO THE LENDERS

In consideration for the benefits I will receive as a result of the participation of NEW CARCO ACQUISITION LLC (together with its subsidiaries and affiliates, the “Borrower”) in The United States Department of the Treasury’s (the “Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”). I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 10, 2009) or my employer for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the requirements of the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 9, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Borrower or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Borrower acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

Exh. D-4-1

Intending to be legally bound, I have executed this Waiver as of this day of , 20 .

Name:
Title:

Exh. D-4-2

EXHIBIT D-5

FORM OF CONSENT AND WAIVER OF

SENIOR EMPLOYEE TO BORROWER

In consideration for the benefits I will receive as a result of the participation of NEW CARCO ACQUISITION LLC (together with its subsidiaries and affiliates, the “Borrower”) in the United States Department of the Treasury’s (the “Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”). I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 9, 2009) or my employer for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the requirements of the First Lien Credit Agreement among the Borrower and the Treasury entered into on or about June 9, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Borrower or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Borrower acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me would cause the Company to fail to be in compliance with the terms and conditions of any laws, regulations or the Limitations (such payment or benefit, an “Excess Payment’), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or

Exh. D-5-1

benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

Intending to be legally bound, I have executed this Waiver as of this day of , 20 .

Name:
Title:

Exh. D-5-2

Exhibit E-1

[Sullivan & Cromwell LLP Letterhead]

June 10, 2009

United States Department of the Treasury,

1500 Pennsylvania Avenue, N.W.,

Washington, D.C. 20220.

Ladies and Gentlemen:

We have acted as special New York counsel for New CarCo Acquisition LLC (the “Borrower”) in connection with the First Lien Credit Agreement, dated as of the date hereof (the “Credit Agreement”), between the Borrower and the United States Department of the Treasury (the “Lender”) and the Security Agreement, dated as of the date hereof (the “Security Agreement”), among the Borrower, Chrysler Group Global Electric Motorcars LLC, Chrysler Group International LLC, Chrysler Group International Services S.A. LLC, Chrysler Group Realty Company LLC, Chrysler Group Transport LLC, Chrysler Group Vans LLC (collectively, the “NewCo Guarantors”) and Chrysler de Venezuela LLC (the “NonNewCo Guarantor” and, together with the NewCo Guarantors, the “Guarantors”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement and the Security Agreement.

We have examined the Credit Agreement, the Security Agreement, the Guarantee Agreement, dated as of date hereof (the “Guarantee Agreement”), among the Guarantors and the Lender, the Initial Tranche B Note, the Initial Tranche C Note, the Additional Note and the Zero Coupon Note, each such Note dated the date hereof and issued by the Borrower to the Lender (collectively, the “Notes”), the Grant of Security Interest in Copyright Rights, the Grant of Security Interest in Trademark Rights and the Grant of Security Interest in Patent Rights, each such Grant effective as of the date hereof and issued by the Borrower or Guarantors that are a party thereto in favor of the Lender (collectively, the “Grants”) and the Pledge Agreement, dated as of the date

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hereof (the “Fiat Pledge Agreement” and, together with the Credit Agreement, the Security Agreement, the Guarantee Agreement, the Notes and the Grants, the “Financing Documents”), among Fiat North America LLC (“Fiat NA” and, together with the Guarantors and the Borrower, the “Opinion Parties”), the Borrower and the Lender. We also have examined unfiled copies of the UCC financing statements with respect to each of the Opinion Parties listed on Schedule 1 hereto (the “Opinion Party Financing Statements”), naming the applicable Opinion Party as debtor and the Lender as secured party, which we understand will be or have been filed in the office of the Secretary of State of the State of Delaware (the “Filing Office”); and an unfiled copy of a UCC financing statement naming Fiat NA as debtor and the Lender as secured party (the “Fiat NA Financing Statement”), which we understand will be or has been filed in the Filing Office. We also have examined such company records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examinations, it is our opinion that:

(1) Each of the Borrower, each NewCo Guarantor and Fiat NA has been duly formed and is an existing limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware Act”).

(2)(a) The Credit Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Security Agreement has been duly authorized, executed and delivered by each of the Opinion Parties that is a party thereto and constitutes a valid and legally binding obligation of each of such Opinion Parties enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The Guarantee Agreement has been duly authorized, executed and delivered by each of the Guarantors and constitutes a valid and legally binding obligation of each of the Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(d) The Fiat Pledge Agreement has been duly authorized, executed and delivered by Fiat NA and constitutes a valid and legally binding obligation of Fiat NA enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) No consents, approvals or authorizations of, or filings or registrations with, governmental authorities are required under any Covered Laws for the execution, delivery or performance of the Financing Documents by any of the Opinion Parties that is a party thereto, except for (i) action required from time to time to create or perfect liens, pledges or security interests in the Collateral or the Pledged Collateral, as defined in the Fiat Pledge Agreement (the “Fiat Pledged Collateral”), pursuant to any Transaction Document and (ii) such action as may be required by laws affecting the offering and sale of securities generally in connection with any disposition of any portion of the Collateral or the Fiat Pledged Collateral from time to time; provided however, that insofar as performance by any of the Opinion Parties that are a party thereto of their respective obligations under the Financing Documents, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights.

(4) Neither the execution nor delivery of the Financing Documents by any of the Opinion Parties that is a party thereto, nor the performance by any of such Opinion Parties of their respective obligations thereunder, in accordance with their respective terms will violate any Covered Laws or will result in a default under or a breach of the Amended and Restated Limited Liability Agreement, dated as of the date hereof, of the Borrower. For purposes of the opinions in paragraph (3) above and this paragraph (4), “Covered Laws” means the Federal laws of the United States, the laws of the State of New York and the Delaware Act (including in each case the rules or regulations promulgated thereunder or pursuant thereto) that in our experience normally are applicable to the Borrower and transactions such as those contemplated by the Financing Documents; provided, however, that the term “Covered Laws” does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, state laws relating to the payment of dividends or the redemption or repurchase of stock, the Employee Retirement Income Security Act of 1974 and related laws, and antitrust laws, or any law, rule or regulation that is applicable to the Borrower, the Financing Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of the Borrower or its affiliates or solely because the Lender is entering into the transactions contemplated thereby in connection with the Troubled Asset Relief Program established under the Emergency Economic Stabilization Act of 2008; provided, further,

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that insofar as performance by the Opinion Parties of their respective obligations under the Transaction Documents is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(5) None of the Opinion Parties is required to register as an “investment company” under the Investment Company Act of 1940.

(6) The use of the proceeds of the Loans by the Borrower, borrowed and applied in the manner contemplated by, and subject to the limitations contained in, the Credit Agreement, will not result in a violation of Regulation U of the Board of Governors of the Federal Reserve System.

(7)(a) The Security Agreement is effective to create, in favor of the Lender, a security interest under the UCC in all right, title and interest, if any, that each of the Opinion Parties that is a party thereto now has or may at any time hereafter acquire in and to that portion of the Collateral consisting of property in which a security interest may be created under the UCC. Such security interest, upon attachment, will be perfected in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement, by the filing of the Opinion Party Financing Statements or the Fiat NA Financing Statement in the Filing Office and payment of the required fees.

(b) The Fiat Pledge Agreement is effective to create, in favor of the Lender, a security interest under the UCC in all right, title and interest, if any, that Fiat NA now has or may at any time hereafter acquire in and to the Fiat Pledged Collateral to the extent that such Fiat Pledged Collateral consists of the type of property in which a security interest may be created under the UCC. Such security interest, upon attachment, will be perfected upon the filing of the Fiat NA Financing Statement in the Filing Office and payment of the required fees.

(c) We note that, to the extent that the Collateral or the Fiat Pledged Collateral consists of negotiable documents, goods, instruments, money, tangible chattel paper or certificated securities, while such Collateral or Fiat Pledged Collateral is located in a jurisdiction, the local law of that jurisdiction governs the perfection, the effect of perfection or nonperfection and the priority of a security interest in such Collateral or Fiat Pledged Collateral. We further note that a security interest in such Collateral or Fiat Pledged Collateral that is delivered by the Opinion Parties to the Lender in the State of New York on or before the date hereof and held by the Lender continuously in the State

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of New York after the date hereof, upon attachment, will constitute a perfected security interest.

(d) The security interest referred to in subparagraph (a) of this paragraph (7) in that portion of the Collateral consisting of copyrights registered with the United States Copyright Office (with the exception of any such Collateral that has expired, lapsed or been abandoned) may be perfected by the due and proper filing and recordation of the Copyright Security Agreement (as defined in the Credit Agreement) in the United States Copyright Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing of a Financing Statement in the appropriate filing office in the State of Delaware and payment of the required fees.

(e) The security interest referred to in subparagraph (a) of this paragraph (7) in that portion of the Collateral consisting of patents issued by, and applications therefor filed with, the United States Patent and Trademark Office (with the exception of any such Collateral that has expired, lapsed or been abandoned) may be perfected by the due and proper filing and recordation of the Patent Security Agreement (as defined in the Credit Agreement) in the United States Patent and Trademark Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing of a Financing Statement under the UCC in the appropriate filing office in the State of Delaware and payment of the required fees.

(f) The security interest referred to in subparagraph (a) of this paragraph (7) in that portion of the Collateral consisting of trademark and/or service mark registrations issued by, and applications therefor filed with, the United States Patent and Trademark Office (with the exception of any such Collateral that has expired, lapsed or been abandoned and with the further exception of any United States intent-to-use trademark or service mark application) may be perfected by the due and proper filing and recordation of the Trademark Security Agreement (as defined in the Credit Agreement) in the United States Patent and Trademark Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing of a Financing Statement under the UCC in the Filing Office and payment of the required fees.

We express no opinion as to:

(i) the security interest purported to be granted for the benefit of the Lender in the collateral referred to in paragraph (7) above to the extent such property is excluded from the scope of Article 9 of the UCC pursuant to Section 9-109 thereof;

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(ii) Section 8.6 of the Credit Agreement, insofar as such provision relates to the granting of participations in the Lender’s rights and obligations under the Credit Agreement;

(iii) any provision in the Security Agreement that purports (A) to permit the Lender or any other person to collect, take possession of, redeem sell or otherwise dispose of any collateral, apply or account for proceeds of collateral or accept collateral in discharge of liabilities except in compliance with the UCC (where applicable), applicable laws of the United States, and other applicable state, local and foreign laws, (B) to create and/or perfect a security interest in the proceeds of any collateral other than pursuant to Section 9-203(f), 9-315 and 9-322(b) of the UCC, (C) to impose on the Lender or any other person standards for the care of collateral in the possession or control of the Lender, or any other person, other than as provided in Sections 9-207 and 9-208 of the UCC, as applicable, (D) to permit the Lender or any other person to vote or otherwise exercise any rights with respect to any of the collateral absent compliance with the requirements of applicable law and regulations as to the voting of, or exercise of rights with respect to, such collateral, (E) prohibit or restrict parties thereto from transferring their respective rights in the collateral or any proceeds thereof or from creating, attaching, perfecting or enforcing a security interest in such collateral except as specified therein, (F) impose a consent requirement on such transfer or pledge or (G) provide that such transfer or pledge may give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy;

(iv) Section 8.12(a) of the Credit Agreement, Section 7.11 of the Security Agreement and Section 3.13(a) of the Guarantee Agreement, to the extent that each such Section relates to a waiver of inconvenient forum with respect to proceedings in any United States Federal court located in the Borough of Manhattan, The City of New York;

(v) the priority of any security interest in or to any of the Collateral or Fiat Pledged Collateral and, other than as specifically set forth in paragraph (7) above, the creation, attachment, perfection, or the effect of perfection or nonperfection of any security interest in or to any of the Collateral, Fiat Pledged Collateral or any other property;

(vi) the right, title and interest in or to any of the collateral of any person granting a security interest therein;

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(vii) the accuracy of the descriptions of the collateral contained in the Security Agreement, the Fiat Pledge Agreement or any document prepared in connection therewith;

(viii) any provision of any Financing Document purporting to provide indemnification to any person to the extent inconsistent with public policy or otherwise contrary to law;

(ix) any provision of any Financing Document, insofar as such provision is invalid, not binding or unenforceable under the laws of the jurisdiction (other than the State of New York or the State of Delaware) under which a party to such agreement is organized;

(x) the validity or binding effect of any waiver under any of the Financing Documents or any consent thereunder, relating to the rights of any of the Opinion Parties that are a party thereto or duties owing to any of them existing as a matter of law, except to the extent they may so waive or consent under applicable law;

(xi) the perfection, effect of perfection or nonperfection, or priority of any security interest in (or other lien on) any portion of the collateral referred to in paragraph (7) above consisting of (A) except to the extent perfected by filing, uncertificated securities issued by a corporation the jurisdiction of which for the purposes of UCC Section 8-110(d) is a jurisdiction other than the laws of the State of New York or the State of Delaware; (B) except to the extent perfected by filing, security entitlements except to the extent that the securities intermediary’s jurisdiction with respect thereto is the State of New York or the State of Delaware; (C) goods that are or will be commingled with or processed into other goods or are or will become accessions to other goods; (D) accounts arising out of the sale at the wellhead or minehead of oil, gas, or other minerals; (E) property subject to a statute, regulation, or treaty of the United States described in Section 9-311(a) of the UCC; or (F) property covered by a certificate of title;

(xii) the creation or perfection of security interests in any Intellectual Property under foreign law or the filings needed to be made under those laws or, other than as specifically set forth above, the creation or perfection of security interests in any Intellectual Property under the laws of the United States or the filings needed to be made under those laws;

(xiii) the ownership, validity, enforceability, registerability, scope or ability to use any Intellectual Property;

United States Department of the Treasury	-8-

(xiv) except as expressly set forth in paragraphs 7(d), 7(e) and 7(f) above, whether the filing of the documents specified in our opinions above would be effective to perfect a security interest in patents, patent applications, trademark and service mark registrations and applications, and registered copyrights as against a subsequent purchaser for value without notice; and

(xv) the effect of a filing of security interest documents with the United States Patent and Trademark Office or United States Copyright Office in the event that the chain of title or other information recorded with such offices is inaccurate or incomplete or in the event of an error in the recordation of such documents in either such office.

We note that provisions of the Financing Documents that permit the Lender, or other persons named therein, or other counterparty thereto to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

We also note that:

(i) in the case of property that becomes collateral after the date hereof, (A) the security interests therein will not attach or be enforceable until the debtor or other grantor has rights in such property, (B) Section 552 of the Bankruptcy Code of the United States limits the extent to which property acquired by a debtor or other grantor after the commencement of a case under the Bankruptcy Code of the United States may be subject to a security interest arising from a security agreement entered into by a debtor before the commencement of such case and (C) the acquisition by the Borrower, after the initial incurrence of debt under the Credit Agreement, of any interest in any property that becomes subject to a security interest created by the Financing Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code of the United States;

(ii) perfection of the security interests referred to in paragraph (7) above generally will be terminated or will become unperfected under the circumstances described in Sections 9-312, 9-314 and 9-316 of the UCC and, with respect to proceeds, Section 9-315 of the UCC, unless appropriate action is taken as provided therein;

(iii) a filed financing statement will become ineffective to perfect the security interests referred to subparagraphs (7)(a) and 7(c) above under the circumstances described in UCC Sections 9-315(e), 9-507, 9-508, 9-510, 9-512, 9-513, 9-515 and 9-516 of the UCC;

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(iv) Section 8.5 of Credit Agreement, Section 7.4 of the Security Agreement and Section 3.19 of the Guarantee Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent that such action or inaction involves gross negligence, recklessness or willful or unlawful conduct;

(v) the enforceability of Section 8.1 of the Credit Agreement, Section 7.1 of the Security Agreement, Section 3.4 of the Guarantee Agreement and Section 12 of the Fiat Pledge Agreement may be limited under certain circumstances;

(vi) certain remedial and other provisions of the Security Agreement or the Fiat Pledge Agreement (A) may be subject to the rights of account debtors, the terms of the contracts with such account debtors and any claims or defenses of such account debtors arising under or outside such contracts and (B) may be unenforceable in whole or in part under applicable law, provided that the inclusion of such provisions does not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Lender inadequate for the practical realization of the benefits purported to be provided to the Lender by the Financing Documents;

(vii) as contemplated by the qualifications set forth in paragraphs (2), (3) and (4) above, in rendering the foregoing opinion, we are expressing no opinion as to United States Federal or state laws relating to fraudulent transfers;

(viii) with respect to our opinion in paragraph (7) above, we have assumed that the Financing Statements have been filed in the Filing Office;

(ix) our opinion in paragraph (7) above, insofar as it relates to the perfection and the effect of perfection and nonperfection of security interests under the law of the State of Delaware, is based solely upon a review of the relevant statutory text of Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC’), as set forth in the CCH Secured Transactions Guide for the State of Delaware as on file in our offices on May 29, 2009, in each case without regard to the decisional law of such State;

(x) our opinion in paragraph (7) above, insofar as it relates to the validity and perfection of a security interest in copyrights, is qualified as set forth in this paragraph; although there is case law supporting the conclusion that copyrights and proceeds thereof are general intangibles for purposes of the UCC, the law is unclear as to whether a security interest in a copyright and proceeds thereof is perfected before the United States Copyright Office issues a valid Certificate of Registration for the copyright

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and a fully executed document substantially in the form of the Copyright Security Agreement and identifying such copyright has been filed within one month following its execution in the United States and duly recorded in the United States Copyright Office, including with a properly completed “Document Cover Sheet” identifying each work of ownership that is the subject of each respective Certificate of Registration by its title and Certificate of Registration number; we express no opinion with respect to the perfection of any security interest in any copyright or proceeds thereof unless and until the United States Copyright office has issued a valid Certificate of Registration for the copyright and a related, fully executed Copyright Security Agreement has been duly recorded as specified above;

(xi) we note that the transfer upon foreclosure of any trademarks or service marks might be invalid unless accompanied by sufficient assets and goodwill of the business with which the trademarks or service marks are associated, or in the case of certain United States trademark and service mark applications, unless accompanied by a transfer of the business, or the relevant portion thereof, of the applicant;

(xii) we note that certain Licenses may be found to be unassignable or otherwise non-transferable even in connection with a bankruptcy or transaction not involving a direct assignment of such license; in addition, certain Licenses may contain provisions that prohibit the granting of a security interest, invalidate a lien or terminate the license in the event a lien purports to attach thereto; and

(xiii) we note that in connection with collateral that is comprised of patents, patent applications, and trademarks and/or service mark registrations and applications issued by or filed with (as applicable) the United States Patent and Trademark Office, and copyrights registered with the United States Copyright Office, any transfer upon foreclosure would require additional filings with the United States Patent and Trademark Office or United States Copyright Office, as applicable.

In rendering the foregoing opinion, we have assumed without independent verification that:

(i) the NonNewCo Guarantor has been duly formed and is an existing limited liability company in good standing under the Delaware Act;

(ii) the Lender has authority under applicable law to consummate the transactions contemplated by the Financing Documents;

(iii) the Financing Documents have been duly authorized, executed and delivered by the respective parties thereto other than the Opinion Parties; and

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(iv) the signatures on all documents examined by us are genuine.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the Delaware Act and, with respect to our opinion in paragraph (7) above, the Delaware UCC, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, we have relied as to certain matters upon information obtained from public officials, officers of the Opinion Parties, and other sources believed by us to be responsible.

As used herein, (i) “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; (ii) “accession”, “account”, “account debtor”, “debtor”, “control”, “filing office”, “financing statement”, “general intangibles”, “goods”, “instrument”, “located”, “money”, “negotiable documents”, “proceeds”, “security entitlement”, “securities intermediary’s jurisdiction”, “tangible chattel paper” and “uncertificated securities” shall have the meaning ascribed to such terms in Articles 8 and 9 of the UCC and, to the extent defined or incorporated into the Federal Book-Entry Regulations, also as defined or incorporated therein; (iii) “Federal Book-Entry Regulations” means (A) the Federal regulations contained in Subpart B (“Treasury Reserve Automated Debt Entry System (TRADES)”) governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.14 and § 357.41 through § 357.44 (including related defined terms in 31 C.F.R. § 357.2); and (B) Federal regulations substantially identical to the Federal Book-Entry Regulations referred to in clause (A) above.

This opinion is being delivered pursuant to the requirement of clause (l)(i) of Section 4.1 of the Credit Agreement. This opinion is furnished by us solely for the benefit of the addressee and is not to be made available to, nor may it be relied upon, by any other person, firm or entity.

Very truly yours,

Sullivan & Cromwell LLP

Exhibit E-2

June 10, 2009

To the United States Department

of the Treasury

1500 Pennsylvania Avenue, N.W.,

Washington, D.C. 20220.

Re: Chrysler LLC

Ladies and Gentlemen:

I am the General Counsel of Chrysler LLC, a Delaware limited liability company (the “Company”), and have acted as counsel to Chrysler de Venezuela LLC, a subsidiary of the Company (the “Subsidiary Guarantor”), New CarCo Acquisition LLC (the “Borrower”), and Chrysler Group International LLC, Chrysler Group International Services S.A. LLC, Chrysler Group Realty Company LLC, Chrysler Group Transport LLC, Chrysler Group Vans LLC and Chrysler Group Global Electric Motorcars LLC (collectively, the “NewCo Guarantors” and, together with the Subsidiary Guarantor and Borrower the “Transaction Parties”). This opinion is being delivered to you pursuant to Section 4.1(l)(ii) of the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and between the Borrower and the United States Department of the Treasury (the “Lender”). Any capitalized term used herein and not otherwise defined in this opinion has the same meaning as the definition of that term in the Credit Agreement.

In connection with the opinion and statements expressed below, I, or certain members of my staff upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents, each dated, or dated as of, the date hereof (unless otherwise specified):

(a) the Credit Agreement;

(b) the Security Agreement by and between the Transaction Parties and the Lender;

(c) the Guarantee Agreement by and among the Subsidiary Guarantor, the NewCo Guarantors and the Lender;

(d) the Grant of Security Interest in Trademark Rights, effective as of the date hereof, by and between the Transaction Parties and the Lender;

The United States Department

of the Treasury

June 10, 2009

(e) the Grant of Security Interest in Patent Rights, effective as of the date hereof, by and between the Transaction Parties and the Lender;

(f) the Grant of Security Interest in Copyright Rights, effective as of the date hereof, by and between the Transaction Parties and the Lender; and

(g) such other agreements, certificates and documents of public officials, officers and other representatives of the Transaction Parties and others as I have deemed necessary as a basis for my opinions set forth below.

For purposes of this opinion letter, the agreements and instruments referred to in clauses (a) through (g) above, inclusive, are hereinafter referred to collectively as the “Transaction Documents” and individually as a “Transaction Document.”

I have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Transaction Documents, and on certificates of public officials and of officers and other representatives of the Transaction Parties and I express no opinion herein with respect to any Transaction Party’s compliance with any representations, warranties or covenants in any of the Transaction Documents. I have assumed (i) the legal capacity of all natural persons executing the Transaction Documents and such other agreements, certificates and documents, (ii) the genuineness of all signatures thereon, (iii) the authority of all persons signing the Transaction Documents and such other agreements, certificates and documents on behalf of the parties thereto other than officers and other representatives of the Transaction Parties, (iv) the authenticity and completeness of all documents, agreements and certificates submitted to me as originals and (v) the conformity to the original of all copies submitted to me as telecopies, photocopies or conformed copies.

Based upon the foregoing and such other investigations as I have deemed necessary, and subject to the limitations, exceptions and qualifications included in this letter, I am of the opinion that:

1. The Subsidiary Guarantor is a limited liability company, validly existing and, based solely on a certificate from the office of the Secretary of State of Delaware (a copy of which is attached hereto as Exhibit A), is in good standing under the Delaware Limited Liability Company Act (the “DLLCA”). The Subsidiary Guarantor has the limited liability company power and authority to conduct its business in the manner described in the Transaction Documents and to execute, deliver and perform its obligations set forth in the Transaction Documents to which it is a party.

2. The execution and delivery by the Subsidiary Guarantor of each Transaction Document to which it is a party and the performance by the Subsidiary Guarantor of its obligations thereunder (i) have been duly authorized by all necessary

The United States Department

of the Treasury

June 10, 2009

limited liability company action and (ii) do not contravene its certificate of formation and limited liability company agreement.

3. Each Transaction Document has been duly executed and delivered by the Subsidiary Guarantor which is a party thereto.

I am licensed to practice only in the State of Michigan. The opinions expressed above are limited to the laws of the State of Michigan, the DLLCA (and not any legislative history, any judicial decisions or any rules, regulations, guidelines, releases or interpretations concerning the DLLCA) and the federal laws of the United States, and I do not express any opinion herein concerning any other law, rule or regulation.

The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the transactions contemplated by the Transaction Documents, may not be relied upon by you in any other manner or by any other Person in any manner or for any purpose and may not be communicated or published by you to any other Person for any purpose without the Company’s prior written approval in each instance. I do not undertake to update, revise or supplement any opinion or statement herein for any reason whatsoever.

Very truly yours,

General Counsel, Chrysler LLC

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

                 , 20

Pursuant to Section 5.2(a) of the First Lien Credit Agreement, dated as of June 10, 2009, as amended, supplemented or modified from time to time (the “Credit Agreement”; unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed to them in the Credit Agreement), among New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”) and The United States Department of the Treasury (the “Lender”), the undersigned hereby certifies in [his] [her] capacity as an Officer of the Borrower and not in [his] [her] individual capacity, as follows:

1. I am the duly elected [insert title of Responsible Officer] of the Borrower;

2. I have reviewed and am familiar with the contents of this Compliance Certificate;

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and to the best of my knowledge, based upon such review, no Default or Event of Default has occurred [except as set forth on Annex I hereto]; and

4. All information and calculations used in determining compliance with Section 6.1 of the Credit Agreement are on Schedule I.

[signature page follows]

Exh. F-l

The foregoing certifications, together with the calculations set forth in Schedule I hereto, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Borrower.

NEW CARCO ACQUISITION LLC

By:
Name:
Title:

Exh. F-2

SCHEDULE I

Financial Information and Calculations

[Calculation to be provided only when delivered pursuant to Section 6.1]

Exh. F-3

EXHIBIT G-l

FORM OF INITIAL NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [            ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)                      DOLLARS ($            ), or, if less, (b) the unpaid principal amount of the Tranche [B][C] Loans of the Lender outstanding under the Credit Agreement. The principal amount shall be paid on the Tranche [B][C] Maturity Date. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.10 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, type and amount of the Tranche [B][C] Loans and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another type, each continuation of all or a portion thereof as the same type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [B][C] Loans.

This Note (a) is one of the Notes referred to in the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender; (b) is subject to the provisions of the Credit Agreement; and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Exh. G-1-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind to the extent set forth in the Credit Agreement or the other Loan Documents.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exh. G-1-2

NEW CARCO ACQUISITION LLC

By:
Name:
Title:

Exh. G-1-3

Schedule A

to Initial Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Exh. G-1-4

Schedule B

to Initial Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Exh. G-1-4

EXHIBIT G-2

FORM OF ADDITIONAL NOTE

$[            ]

June     , 2009

FOR VALUE RECEIVED, New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [            ] (the “Lender”), at the principal office of the Lender in 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, in lawful money of the United States, and in immediately available funds, the principal sum of $[            ] on June     , 2017 (the “Maturity Date”), and to pay interest on the unpaid principal amounts of such principal sum in arrears on each Interest Payment Date (as defined below) at such office, in like money and funds, for the period commencing on the Closing Date until such principal sum is paid in full, at the Applicable Rate (as defined below).

As used herein:

(a) “Applicable Rate” means, with respect to any interest or unpaid principal amounts hereunder, (a) unless the interest rate basis therefor shall be converted to the ABR pursuant to Section 2.10(d) or Section 2.12 of the Credit Agreement (as defined below), a rate per annum equal to the Eurodollar Rate plus [    ]%, and (b) if the interest rate basis therefor shall be converted to the ABR pursuant to Section 2.10(d) or Section 2.12 of the Credit Agreement, a rate per annum equal to the ABR plus [    ]%;

(b) “Credit Agreement” means the First Lien Credit Agreement dated June 10, 2009 among the Borrower, the Lender and others, as amended, supplemented or otherwise modified and in effect from time to time; and

(c) “Interest Payment Date” means (a) if this Additional Note accrues interest based on the ABR, the first day of each March, June, September and December to occur while this Additional Note is outstanding and the Maturity Date, (b) if this Additional Note accrues interest based on the Eurodollar Rate, the last day of each Interest Period, and (c) the date of any repayment or prepayment made in respect thereof.

The date, amount and interest rate of each such principal payment made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Additional Note, endorsed by the Lender on a schedule to be attached hereto; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the payment of this Additional Note.

Exh. G-2-1

This Additional Note is the Additional Note referred to in the Credit Agreement, between the Borrower and the Lender and evidences the payment made by the Lender thereunder.

The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Additional Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

The Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Additional Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Additional Note, (b) expressly agree that this Additional Note, or any payment hereunder, may be extended from time to time, and consent to the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Additional Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon. No extension of time for the payment of this Additional Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Additional Note, shall affect the liability under this Additional Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Additional Note.

If (i) all or a portion of the principal amount of this Additional Note shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of hereof plus 2% per annum, and (ii) all or a portion of any interest payable on this Additional Note or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Notes (as defined in the Credit Agreement) plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment). This Additional Note is prepayable without premium or penalty in whole or in part at any time, in minimum amounts of $25,000,000 and incremental multiples of $25,000,000. If the Borrower intends to prepay this Additional Note in whole or in part from any source, the Borrower shall give irrevocable notice delivered to the Lender no later than 12:00 noon (New York City time) on the date such prepayment is requested to be made, which notice shall specify (i) the date of such prepayment and (ii) the aggregate amount of such prepayment; provided that, (x) if this Additional Note is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16 of the Credit Agreement, and (y) this Additional Note may not be prepaid prior to

Exh. G-2-2

the date that the Loans and all interest thereon have been repaid in full in cash. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. In addition, this Additional Note is subject to mandatory prepayment as provided for in the Credit Agreement.

Any enforcement action relating to this Additional Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Additional Note, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of the State and county of New York, or in the United States District Court for the Southern District of New York. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Credit Agreement or at such other address of which the Lender shall have been notified. The Borrower agrees that nothing in this Additional Note shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Insofar as there may be no applicable Federal law, this Additional Note shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Additional Note shall require any unlawful action or inaction by the Borrower.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT 100 CHRYSLER DRIVE, AUBURN HILLS, MI 48236, ATTENTION: GENERAL COUNSEL.

NEW CARCO ACQUISITION LLC

By:
Name:
Title:

Exh. G-2-3

EXHIBIT G-3

FORM OF ZERO COUPON NOTE

$[            ]

June     , 2009

FOR VALUE RECEIVED, New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of The United States Department of the Treasury (the “Lender”), at the principal office of the Lender in 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, in lawful money of the United States, and in immediately available funds, the principal sum of $[            ] on June     , 2017 (the “Maturity Date”), and to pay interest on the unpaid principal amounts of such principal sum in arrears on each Interest Payment Date (as defined below) at such office, in like money and funds, for the period commencing on the GMAC Termination Date until such principal sum is paid in full, at the Applicable Rate (as defined below).

As used herein:

(a) “Applicable Rate” means, with respect to any interest or unpaid principal amounts hereunder, (a) unless the interest rate basis therefor shall be converted to the ABR pursuant to Section 2.10(d) or Section 2.12 of the Credit Agreement (as defined below), a rate per annum equal to the Eurodollar Rate plus [    ]%, and (b) if the interest rate basis therefor shall be converted to the ABR pursuant to Section 2.10(d) or Section 2.12 of the Credit Agreement, a rate per annum equal to the ABR plus [    ]%;

(b) “Credit Agreement” means the First Lien Credit Agreement dated June 10, 2009 among the Borrower, the Lender and others, as amended, supplemented or otherwise modified and in effect from time to time; and

(c) “Interest Payment Date” means (a) if this Zero Coupon Note accrues interest based on the ABR, the first day of each March, June, September and December to occur while this Zero Coupon Note is outstanding and the Maturity Date, (b) if this Zero Coupon Note accrues interest based on the Eurodollar Rate, the last day of each Interest Period, and (c) the date of any repayment or prepayment made in respect thereof.

The date, amount and interest rate of each such principal payment made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Zero Coupon Note, endorsed by the Lender on a schedule to be attached hereto; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the payment of this Zero Coupon Note.

This Zero Coupon Note is the Zero Coupon Note referred to in the Credit Agreement.

Exh. G-3-1

The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Zero Coupon Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

The Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Zero Coupon Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Zero Coupon Note, (b) expressly agree that this Zero Coupon Note, or any payment hereunder, may be extended from time to time, and consent to the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Zero Coupon Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon. No extension of time for the payment of this Zero Coupon Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Zero Coupon Note, shall affect the liability under this Zero Coupon Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Zero Coupon Note.

If (i) all or a portion of the principal amount of this Zero Coupon Note shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of hereof plus 2% per annum, and (ii) all or a portion of any interest payable on this Zero Coupon Note or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Notes (as defined in the Credit Agreement) plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment). This Zero Coupon Note is prepayable without premium or penalty in whole or in part at any time, in minimum amounts of $25,000,000 and incremental multiples of $25,000,000. If the Borrower intends to prepay this Zero Coupon Note in whole or in part from any source, the Borrower shall give irrevocable notice delivered to the Lender no later than 12:00 noon (New York City time) on the date such prepayment is requested to be made, which notice shall specify (i) the date of such prepayment and (ii) the aggregate amount of such prepayment; provided that, (x) if this Zero Coupon Note is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16 of the Credit Agreement, and (y) this Zero Coupon Note may not be prepaid prior to the date that the Loans and all interest thereon have been repaid in full in cash. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

Exh. G-3-2

In addition, this Zero Coupon Note is subject to mandatory prepayment as provided for in the Credit Agreement.

Any enforcement action relating to this Zero Coupon Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Zero Coupon Note, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of the State and county of New York, or in the United States District Court for the Southern District of New York. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Credit Agreement or at such other address of which the Lender shall have been notified. The Borrower agrees that nothing in this Zero Coupon Note shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Insofar as there may be no applicable Federal law, this Zero Coupon Note shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Zero Coupon Note shall require any unlawful action or inaction by the Borrower.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT 100 CHRYSLER DRIVE, AUBURN HILLS, MI 48236, ATTENTION: GENERAL COUNSEL.

NEW CARCO ACQUISITION LLC

By:
Name:
Title:

Exh. G-3-3

EXHIBIT H-1

FORM OF BORROWING NOTICE

To:	The United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Chief Counsel Office of Financial Stability

Telecopy: 202-927-9225

Email: OFSChiefCounselNotices@do.treas.gov

Reference is hereby made to the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented or modified from time to time the “Credit Agreement”), among New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”) and The United States Department of the Treasury (the “Lender”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower hereby gives notice to the Lender that Tranche [B][C] Loans of the type and amount, set forth below are requested to be made on the date indicated below:

Type of Loans	Aggregate Amount	Date of Loans
Eurodollar Loan

The Borrower hereby requests that the proceeds of Tranche [B][C] Loans described in this Borrowing Notice be made available to it as follows:

[insert transmittal instructions].

Exh. H-1-1

The Borrower hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.

NEW CARCO ACQUISITION LLC

By:
Title:

Dated:

Exh. H-1-2

EXHIBIT H-2

FORM OF BORROWING CERTIFICATE

                 , 20

Pursuant to Section 4.2(c) of the First Lien Credit Agreement, dated as of June 10, 2009, as amended, supplemented or modified from time to time (the “Credit Agreement”; unless otherwise defined herein, capitalized terms used in this Borrowing Certificate have the meanings ascribed to them in the Credit Agreement), among New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”) and The United States Department of the Treasury (the “Lender”), the undersigned hereby certifies in [his] [her] capacity as [            ] and not in [his] [her] individual capacity, as follows:

1. I am the duly elected [insert title of Responsible Officer] of the Borrower.

2. This Borrowing Certificate is delivered pursuant to Section 4.2(c) of the Credit Agreement.

3. The representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, subject to and qualified by the same exceptions, limitations and exclusions provided under Section 3.23 of the Credit Agreement, on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

4. No Default or Event of Default shall have occurred and be continuing on such date immediately prior to or after giving effect to the extensions of credit requested to be made on such date.

5. All conditions precedent set forth in Section 4.2 of the Credit Agreement have been satisfied.

6. Attached hereto as Schedule I is a description of the intended uses of the extension of credit requested to be made on such date.

[signature page follows]

Exh. H-2-1

The foregoing certifications are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Borrower.

NEW CARCO ACQUISITION LLC

By
Name:
Title:

Exh. H-2-2

EXHIBIT I-1

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (“Agreement”), effective as of June 10, 2009 is made by each of the signatories hereto (the “Grantors”) in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY, a federal agency, located at 1500 Pennsylvania Avenue, NW, Washington DC, 20220 (the “Secured Party”), under the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), between New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”), and the Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors and the other grantors thereunder have executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Secured Party (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Secured Party a security interest in, inter alia, certain Intellectual Property, including those Trademarks set forth on Schedule A that constitute Collateral; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Grantors agrees, for the benefit of the Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement, as applicable.

SECTION 2. Grant of Security Interest for First Priority Secured Obligations. Each of the Grantors hereby grants a continuing security interest in, all of such Grantor’s right, title and interest in, to and under the Trademarks constituting Collateral (including, without limitation, those items listed on Schedule A hereto and all goodwill related thereto) (collectively, the “Trademark Collateral”), to the Secured Party, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the

Secured Party in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each of the Grantors does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this 10th day of June, 2009.

[ ]

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A

U.S. Trademark Registrations and Applications

Mark	Registration or Application Number	Owner

EXHIBIT I-2

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (“Agreement”), effective as of June 10, 2009 is made by each of the signatories hereto (the “Grantors”) in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY, a federal agency, located at 1500 Pennsylvania Avenue, NW, Washington DC, 20220 (the “Secured Party”), under the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), between New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”), and the Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors and the other grantors thereunder have executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Secured Party (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Secured Party a security interest in, inter alia, certain Intellectual Property, including those Copyrights set forth on Schedule A that constitute Collateral; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Grantors agrees, for the benefit of the Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement, as applicable.

SECTION 2. Grant of Security Interest for First Priority Secured Obligations. Each of the Grantors hereby grants a continuing security interest in, all of such Grantor’s right, title and interest in, to and under the Copyrights constituting Collateral (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Copyright Collateral”), to the Secured Party, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Secured Party in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each of the Grantors does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this 10th day of June, 2009.

[ ]

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A

U.S. Copyright Registrations

Title	Registration Number	Copyright Claimant

EXHIBIT I-3

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (“Agreement”), effective as of June 10, 2009 is made by each of the signatories hereto (the “Grantors”) in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY, a federal agency, located at 1500 Pennsylvania Avenue, NW, Washington DC, 20220 (the “Secured Party”), under the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the” Credit Agreement”), between New CarCo Acquisition LLC, a Delaware limited liability company (the “Borrower”), and the Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors and the other grantors thereunder have executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Secured Party (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Secured Party a security interest in, inter alia, certain Intellectual Property, including those Patents set forth on Schedule A that constitute Collateral; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Grantors agrees, for the benefit of the Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement, as applicable.

SECTION 2. Grant of Security Interest for First Priority Secured Obligations. Each of the Grantors hereby grants a continuing security interest in, all of such Grantor’s right, title and interest in, to and under the Patents constituting Collateral (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Patent Collateral”), to the Secured Party, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the

Secured Party in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each of the Grantors does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this 10th day of June, 2009.

[ ]

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A

U.S. Patents and Patent Applications

Mark	Registration or Application Number	Owner

EXHIBIT J

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 10, 2009, by and among FIAT NORTH AMERICA LLC, a Delaware limited liability company (“Pledgor”), THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Secured Party”) and NEW CARCO ACQUISITION LLC, a Delaware limited liability company (“Borrower”).

W I T N E S S E T H:

WHEREAS, to induce the Secured Party to provide financing to Borrower under the Credit Agreement (as defined below), Pledgor has agreed to grant a security interest in the Pledged Collateral (as defined below) as security for the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

Section 1. Definitions.

(a) Certain Uniform Commercial Code Terms. As used herein, the terms “Accounts”, “Chattel Paper”, “General Intangibles”, “Instruments”, “Investment Property” and “Proceeds” have the respective meanings set forth in Article 9 of the Code.

(b) Additional Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

“Code” means the Uniform Commercial Code of the State of New York in effect at the relevant time.

“Credit Agreement” means that certain First Lien Credit Agreement between Borrower and the Secured Party, dated as of June 10, 2009, as amended, supplemented or otherwise modified from time to time.

“Exposure” means, at any time, the sum of (i) the aggregate principal amount of Loans outstanding at such time, together with accrued and unpaid interest thereon which is payable in cash, (ii) the aggregate amount of accrued and unpaid PIK Interest, (iii) the aggregate unused Commitment, and (iv) the net present value of all PIK Interest accruing from such date through the Maturity Date, calculated using a discount rate of the Eurodollar Rate plus 5%.

“Fiat Governance Rights” means all rights, privileges, authority and power of Pledgor in and to Borrower and under any organizational documents of Borrower (including, without limitation, the Borrower LLC Operating Agreement) relating to board representation, veto rights approval rights or other rights to affect the governance and policies of Borrower.

“Foreclosure Event” means the acceleration of the entire principal amount of the Loans.

“Borrower LLC Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Borrower dated as of the date hereof.

“LLC Interest” means any limited liability company membership interest issued by Borrower.

“Permitted Transfer” means (i) a transfer of all or a portion of the Pledged Interests to the “Trust” or “Voting Trust” (each as defined in the Borrower LLC Operating Agreement) pursuant to Section 13.1(d)(ii) of the Borrower LLC Operating Agreement, provided that any Pledged Interests so transferred shall remain in the possession of the Secured Party and shall remain subject to the security interest therein created hereunder and all of the other terms and conditions of this Agreement, and (ii) any surrender of the Pledged Interests pursuant to and in accordance with Section 6.4(a)(i) of the Master Industrial Agreement, dated June 10, 2009 among Borrower, Pledgor, Fiat Group Automobiles S.p.A. and Fiat Powertrain Technologies S.p.A.

“Pledged Interests” means the Class B Membership Interests (as defined in the Borrower LLC Operating Agreement) of Borrower set forth on Schedule I hereto, together with all membership certificates which may be issued or granted by Borrower to Pledgor in respect of the Pledged Interests while this Agreement is in effect, including any conversions of such Class B Membership Interests to Class A Membership Interests (as defined in the Borrower LLC Operating Agreement) pursuant to Section 3.9 of the Borrower LLC Operating Agreement, and any beneficial interest of Pledgor in such Pledged Interests that are transferred to the “Voting Trust” (each as defined in the Borrower LLC Operating Agreement) pursuant to Section 13.1(d)(ii).

“Secured Obligations” means, collectively, the unpaid principal of the Loans (the “Secured Loans”), the Additional Note issued in connection with the Secured Loans (the “Secured Additional Note”; collectively, the Secured Loans and the Secured Additional Note are referred to herein as the “Secured Indebtedness”), all interest on the Secured Indebtedness, and all other obligations and liabilities of Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Secured Indebtedness and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the holders of such Secured Indebtedness or other obligations related thereto, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including without limitation all fees and disbursements of counsel to the Secured Party that are required to be paid by Borrower pursuant to the terms of any of foregoing agreements).

Section 2. Pledge. Pledgor hereby pledges and grants to the Secured Party a security interest in all of Pledgor’s right, title and interest, if any, in and to all of the following property now owned or at any time hereafter acquired by Pledgor (the “Pledged Collateral”) as collateral security for the Secured Obligations:

(a) all of the Pledged Interests;

(b) all distributions, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(c) the Fiat Governance Rights;

(d) to the extent not included in the foregoing, all Accounts, Chattel Paper, General Intangibles, Instruments and Investment Property constituting any of the above; and

(e) all Proceeds thereof,

provided, however, that Pledged Collateral shall not include distributions required pursuant to Section 4.4(b) (tax distributions) of the Borrower LLC Operating Agreement in respect of the Pledged Interests that are attributable to any period when the Pledged Interests were treated as held by Pledgor for U.S. tax purposes.

Section 3. Security for Obligations. This Agreement secures and the Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Secured Obligations.

Section 4. Documents; Further Assurances.

(a) Borrower agrees to note the security interest of the Secured Party in the Pledged Collateral on its transfer books and records.

(b) Pledgor shall deliver to the Secured Party each certificate representing the Pledged Interests, together with an undated transfer power covering such certificate, duly executed in blank.

(c) At any time and from time to time upon the written request of the Secured Party and at the sole expense of Pledgor, Pledgor will give, execute, deliver, file, and/or record any notice, statement, instrument, document, agreement or other papers that may be reasonably necessary in order to create, preserve, perfect or validate the assignment and security interest granted pursuant hereto or to enable the Secured Party to exercise its rights hereunder or with respect to such security interest.

(d) Pledgor agrees to defend the title to the Pledged Collateral and security interest therein of the Secured Party against the claim of any other Person and to maintain and preserve such security interest until termination in accordance with Section 13.

Section 5. Representations and Warranties. Pledgor represents and warrants to the Secured Party that as of the date hereof:

(a) Pledgor is the legal and beneficial owner of the Pledged Interests pledged by it hereunder free and clear of any lien or other encumbrance, except for the security interest created by this Agreement and the transfer and other restrictions contained in the organizational documents of Borrower, and the Pledged Collateral is subject to no options to purchase or similar rights.

(b) The pledge of the Pledged Collateral pursuant to this Agreement, together with the filing of Uniform Commercial Code financing statements covering the Pledged Collateral and naming the Secured Party in the appropriate filing offices, creates a valid and perfected security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

(c) Pledgor has corporate power and authority and legal right to execute and deliver this Agreement and to pledge all the Pledged Collateral pledged by it pursuant to this Agreement.

(d) All action on the part of Pledgor necessary for the authorization, execution, delivery of, and performance of all obligations under this Agreement has been taken or will be taken prior to the execution of this Agreement. No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or any Person which has not been obtained is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Secured Party of the rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by Borrower’s organizational documents and laws affecting the offering and sale of securities generally.

(e) This Agreement has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies.

(f) The Pledged Interests listed on Schedule I constitute 50% of all the issued and outstanding LLC Interests of all classes of LLC Interests of Borrower as of the date hereof which are owned directly or indirectly by Pledgor as of the date hereof and are represented by the certificates listed thereon.

Section 6. Governance Rights; Dividends; Etc.

(a) As long as no Foreclosure Event shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise the Fiat Governance Rights pertaining to any Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(ii) Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Pledged Collateral, other than any and all:

(1) distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(2) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

all of which shall be forthwith delivered to the Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of a Foreclosure Event:

(i) All rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions, provided, however, that Pledgor shall be entitled to receive and retain, regardless of the occurrence and continuance of a Foreclosure Event, distributions required pursuant to Section 4.4(b) (tax distributions) of the Borrower LLC Operating Agreement in respect of the Pledged Interests that are attributable to any period when the Pledged Interests were treated as held by Pledgor for U.S. tax purposes.

(ii) All distributions that are received by Pledgor contrary to the provisions of Section 6(b)(i) above shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) Pledgor shall, in order to receive all distributions which it may be entitled to receive under Section 6(b)(i) above, execute and deliver to the Secured Party, from time to time and upon written notice of the Secured Party, appropriate proxies, distribution payment orders and other instruments as the Secured Party may reasonably request.

(iv) Upon notice by the Secured Party to Pledgor, all rights of Pledgor to exercise the Fiat Governance Rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

Section 7. Transfers and Other Liens. Pledgor agrees that it will not, after the date hereof, without the consent of the Secured Party, (i) sell or otherwise dispose of (other than a Permitted Transfer), or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest created pursuant to this Agreement and Borrower organizational documents.

Section 8. Remedies upon Foreclosure Event. If any Foreclosure Event shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code, and the Secured Party may also, with notice to Borrower and Pledgor, sell the Pledged Collateral or any part thereof (either directly or acting through a broker or other agent) in one or more parcels at public or private sale, at any exchange, broker’s board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

(b) Pledgor recognizes that, by reason of requirements and certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”) and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor would agree to do so.

(c) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied:

First, to pay accrued and unpaid interest on, and incurred and unpaid fees and expenses of the Secured Party in respect of, the Secured Obligations;

Second, to the Secured Party, for application by it towards payment of principal amounts then due and owing and remaining unpaid in respect of the Loans;

Third, to the Secured Party, for application by it towards prepayment of the Loans;

Fourth, to the Secured Party, for application by it towards payment of principal amounts then due and owing and remaining unpaid in respect of the Secured Additional Note;

Fifth, to the Secured Party, for application by it towards prepayment of the Secured Additional Note;

Sixth, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive the same.

(d) In the event that the Secured Party shall have given notice of its intent to exercise such rights to Pledgor, any or all of the Pledged Interests shall be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may exercise (x) the Fiat Governance Rights, (y) all other voting, corporate and other rights pertaining to such Pledged Interests at any meeting of shareholders of Borrower or otherwise and (z) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of Borrower, or upon the exercise by Pledgor or the Secured Party of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(e) Without limitation to Section 8(d), Pledgor hereby revokes all previous proxies with regard to the Pledged Interests and the Fiat Governance Rights and appoints the Secured Party as its proxy holder to attend and vote at any and all meetings of the shareholders (or other equity holders, as applicable) of Borrower, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other equity holders, as applicable) of Borrower executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Pledgor had personally attended the meetings or had personally voted the Pledged Interests or the Fiat Governance Rights or had personally signed the written the consents; provided, however, that the proxy holder shall have rights hereunder only upon the occurrence and during the continuance of a Foreclosure Event. The Pledgor hereby authorizes the Secured Party to substitute another Person as the proxy holder and, upon the occurrence or during the continuance of a Foreclosure Event, hereby authorizes and directs the proxy holder to file this proxy and the substitution instrument with the secretary or other appropriate officer of Borrower. This proxy is coupled with an interest and is irrevocable until the Secured Obligations have been paid in full and the Commitments have been terminated.

Section 9. Security Interest Absolute. All rights of the Secured Party and the security interest granted hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Credit Agreement or any other agreement or instrument relating thereto; or

(b) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety.

Section 10. No Guarantee; No Recourse.

Pledgor has not guaranteed the Secured Obligations or agreed to indemnify or make any person whole for any related financial loss. The recourse of the Secured Party against Pledgor with respect to the Secured Obligations is limited to the Pledged Collateral. If there is a Foreclosure Event, the Secured Party will have no recourse to the assets or properties (other than Pledged Collateral) of Pledgor, Pledgor’s Affiliates, any Person that controls Pledgor, or the incorporators, officers, directors, employees, managers, or partners of each of the foregoing with respect to the Secured Obligations. No judgment for any deficiency of the obligations of Borrower for the payment of the principal, premium, or interest on the Loan (if any), or any part thereof, or for any claim based thereon or related thereto, may be obtained from Pledgor, Pledgor’s Affiliates, any Person that controls Pledgor, or the incorporators, officers, directors, employees, managers, or partners of each of the foregoing. Pledgor is not hereby securing, guaranteeing or in any way creating any obligation or liability for itself with respect to any obligation of Borrower that is not a Secured Obligation.

Section 11. Subrogation. By accepting this Agreement and providing additional funding to Borrower under the Credit Agreement, the Secured Party agrees that Pledgor shall be subrogated to all rights of the Secured Party against Borrower in respect of any amounts due under the Loan that are satisfied by application of the Pledged Collateral pursuant to this Agreement, provided that Pledgor shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent the Secured Obligations have been paid in full and the commitments under the Credit Agreement have terminated or expired.

Section 12. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. Termination. This Agreement and the security interest created hereunder shall terminate and be of no further force and effect upon the earlier to occur of (i) no Secured Obligations remain outstanding and (ii) Exposure is less than $4.8 billion. The Secured Party agrees to take such action or actions as are determined by Pledgor to be necessary to terminate the security interest created hereby. Upon the termination of this Agreement and the security interest created hereunder, Pledgor shall be entitled to the return of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

Section 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered by hand, if to Pledgor or the Secured Party, addressed to Pledgor or the Secured Party, as the case may be, at their respective addresses specified below, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied with confirmation of receipt or delivered by hand to the addressee.

if to Pledgor:

Fiat North America LLC

Via Nizza n. 250

10125 Torino

Italy

Attention: Chief Executive Officer

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

United States of America

Attention: Scott D. Miller

Telecopy: +1 (650) 461-5777

if to the Secured Party:

The United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Chief Counsel Office of Financial Stability

Telecopy: 202-927-9225

Email: OFSChiefCounselNotices@do.treas.gov

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: John J. Rapisardi

Telecopy: 212-504-6666

Telephone: 212-504-6000

if to Borrower:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

United States of America

Attention: Chief Executive Officer

Fax: +1 (248) 512-1771

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

United States of America

Attention: Scott D. Miller/Christopher L. Mann

Telecopy: +1 (650) 461-5777

Telecopy: +1 (212) 291-9092

Section 15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until termination in accordance with Section 13, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Party.

Section 16. Governing Law, Severability Terms. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

Section 17. WAIVER OF JURY TRIAL. PLEDGOR WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE SECURED PARTY.

Section 18. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

FIAT NORTH AMERICA LLC, as Pledgor

By
Name:
Title:

THE UNITED STATES DEPARTMENT OF THE TREASURY, as the Secured Party

By
Name:
Title:

NEW CARCO ACQUISITION LLC, as Borrower

By
Name:
Title:

SCHEDULE I TO PLEDGE AGREEMENT

Attached to and forming a part of that certain Pledge Agreement, dated as of June 10, 2009, by and between Fiat North America LLC and The United States Department of the Treasury.

Borrower	Class of LLC Interest	Certificate Number	Number of Interests
New CarCo Acquisition LLC	Class B		100,000

EXHIBIT K

MORTGAGE, ASSIGNMENT OF RENTS,

FIXTURE FILING AND SECURITY AGREEMENT

[PROPERTY OWNER], as mortgagor

(Mortgagor)

to

THE UNITED STATES DEPARTMENT OF THE TREASURY, as mortgagee

(Lender)

Dated:	As of [ ], 2009

Address:	[ ] [ ] [ ]

County:	[ ]

PIN:	[ ]

THIS MORTGAGE, ASSIGNMENT OF RENTS, FIXTURE FILING AND SECURITY AGREEMENT (the “Security Instrument”) is made as of the [    ] day of [            ], 2009 by [PROPERTY OWNER], a Delaware limited liability company, having its principal place of business at 1000 Chrysler Drive, Auburn Hills, Michigan 48326, as mortgagor (“Mortgagor”) to THE UNITED STATES DEPARTMENT OF THE TREASURY, having a business address at 1500 Pennsylvania Avenue, NW, Room 2312, Washington, DC 20220, as mortgagee (“Lender”).

RECITALS:

This Security Instrument is given to secure Mortgagor’s obligations under that certain First Lien Credit Agreement, dated as of the date hereof, between Mortgagor and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) concerning a loan (the “Loan”) in the maximum principal sum of [FIVE BILLION ONE HUNDRED TWENTY MILLION AND 00/100 DOLLARS ($5,120,000,000.00)], which Loan is evidenced by that certain Promissory Note, dated the date hereof, made by Mortgagor in favor of Lender (such Promissory Note, together with all extensions, renewals, replacements, restatements, amendments, supplements, severances or modifications thereof being hereinafter referred to as the “Note”). The Note is due by its terms on [            ], or upon an earlier date for reason of acceleration unless extended by Lender.

Pursuant to the Section 363 Sale Order, the Master Transaction Agreement and the other Transaction Documents, Mortgagor has purchased and Mortgagor is the owner of the real property described in Exhibit A attached hereto and made a part hereof (the “Land”).

Mortgagor desires to secure the payment of the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument or any other Loan Document (collectively, the “Debt”) and the performance of all of Mortgagor’s obligations under the Loan Documents (as herein defined).

Mortgagor desires to secure its obligations under the Loan Agreement (collectively, the “Loan Agreement Obligations”). Payment, fulfillment, and performance by Mortgagor of the Obligations (as hereinafter defined) are secured hereby, and each and every term and provision of each of the Loan Documents (as hereinafter defined) executed by Mortgagor, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of Mortgagor therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, and all other documents evidencing or securing the Debt (including all additional mortgages, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

ARTICLE 1

GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and its successors and assigns, and does hereby grant a security interest to Lender and its successors and assigns, in the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor, in each case to the extent assignable and permitted by law and to the extent contemplated in the Loan Agreement (collectively, the “Property”):

(a) Land. The Land described in Exhibit A attached hereto and made a part hereof;

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the

Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f) Leases and Rents. All leases, subleases and other agreements, whether or not in writing, under which the Mortgagor is a lessor, affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, to the extent assignable, whether before or after the filing by or against Mortgagor of any petition for relief under Title 11 U.S.C.A. § 101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases (the “Rents”) and the right to receive and apply the Rents to the payment of the Obligations;

(g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies of the Mortgagor covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, subject, in each case, to the rights of tenants;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(1) Agreements. To the extent assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents,

now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening and during the continuance of an Event of Default, to receive and collect any sums payable to Mortgagor thereunder;

(m) Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(n) Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Causes of Action”); and

(o) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (n) above or the proceeds thereof;

in each case subject to the Permitted Encumbrances (as defined in Section 3.4 below) and the terms and conditions set forth in the Loan Agreement and herein, and provided that, notwithstanding anything to the contrary contained herein, in the Loan Agreement or in any other Loan Document, the term Collateral shall not include, and Lender shall not have a Lien pursuant to this Security Instrument on all or any portion of the Property that is under the continuing jurisdiction of the United States Bankruptcy Court for the Southern District of New York (together with the District Court for the Southern District of New York, where applicable, the “Bankruptcy Court”), which Bankruptcy Court has jurisdiction over that certain petition filed on April 30, 2009, by Chrysler LLC, a Delaware limited liability company as a debtor and as a debtor-in-possession in a case pending before the Bankruptcy Court under chapter 11 of title 11 of the Bankruptcy Code.

Section 1.2 Assignment of Leases And Rents. Mortgagor hereby absolutely and unconditionally assigns to Lender all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 9.1(h) below, Lender grants to Mortgagor a revocable license to collect and receive the Rents.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations, (as herein defined) a security interest in the Personal Property, to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any insurance proceeds and condemnation awards, as additional security for the Obligations until expended or applied as provided in the Loan Agreement or this Security Instrument, as applicable.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if (a) Mortgagor shall well and truly pay to Lender the outstanding principal amount of the Loan set forth in, and evidenced by, the Loan Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Debt, and (b) Mortgagor shall well and truly perform the Other Obligations (as herein defined) as set forth in this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

ARTICLE 2

OBLIGATIONS SECURED

Section 2.1 Obligations Secured. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Loan Agreement Obligations.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all obligations of Mortgagor contained herein;

(b) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

(c) the performance of each obligation of Mortgagor contained in any other agreement given by Mortgagor to Lender which is for the purpose of further securing the obligations secured hereby, and any renewals, extensions, substitutions, replacements, amendments, modifications and changes thereto; and

(d) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any of the other Loan Documents to which the Mortgagor is a party.

Section 2.3 Obligations. Mortgagor’s obligation for the payment and performance of the Loan Agreement Obligations and the Other Obligations are referred to collectively herein as the “Obligations.”

ARTICLE 3

MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Payment and Performance of the Obligations. Mortgagor will pay and perform the Obligations at the time and in the manner provided in this Security Instrument, and the other Loan Documents, as applicable.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in each of the Loan Documents executed by Mortgagor are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, insurance in full force and effect at all times with respect to Mortgagor and the Property as required pursuant to the Loan Agreement.

Section 3.4 Liens. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien (as defined herein) on the Property, other than the following (collectively, the “Permitted Encumbrances”):

(a) Liens existing on the date hereof or hereafter created in accordance with or permitted pursuant to the terms of the Loan Agreement and/or this Security Instrument;

(b) Leases, if any, existing on the date hereof or hereafter entered into in accordance with the terms of the Loan Agreement and/or this Security Instrument;

(c) Liens for Taxes (as defined in Section 3.5 below) and Other Charges (as defined in Section 3.5 below) not yet subject to penalties for non-payment or which are being contested in accordance with Section 3.5 hereof; provided that adequate reserves with respect thereto are maintained on the books of the Mortgagor in conformity with GAAP;

(d) Liens of mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in accordance with Section 3.8 hereof and will not cause a Material Adverse Effect;

(e) Easements, rights-of-way, covenants, restrictions, zoning and similar restrictions and other charges or encumbrances not interfering with the ordinary conduct of the business of Mortgagor and that will not cause a Material Adverse Effect; and

(f) this Security Instrument.

As used in this Security Instrument, the term “Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances. [As used in this Security Instrument, the term “Material Adverse Effect” has the meaning ascribed to such term in the Loan Agreement.]

Section 3.5 Payment of Taxes, Etc. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall pay or cause to be paid, as the same become due and payable, all (i) real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof (collectively, the “Taxes”) and (ii) ground rents, maintenance charges, impositions and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof (collectively, the “Other Charges”). At Lender’s request, Mortgagor shall furnish to Lender receipts, or other evidence of the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any Lien or charge (other than Permitted Encumbrances) which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, other than ground rent, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Requirements of Law; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Mortgagor shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges are established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of this Security Instrument being primed by any Lien other than the Permitted Encumbrances.

Section 3.6 Maintenance and Use of Property. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall cause the Property to be maintained in a good and safe condition and as otherwise required under the terms of the Loan Agreement. The Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) in any respect that could reasonably be expected to have a Material Adverse Effect without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof if doing so would have a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned if doing so would have a Material Adverse Effect.

Section 3.7 Waste. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall not commit or suffer any intentional physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any insurance policy related to the Property, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument in any material respect. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.8 Payment for Labor and Materials. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor will pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property in accordance with the requirements of Section 5.3(b) of the Loan Agreement unless such bills and costs are being contested in accordance with Section 5.3(b) of the Loan Agreement.

Section 3.9 Performance of Other Agreements. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any of the Loan Documents given by Mortgagor to Lender for the purpose of further securing the Obligations and any amendments, modifications or changes thereto. Mortgagor shall observe and perform all of its obligations under any agreement or recorded instrument affecting or pertaining to the Property, the failure of which, if not observed or performed, could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Change of Name, Identity or Structure. Except as otherwise expressly set forth in the Loan Agreement, if Mortgagor shall (i) change the location of its chief executive office/chief place of business from that set forth in the introductory paragraph hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains records with respect to the Property, or (iii) reincorporate or reorganize under the laws of another jurisdiction, it shall give the Lender written notice thereof not less than ten (10) days after such event occurs, and shall deliver to the Lender all Uniform Commercial Code financing statements and amendments as the Lender shall request and take all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Property with the same or better priority. Mortgagor hereby authorizes Lender, prior to or contemporaneously with the effective date of any such change, to file any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Mortgagor shall execute a certificate in form satisfactory to Lender listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

Section 3.11 Access to Properties. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under their respective Leases.

Section 3.12 Cooperate in Legal Proceedings. Mortgagor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under this Security Instrument or any of the other Loan Documents to which Mortgagor is a party, and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 3.13 Awards and Insurance Benefits. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall cooperate with Lender in obtaining for Lender the benefits of any condemnation awards or insurance proceeds lawfully or equitably payable in connection with the Property (such amounts referred to herein as “Net Proceeds”), and Lender shall be reimbursed for any expenses incurred in connection therewith out of such condemnation award or insurance proceeds. All Net Proceeds received in connection with any casualty or condemnation relating to the Property shall be applied as set forth in the Loan Agreement.

Section 3.14 Mortgage and Intangible Taxes. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall pay or cause to be paid all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of this Security Instrument.

Section 3.15 Leasing Matters. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall not enter into any new Lease or renew or extend any existing Lease unless such proposed Lease or renewed or extended Lease, as applicable, (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgagor, (ii) does not have a Material Adverse Effect, and (iii) is subject and subordinate to this Security Instrument and the lessee thereunder agrees to attorn to Lender. All proposed Leases which do not satisfy the requirements set forth in this Section 3.15 shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) if such action would have a Material Adverse Effect.

Section 3.16 Management Agreement. Mortgagor represents and warrants that it self-manages the Property, and no agent, affiliated or unaffiliated with Mortgagor, receives a fee or other compensation for managing the Property. Mortgagor shall not engage a property manager without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) such agreement is with a reputable and experienced professional management organization which manages properties of a type, quality and size similar to the Property, (ii) such agreement provides for management fees that are customary and reasonable management fees for properties of a type, quality and size similar to the Property and is otherwise on market terms and conditions for properties of a type, quality and size similar to the Property, (iii) entering into such agreement could not reasonably be expected to have a Material Adverse Effect, (iv) such agreement is pursuant to an arms length transaction with a property manager that is not an affiliate of any Loan Party, (v) such agreement is terminable upon thirty (30) days prior written notice by Mortgagor for any reason and (vi) such property manager executes an agreement in accordance with the terms of the following sentence. In the event that Lender approves the engagement of a property manager or Mortgagor shall, without Lender’s consent, engage a property manager pursuant to the terms of the immediately preceding sentence, Mortgagor and such property manager shall execute an agreement reasonably acceptable to Lender conditionally assigning Mortgagor’s interest in such management agreement to Lender and subordinating, during the continuance of an Event of Default, manager’s right to receive fees and expenses under such agreement while the Obligations remain outstanding.

Section 3.17 Alterations. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall not make any alterations to the Improvements that have a Material Adverse Effect.

Section 3.18 Zoning. Except as otherwise expressly set forth in the Loan Agreement, Mortgagor shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in a Material Adverse Effect.

Section 3.19 No Joint Assessment. Mortgagor shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property unless such property is subject to a mortgage in favor of Mortgagee, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Lender that except to the extent that the same would not have a Material Adverse Effect:

Section 4.1 Warranty of Title. To the extent required under Section 3.8 of the Loan Agreement, Mortgagor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses a fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. To Mortgagor’s actual knowledge, this Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection herewith, will create (i) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, subject only to Permitted Encumbrances. No Person other than Mortgagor owns any interest in any payments due under such Leases that is superior to or of equal priority with the Lender’s interest therein except as may be reflected by the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

Section 4.2 Organization. Mortgagor is duly organized or formed, as the case may be, and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Mortgagor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its businesses and operations, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Mortgagor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, except to the extent the failure to possess the same will not have a Material Adverse Effect.

Section 4.3 Proceedings. This Security Instrument has been duly executed and delivered by or on behalf of Mortgagor and constitutes the legal, valid and binding obligations of Mortgagor enforceable against Mortgagor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 [Intentionally Omitted].

Section 4.5 Compliance. To the Mortgagor’s actual knowledge, Mortgagor and the Property and the use thereof comply in all respects with all Requirements of Law, including, without limitation, all applicable environmental laws, building and zoning ordinances and codes, except where the failure to do so would not have a Material Adverse Effect.

Section 4.6 Condemnation. No condemnation, eminent domain or other similar proceeding has been commenced or, to the best of Mortgagor’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.7 Separate Lots. The Land is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Land.

Section 4.8 Enforceability. The Loan Documents to which Mortgagor is a party are not subject to any right of rescission, set-off, counterclaim or defense by Mortgagor,

including the defense of usury, and Mortgagor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 4.9 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under Requirements of Law currently in effect in connection with the transfer of the Property to Mortgagor have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Requirements of Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, this Security Instrument, have been paid or will be paid simultaneously with the recordation hereof or thereof.

Section 4.10 Property Management. Mortgagor self-manages the Property, and no agent, affiliated or unaffiliated with Mortgagor, receives a fee or other compensation for managing the Property.

Section 4.11 Forfeiture. Neither Mortgagor nor, to Mortgagor’s actual knowledge, any other Person in occupancy of or involved with the operation or use any of the Property has committed any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

ARTICLE 5

OBLIGATIONS AND RELIANCES

Section 5.1 Relationship of Mortgagor and Lender. The relationship between Mortgagor and Lender with respect to the Property and the Obligations is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Mortgagor, and no term or condition of this Security Instrument and of any of the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Lender to be other than that of debtor and creditor.

Section 5.2 No Reliance On Lender. The officers, members, general partners, employees, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are, collectively, experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 5.3 No Lender Obligations. (a) Notwithstanding the provisions of Section 1.1(a), (f), (l) and (m) or Section 1.2 hereof, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any of the agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents referred to in Section 1.1 hereof.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument and the other Loan Documents to which Mortgagor is a party, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 5.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Note, the Loan Agreement, the Guaranty, this Security Instrument and the other Loan Documents, (i) Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations of Mortgagor set forth in Article 4 hereof, and in each of the other Loan Documents executed by Mortgagor, without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; (ii) that such reliance existed on the part of Lender prior to the date hereof; (iii) that the warranties and representations of Mortgagor are a material inducement to Lender in accepting the Note, the Loan Agreement, the Guaranty, this Security Instrument and the other Loan Documents; and (iv) that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations of Mortgagor set forth in Article 4 hereof and in each of the other Loan Documents executed by Mortgagor.

ARTICLE 6

FURTHER ASSURANCES

Section 6.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay, or cause to be paid, all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument and any instrument of further assurance, and any modification or amendment of this Security Instrument, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument or any instrument of further assurance, and any modification or amendment of this Security Instrument, except where prohibited by law so to do.

Section 6.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Requirements of Law. Mortgagor hereby authorizes Lender to file one or more financing statements or execute in the name of Mortgagor to the extent Lender may lawfully do so, one or more chattel mortgages or other instruments, to evidence more effectively the lien and security interest of Lender in the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 6.2; provided, however, Lender agrees not to exercise such power of attorney unless an Event of Default has occurred and is continuing.

Section 6.3 Intentionally Deleted.

Section 6.4 Replacement Documents. Upon receipt of an affidavit of an, officer of Lender as to the loss, theft, destruction or mutilation of any Loan Document which Mortgagor is a party to and which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Loan Document that Mortgagor is a party to, Mortgagor will issue, in lieu thereof, a replacement Loan Document in the same form as, and dated the date of, such lost, stolen, destroyed or mutilated Loan Document.

Section 6.5 Legal Fees for Enforcement. Mortgagor shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Mortgagor, in accordance with Section 8.5 of the Loan Agreement.

ARTICLE 7

DUE ON SALE/ENCUMBRANCE

Section 7.1 Lender Reliance. Mortgagor acknowledges that Lender has examined and relied on the experience of Mortgagor and its officers, partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Mortgagor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the payment and performance of the Obligations, Lender can recover the Obligations by a sale of the Property.

Section 7.2 No Sale/Encumbrance. Mortgagor shall not Dispose of or suffer to permit or grant a Lien on the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Disposed of or encumbered by a Lien other than as expressly permitted pursuant to the terms of this Security Instrument or the Loan Agreement. Upon any permitted sale or other Disposition of the Property or any portion thereof, Lender shall execute and deliver to Mortgagor, at Mortgagor’s reasonable cost and expense, all documents or instruments, in recordable form, necessary to (i) release the Property or such portion thereof from and satisfy and/or terminate the Lien of this Security Instrument and the other Loan Documents, or (ii) transfer and assign this Security Instrument to Mortgagor or its designee.

ARTICLE 8

PREPAYMENT

Section 8.1 Prepayment. The Debt may be prepaid in whole or in part in accordance with the express terms and conditions of the Loan Agreement.

ARTICLE 9

RIGHTS AND REMEDIES

Section 9.1 Remedies. An Event of Default under the Loan Agreement shall constitute an Event of Default under this Security Instrument. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Lender may take such action, without notice or demand (except for such notice or demand as may be expressly required (during identical circumstances) pursuant to this Security Instrument or such other Loan Document that both Mortgagor and Lender are parties to), as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) [reserved];

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by Requirements of Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f) recover judgment against Mortgagor on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor, any Guarantor or of any Person liable for the payment of the Obligations;

(h) subject to any Requirements of Law, the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct business thereon; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) subject to any Requirements of Law, exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of any Collateral owned by Mortgagor (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral owned by Mortgagor (including without limitation, the Personal Property), and (ii) request Mortgagor at its expense to assemble the Collateral it owns, including without limitation, the Personal Property, and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral owned by Mortgagor, including without limitation, the Personal Property, sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Loan Document to which Mortgagor is a party to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper;

(k) surrender any insurance policies relating to the Property, collect the unearned insurance premiums thereon and apply such sums as a credit on the Obligations in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Lender as agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums during the continuance of an Event of Default;

(1) foreclose by power of sale or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument;

(m) exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, power of sale, or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument; or

(n) pursue such other remedies as Lender may have under Requirements of Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 9.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to this Security Instrument may be applied by Lender upon the occurrence and during the continuance of an Event of Default to the payment of the Obligations in accordance with the Loan Documents.

Section 9.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations. The cost and expense of any cure hereunder (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided below, shall constitute a portion of the Obligations and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such default or Event of Default shall bear interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender and shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 9.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Lender, in its discretion, decides should be brought to protect its interest in the Property; provided, however, that Lender agrees not to exercise any of the rights set forth in this Section 9.4 unless an Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, has occurred and is continuing.

Section 9.5 Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for an Event of Default by Mortgagor existing at the time such earlier action was commenced.

Section 9.6 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Mortgagor or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any other Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Loan Agreement, the Guaranty, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies required hereunder or under the Loan Agreement with respect to the Property, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or any other Collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt or other Obligations to any other security held by Lender in accordance with the applicable provisions of the Loan Documents. Lender may take action to recover the Debt or other Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.7 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 9.8 Violation of Laws. Subject to the terms of the Loan Agreement (including the right, if any, for Mortgagor to contest non-compliance with any Requirements of Law), if the Property is not in compliance with Requirements of Law and such non-compliance is reasonably likely to have a Material Adverse Effect, Lender may impose such additional reasonable requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 9.9 Right of Entry. Subject to the terms of the Loan Agreement and the rights of tenants under their respective Leases, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 9.10 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any Indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such Indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment, performance and discharge of the Obligations.

ARTICLE 10

INDEMNIFICATIONS

Section 10.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnitee from and against any Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Requirements of Law; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; provided, however, that Mortgagor shall not be liable for the payment of any Losses to the extent the same arise (x)by reason of the gross negligence or willful misconduct of Lender or (y) solely after Lender or any agent or successor thereof takes title and possession of the Property through foreclosure, exercise of a power of sale or a deed in lieu of foreclosure, unless such Losses are a result of the acts or omissions of Mortgagor. Any amounts payable to Lender by reason of the application of this Section 10.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. As used in this Security Instrument, the term “Losses” means any and all claims, suits, actions, proceedings, obligations, liabilities (including, without limitation, strict liabilities) and debts, and all actual damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys’ fees and other costs of defense).

Section 10.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Guaranty or any other Loan Document to which Mortgagor is a party.

ARTICLE 11

WAIVERS

Section 11.1 Waiver of Counterclaim. To the extent permitted by Requirements of Law, Mortgagor hereby waives its right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Loan Agreement, the Guaranty, any of the other Loan Documents, or the Obligations.

Section 11.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Requirements of Law.

Section 11.3 Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument, the Loan Agreement, the Guaranty or any other Loan Document, specifically and expressly provides for the giving of notice by Lender to Mortgagor, and (b) with respect to matters for which Lender is required by any Requirements of Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

Section 11.4 Waiver of Statute of Limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.

Section 11.5 Waiver of Trial by Jury. EACH OF MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 12

SUBMISSION TO JURISDICTION

Section 12.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder, Mortgagor irrevocably and unconditionally: (a) submits to the exclusive jurisdiction of any court of the State and County of New York, or in the United States District Court for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that, to the extent permitted by Requirements of Law, service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in [Section 8.2] of the Loan Agreement or at such other address of which Lender shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

ARTICLE 13

APPLICABLE LAW

Section 13.1 Choice of Law. INSOFAR AS THERE MAY BE NO APPLICABLE FEDERAL LAW, THIS SECURITY INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY. NOTHING IN THIS SECURITY INSTRUMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY EITHER PARTY.

Section 13.2 Provisions Subject to Requirements of Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Requirements of Law.

ARTICLE 14

DEFINITIONS

Section 14.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note,” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “legal fees”, “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Section 14.2 Headings, Etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Liability. (a) If Mortgagor consists of more than one person (each such person, a “Borrower Party”), the obligations and liabilities of each such Borrower Party hereunder shall be joint and several. Each Borrower Party hereby acknowledges and agrees that the Borrower Parties are jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each Borrower Party hereunder. Each Borrower Party hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Borrower Party hereunder or under any Loan Document to which Mortgagor is a party is hereby considered a default or breach by each Borrower Party, as applicable, and (b) the Lender shall have no obligation to proceed against one Borrower Party before proceeding against the other Borrower Parties. Each Borrower Party hereby waives any defense to its obligations under this Security Instrument based upon or arising out of the disability or other defense or cessation of liability of one Borrower Party versus the other. A Borrower Party’s subrogation claim arising from payments to the Lender shall constitute a capital investment in the other Borrower Party subordinated to any claims of the Lender and equal to a ratable share of the equity interests in such Borrower Party.

(a) Notwithstanding anything appearing to the contrary in this Security Instrument, or in the Note, the Loan Agreement or any of the other Loan Documents, neither Lender nor any other Indemnitee shall be entitled to enforce the liability and obligation of Mortgagor to pay, perform and observe the obligations contained in this Security Instrument by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Mortgagor (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Mortgagor, or any director, officer, employee, agent, manager or trustee of any of the foregoing); provided, however, for purposes of clarification, the foregoing is not intended to exempt any of the Loan Parties from its obligations and liabilities under any of the Loan Documents to which such Loan Party is a party.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

Section 15.4 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Notices. All notices required or permitted under this Security Instrument shall be given and be effective in accordance with the notice provisions of the Loan Agreement.

Section 15.7 Fixture Filing Provisions. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in the real estate records of the county where the Property is located. For this purpose the following information is included: (i) Mortgagor shall be deemed the “Debtor” and is a limited liability company organized under the laws of the state of [Delaware] with the address set forth on the first page hereof and the organization number assigned Debtor by the state in which Debtor is organized is [            ]; (ii) Lender shall be deemed the “Secured Party” with the address set forth on the first page hereof; (iii) this Security Instrument covers goods which are or are to become fixtures; and (iv) the name of the record owner of the Land is the Debtor.

Section 15.8 Intentionally Omitted.

Section 15.9 Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

ARTICLE 16

CROSS-COLLATERALIZATION

Section 16.1 Cross-Collateralization. Mortgagor acknowledges that the Obligations are secured by this Security Instrument together with those additional security instruments given by Mortgagor and/or certain Affiliates of Mortgagor to Lender, together with the other Loan Documents securing or evidencing the Obligations, and encumbering the Collateral and other real and personal property, all as more specifically set forth in the Loan Agreement and the other Loan Documents. Upon the occurrence of an Event of Default, Lender shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of such other security instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all or any portion of the Obligations, and the lien and the security interest created by such other security instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Mortgagor acknowledges and agrees that the Property and the other real and personal property securing the Obligations are located in one or more States and counties, and therefore Lender shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of this Security Instrument or the other Loan Documents and exercise any and all rights and remedies under this Security Instrument or the other Loan Documents, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in any one or more of the States or counties in which the Property, the Collateral or any other real or personal property securing the Obligations is located. Neither the acceptance of this Security Instrument or the other Loan Documents nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Note, this Security Instrument or any of the other Loan Documents through one or more additional proceedings in that State or county or in any other State or county. Any and all sums received by Lender under this Security Instrument and the other Loan Documents on account of the Obligations shall be applied to the Obligations in such order and priority as Lender shall determine, in its sole discretion.

ARTICLE 17

INTENTIONALLY OMITTED

ARTICLE 18

STATE SPECIFIC PROVISIONS

Section 18.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 18 and the other provisions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.

Section 18.2 [Insert state specific provisions here]

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

MORTGAGOR:

[Mortgagor], a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of [                    ], 2009, by                     , as the                      of [                    ], a Delaware limited liability company.

Notary Public

[SEAL]

My commission expires:

LEGAL DESCRIPTION

EXHIBIT “A”

A-1

Exhibit L

SECURITY AGREEMENT

made by

NEW CARCO ACQUISITION LLC

and certain of its Subsidiaries

in favor of

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of June 10, 2009

TABLE OF CONTENTS

		Page

SECTION 1

DEFINED TERMS

1.1	Definitions	2
1.2	Other Definitional Provisions	5

SECTION 2

GRANT OF SECURITY INTEREST

2.1	Grant of Security Interest	6
2.2	Provisions Applicable to Transparent Subsidiary Grantors	7

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1	First Phase	9
3.2	Second Phase	11
3.3	Representations Incorporated by Reference	12

SECTION 4

COVENANTS

4.1	Delivery of Instruments, Certificated Securities and Chattel Paper	12
4.2	Insurance	12
4.3	Maintenance of Perfected Security Interest; Further Documentation	12
4.4	Notices	13
4.5	Investment Property	13
4.6	Intellectual Property	13
4.7	Commercial Tort Claims	14
4.8	Inventory and Equipment	15

SECTION 5

REMEDIAL PROVISIONS

5.1	Certain Matters Relating to Receivables	15
5.2	Communications with Obligors; Grantors Remain Liable	15
5.3	Pledged Stock and Pledged Notes	16

-i-

5.4	Proceeds to Be Turned Over to Secured Party	17
5.5	Application of Proceeds	17
5.6	Code and Other Remedies	18
5.7	Private Sales	19
5.8	Deficiency	19
SECTION 6 THE SECURED PARTY

6.1	Secured Party’s Appointment as Attorney-in-Fact, etc.	19
6.2	Duty of Secured Party	21
6.3	Authorization of Financing Statements	21
SECTION 7 MISCELLANEOUS

7.1	Amendments in Writing	22
7.2	Notices	22
7.3	No Waiver by Course of Conduct; Cumulative Remedies	22
7.4	Enforcement Expenses	22
7.5	Successors and Assigns	22
7.6	Counterparts	22
7.7	Severability	23
7.8	Section Headings	23
7.9	Integration	23
7.10	Governing Law	23
7.11	Submission to Jurisdiction; Waivers	23
7.12	Additional Grantors	23
7.13	Releases	24
7.14	Waiver of Jury Trial	25

-ii-

ANNEXES

Annex 1	Acknowledgment and Consent
Annex 2	Form of Joinder Agreement

SCHEDULES

Schedule 1	Jurisdiction of Organization and Notice Addresses
Schedule 1.1	Key Foreign Trademarks and Key Foreign Patents
Schedule 2	Investment Property
Schedule 3	Intellectual Property
Schedule 4	Commercial Tort Claims
Schedule 5	JV Agreements
Schedule 6	Excluded Property
Schedule 7	Filings and Other Actions Required to Perfect Security Interest

-iii-

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 10, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Secured Party”) under the First Lien Credit Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), between NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), and the Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, each Grantor (other than the Borrower and the Transparent Subsidiary Grantors, if any (as defined below)) has guaranteed the obligations of the Borrower under the Loan Documents; and

WHEREAS, it is a condition precedent to the obligation of the Secured Party to make its extensions of credit to the Borrower under the Credit Agreement, that the Grantors shall have executed and delivered this Agreement to the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and make its extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

SECTION 1

DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them therein, and the following terms are used herein as defined in Article 8 or 9 of the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Records and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Security Agreement.

“Collateral”: as defined in Section 2.1.

“Collateral Account”: any collateral account established by the Secured Party as provided in Section 5.1 or 5.4.

“Copyrights”: (i) all worldwide copyright registrations and applications for registrations in the United States Copyright Office and all other copyrights, rights in any published or unpublished work of authorship, databases or other compilations of information, software, including source code, object code and user interface, and user manuals and other training documentation related thereto, arising under the laws of United States or any other country, group of countries, or political subdivision thereof, whether registered or unregistered and whether published or unpublished and all recordings thereof, including any of the foregoing referred to in Schedule 3 (as such schedule may be amended or supplemented from time to time), and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: all agreements, whether written or oral, naming any Grantor as licensor or licensee (including any such agreement relating to Registered Copyrights referred to in Schedule 3, as such schedule may be amended or restated from time to time), granting any right under any Copyright.

“Excluded Property”: all property listed in Schedule 6.

“Excluded Stock”: any Capital Stock that is precluded from being pledged pursuant to Section 5.7(i) of the Credit Agreement.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, Patents, Trademarks, know-how, trade secrets, confidential proprietary information, and all additions and improvements thereto, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other impairment or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of the Subsidiaries of the Borrower.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Stock) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“JV Agreement”: each partnership or limited liability company agreement (or similar agreement) between a Grantor or one of its Subsidiaries and the relevant JV Partner, relating to a JV Subsidiary.

“JV Partner”: each Person party to a JV Agreement that is not a Grantor or one of its Subsidiaries.

“Key Foreign Jurisdictions”: Canada, Mexico, Germany, Italy, the United Kingdom, Australia, Spain, European Community and France (for patents only) and, upon the written request of the Secured Party, up to three additional jurisdictions; provided that (i) if the Borrower is unable, despite reasonable commercial efforts, to record or perfect the security interest in any such foreign jurisdiction, or (ii) if the parties agree that the costs to record or perfect the security interest in any such foreign jurisdiction are not economically desirable, then the Secured Party may choose another foreign jurisdiction where the Patents, Trademarks, or material Copyrights are Registered.

“Key Foreign Trademarks”: Trademarks that have been Registered for automobiles or any related goods in International Class 12 (or the corresponding local class) in the Key Foreign Jurisdictions, (i) consisting of JEEP, CHRYSLER, and DODGE, and the three automobile model names which have earned the highest volume of sales in the relevant jurisdiction in 2008 and (ii) any logos, designs or configurations used in connection with the Trademarks described in section (i) above in the relevant jurisdiction; and (iii) any registrations of Trademarks as to which there is a current approved business plan to make use thereof in the future and which foresees advertising expenditure in connection therewith in excess of 10% of the annual marketing budget for the relevant jurisdiction, including in the case of (i), (ii) and (iii) those Trademarks set forth on Schedule 1.1.

“Key Foreign Patents”: Patents that have been Registered in the Key Foreign Jurisdictions, including the European Patent Office.

“License”: a Copyright License, Patent License or Trademark License.

“Material Adverse Effect”: (i) a Material Adverse Effect as defined in the Credit Agreement; or (ii) a material adverse effect on the aggregate value of the Collateral, on Collateral that is material to the conduct of the business of the Grantors taken as a whole, or on the security interests created by this Agreement taken as a whole.

“Material Trademark”: as defined in Section 4.6(a).

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents”: all worldwide inventions, patentable designs, letters patent, design patents, industrial designs, any such rights in software, including source code, object code and user interface, and all applications therefor in the United States Patent and Trademark Office and in any other country, group of countries, and all divisions, continuations, reissues, reexaminations, and continuations-in-part thereof and all rights to any divisions, continuations, reissues, reexaminations, continuations-in-part, or extensions of the foregoing, or rights to obtain any of the foregoing, including any of the foregoing referred to in Schedule 3 (as such schedule may be amended or supplemented from time to time).

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, have made, use, offer to sell, sell, distribute, market or import any invention covered in whole or in part by a Patent, including any such agreement relating to Registered Patents referred to in Schedule 3 (as such schedule may be amended or supplemented from time to time).

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes issued to or acquired by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever, in respect of the Capital Stock of any Person that is issued or granted to or held by any Grantor while this Agreement is in effect, other than Excluded Stock.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Registered”: issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof.

“Secured Obligations”: (i) in the case of the Borrower, its Obligations, (ii) in the case of each Grantor (other than the Borrower and the Transparent Subsidiary Guarantors), such Grantor’s obligations under the Guarantee, and (iii) in the case of the Transparent Subsidiary Guarantors, the Obligations of the Borrower.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all worldwide trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade dress, domain names, service marks, logos, designs and all other source or business identifiers, now existing or hereafter adopted or acquired, and all goodwill associated therewith or symbolized thereby, all registrations and applications in connection therewith and all renewals and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any other country or group of countries, or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 3 (as such schedule may be amended or supplemented from time to time) and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, any such agreement relating to Registered Trademarks referred to in Schedule 3 (as such schedule may be amended or supplemented from time to time).

“Transparent Subsidiary Grantor”: any Grantor that is a Transparent Subsidiary.

“Vehicles”: all cars, trucks, trailers and other vehicles covered by a certificate of title law of any state.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Annexes hereto) and not to any particular provision of this Agreement (or the Schedules and Annexes hereto), and Section and Schedule references are to this Agreement unless otherwise specified.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, or voluntarily become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (v) references to any Person shall include its successors and assigns.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2

GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. Each Grantor hereby grants to the Secured Party a security interest in all of such Grantor’s right, title and interest, if any, in and to all of the following property now owned or at any time hereafter acquired by such Grantor (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents (other than title documents with respect to Vehicles);

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments (including Instruments evidencing the Pledged Notes listed on Schedule 2);

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims specified on Schedule 4 and otherwise to the extent specifically notified to the Secured Party from time to time;

(xiii) all Goods and other property not otherwise described above;

(xiv) all books and Records pertaining to the Collateral; and

(xv) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2.1, the term “Collateral” shall not include, and no Grantor is pledging or granting a security interest in, any Excluded Property; provided further, however, that if and when any property that at any time is Excluded Property later becomes Collateral, the Secured Party shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

2.2 Provisions Applicable to Transparent Subsidiary Grantors.

(a) Each Transparent Subsidiary Grantor hereby agrees that to the extent that payment of the Secured Obligations shall have been made from its Collateral in an amount greater than its proportionate share of the payment so made from all Collateral hereunder, such Transparent Subsidiary Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. Each Transparent Subsidiary Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.2(b). The provisions of this Section 2.2(a) shall in no respect limit the Secured Obligations and liabilities of any Transparent Subsidiary Grantor to Secured Party, and the Collateral of such Transparent Subsidiary Grantor shall remain Collateral for the full amount of the Secured Obligations of such Transparent Subsidiary Grantor. Notwithstanding any payment made from any Transparent Subsidiary Grantor’s Collateral hereunder or any set-off or application of funds of any Transparent Subsidiary Grantor by the Secured Party, no Transparent Subsidiary Grantor shall be entitled to be subrogated to any of the rights of any other Grantor against the Borrower or any other Grantor or any Collateral or guarantee or right of offset held by the Secured Party for the payment of the Secured Obligations, nor shall any Transparent Subsidiary Grantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Grantor in respect of payments made from the Collateral of such Transparent Subsidiary Grantor, until all amounts owing to the Secured Party by the Borrower on account of the Secured Obligations are paid in full and the Commitments have been terminated. If any amount shall be paid to any Transparent Subsidiary Grantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Transparent Subsidiary Grantor in trust for the Secured Party, segregated from other funds of such Transparent Subsidiary Grantor, and shall, forthwith upon receipt by such Transparent Subsidiary Grantor, be turned over to the Secured Party in the exact form received by such Transparent Subsidiary Grantor (duly indorsed by such Transparent Subsidiary Grantor to the Secured Party, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as specified in this Agreement. Each Transparent Subsidiary Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by such Transparent Subsidiary Grantor, any demand for payment of any of the Secured Obligations made by the Secured Party may be rescinded by the Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Party may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or any property subject thereto. Each Transparent Subsidiary Grantor waives (to the extent not prohibited by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Secured Party of the security interest granted by such Transparent Subsidiary Grantor in its Collateral under Section 2.1 or acceptance of such security interest, the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the security interest granted by such Transparent Subsidiary Grantor in its Collateral under Section 2.1, and all dealings between such Transparent Subsidiary Grantor, on the one hand, and the Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the security interest granted by such Transparent Subsidiary Grantor in its Collateral under Section 2.1. Each Transparent Subsidiary Grantor waives (to the extent not prohibited by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrower or any of the other Grantors with respect to the Secured Obligations. Each Transparent Subsidiary Grantor understands and agrees that the security interest granted by such Transparent Subsidiary Grantor in its Collateral under Section 2.1 shall be construed as a continuing, absolute and unconditional security interest without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any other Grantor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any other Grantor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Transparent Subsidiary Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety of such Transparent Subsidiary Grantor or any other obligor on any obligation of the Borrower for its Secured Obligations, or of such Transparent Subsidiary Grantor under the security interest granted by such Transparent Subsidiary Grantor in its Collateral under Section 2.1, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Transparent Subsidiary Grantor, the Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any other Grantor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Transparent Subsidiary Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Transparent Subsidiary Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Party against such Transparent Subsidiary Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. The security interest granted by each Transparent Subsidiary Grantor in its Collateral under Section 2.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations from such Collateral is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1 First Phase. To induce the Secured Party to enter into the Credit Agreement and to make its extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Party that, to the knowledge of such Grantor, as of the date hereof and as of the date of any Borrowing Notice delivered by the Borrower pursuant to the Credit Agreement prior to August 1, 2009:

(a) No Other Liens. Except as would not reasonably be expected to have a Material Adverse Effect, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. The Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Secured Party to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

(b) Inventory and Equipment. On the date of delivery of the schedule referenced in Section 4.8, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on such schedule.

(c) Investment Property. (i) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, other than Excluded Stock.

(ii) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(iii) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv) Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Permitted Liens.

(d) Certificates. With respect to Pledged Securities comprised of limited liability company interests and partnership interests, except as would not reasonably be expected to have a Material Adverse Effect, there exist no certificates, instruments or writings representing such Pledged Securities except as delivered or to be delivered to the Secured Party in accordance with Section 5.7 of the Credit Agreement.

(e) Intellectual Property. (i) Schedule 3 (as such Schedule may be amended or supplemented pursuant to Section 4.6(c)) is an accurate and complete list setting forth all Intellectual Property owned by each Grantor that is Registered.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property owned by each Grantor that is Registered is subsisting, unexpired and has not been abandoned and, to the knowledge of such Grantor, such Intellectual Property is valid, enforceable, does not infringe, misappropriate, or otherwise violate the intellectual property rights of any other Person nor has any Grantor received any notice that it is infringing, misappropriating, or otherwise violating the intellectual property rights of any other Person.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, no final holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question in any respect the validity of, or any Grantor’s rights in, any Intellectual Property owned by any Grantor.

(iv) Except as would not reasonably be expected to have a Material Adverse Effect on the value of Intellectual Property constituting Collateral, no action or proceeding is pending, or, to the knowledge of each Grantor, threatened, on the date hereof, seeking to limit, cancel or question the validity of any Intellectual Property owned by each Grantor or any such Grantor’s ownership interest therein or use thereof.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Grantor, no default or breach under any License by any party thereto has occurred, nor does any defense, offset, deduction, or counterclaim exist under any License in favor of any third party or such counterparty, and the Grantors have not received any notices from any counterparties to Licenses alleging their breach or default, or terminating or refusing consent to transfer such Licenses to the Borrower or any other Grantor.

(vi) Except where failure to perform such actions would not reasonably be expected to have a Material Adverse Effect, all necessary registration, maintenance and renewal fees in connection with Intellectual Property owned by each Grantor that is Registered have been paid and all necessary documents and certificates in connection with such Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or applicable foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or renewing such Intellectual Property.

(vii) Except as would not reasonably be expected to have a Material Adverse Effect, the Grantors, either individually or in the aggregate, own free and clear of all encumbrances (other than Permitted Liens) or have the right to use all Intellectual Property owned by each Grantor.

(viii) To the knowledge of each Grantor, none of the Intellectual Property owned by such Grantor is being infringed, misappropriated, diluted, or otherwise violated by any third Person, except to the extent that any such infringement, misappropriation, dilution, or violation would not reasonably be expected to have a Material Adverse Effect, and none of the Grantors has entered into any agreement granting any other Person the exclusive right to bring infringement actions with respect to, or otherwise exclusively to enforce rights with respect to, any material Intellectual Property owned by such Grantor.

(ix) Each Grantor has taken reasonable steps to protect its rights in, and confidentiality of all material trade secrets and any other material confidential information owned, used or held by such Grantor. To the Grantors’ knowledge, such material trade secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure, license or any other appropriate Contract which has not been breached.

(f) JV Agreements. (i) Set forth on Schedule 5 is a complete and accurate list as of the date hereof of all JV Agreements, showing the parties and the dates of amendments and modifications thereto.

(ii) Each JV Agreement (i) is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto and (ii) has not been amended or modified, except as set forth on Schedule 5.

(iii) Neither any Grantor party to a JV Agreement nor (to the best of such Grantor’s knowledge) any of the other parties to such JV Agreement is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.2 Second Phase. To induce the Secured Party to enter into the Credit Agreement and to make its extensions of credit to the Borrower hereunder, each Grantor hereby makes the same representations and warranties to the Secured Party as set forth in Section 3.1 hereof as of the date of any Borrowing Notice delivered by the Borrower pursuant to the Credit Agreement on or after August 1, 2009; provided that (x) each such representation or warranty shall be qualified by knowledge of the Borrower only to the extent that such knowledge qualifier is embedded in such representation or warranty (notwithstanding the qualification set forth in the first paragraph of Section 3.1) and (y) the Borrower shall have the right to update any or all of the schedules attached hereto at any time and from time to time prior to the initial delivery by the Borrower of a Borrowing Notice on or after August 1, 2009.

3.3 Representations Incorporated by Reference. The representation set forth in Section 3.14(a) of the Credit Agreement is hereby incorporated by reference herein as if set forth herein, and shall be deemed to be made as of the date hereof and as of the date of any Borrowing Notice delivered by the Borrower pursuant to the Credit Agreement.

SECTION 4

COVENANTS

Each Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full and the Commitments shall have terminated:

4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Secured Party any Instruments or Chattel Paper held by any Grantor that does not exceed $10,000,000 at any time or to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $50,000,000.

4.2 Insurance. To the extent commercially available, insurance of the Borrower, including the Grantors, maintained pursuant to Section 5.5 of the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof and (ii) name the Secured Party as additional insured party or additional loss payee, as applicable.

4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.14(a) of the Credit Agreement and shall defend such security interest against the claims and demands of all Persons whomsoever, except as otherwise provided in the Loan Documents.

(b) Such Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Secured Party may reasonably request in writing, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the rights and remedies of any provision of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking any commercially reasonable actions necessary to enable the Secured Party to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.4 Notices. Such Grantor shall advise the Secured Party promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) of which such Grantor has knowledge on any of the Collateral which would materially adversely affect the ability of the Secured Party to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.5 Investment Property. Except as indicated on Schedule 2, each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Secured Party without further consent by such Grantor.

4.6 Intellectual Property. (a) To the extent each Grantor, in its good faith judgment, has deemed it appropriate or economically desirable to the conduct of its business, such Grantor shall (i) continue to use each Trademark constituting Collateral that is material to the conduct of its business (each, a “Material Trademark”) on all products or in connection with all services identified in its respective applications or registrations and applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Material Trademark in full force, free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Material Trademark that is equal to or better than the quality maintained in the past, (iii) use such Material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Material Trademark may become invalidated or impaired in any material way.

(b) To the extent each Grantor, in its good faith judgment, has deemed it appropriate or economically desirable to the conduct of its business, such Grantor shall not do any act, or omit to do any act, whereby any Patent constituting Collateral that is material to the conduct of its business may become forfeited, abandoned or dedicated to the public.

(c) Pursuant to Section 5.7(g) of the Credit Agreement, by June 30 and December 31 of each year, the Borrower shall deliver to the Secured Party a notice containing a supplement to Schedule 3 listing all Intellectual Property that has been Registered in the United States and a supplement to Schedule 1.1 listing all Trademarks that qualify as a Key Foreign Trademark and all Patents that qualify as a Key Foreign Patent since the last such notice was delivered (or in the case of the first notice, since the Closing Date). Upon written request of the Secured Party, each Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request to (i) evidence the Secured Party’s security interest in any applicable Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and/or (ii) perfect the Secured Party’s security interest in any applicable Intellectual Property in the United States, and/or that qualifies as Key Foreign Trademarks or Key Foreign Patents.

(d) To the extent each Grantor, in its good faith judgment, has deemed it appropriate or economically desirable to the conduct of its business, such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property constituting Collateral (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property constituting Collateral, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e) In the event that any material Intellectual Property constituting Collateral is infringed, misappropriated, diluted, or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such material Intellectual Property, (ii) promptly notify the Secured Party if it commences any proceeding in connection with such infringement, misappropriation, dilution, or other violation with a value which such Grantor reasonably believes to be of $ 10,000,000 or more, and (iii) to the extent such Grantor, in its good faith judgment, deems it appropriate or economically desirable in the conduct of its business, sue for infringement, misappropriation or dilution, seek injunctive or any other relief in law or in equity where appropriate and seek to recover any and all damages for such infringement, misappropriation, dilution, or other violation.

4.7 Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $25,000,000 or more, such Grantor shall promptly notify the Secured Party thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8 Inventory and Equipment. Not later than two months following the Closing Date, the Grantors shall deliver to the Secured Party a schedule setting forth the locations at which the Grantors’ Inventory and Equipment (other than mobile goods) are kept.

SECTION 5

REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Receivables. (a) After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, with notice to the Borrower, to make test verifications of the Receivables in accordance with Section 5.2(a), and each Grantor shall furnish all such assistance and information as the Secured Party may reasonably require in connection with such test verifications. At any time after the occurrence and during the continuance of an Event of Default, upon the Secured Party’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Secured Party hereby authorizes each Grantor to collect, settle, write off, modify or otherwise deal with such Grantor’s Receivables in the ordinary course of business, and the Secured Party may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in a Collateral Account, subject to withdrawal by the Secured Party for the account of the Secured Party only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor.

(c) After the occurrence and during the continuation of an Event of Default, at the Secured Party’s request, each Grantor shall deliver to the Secured Party all original and other documents in its possession or control evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, as the Secured Party shall reasonably request.

5.2 Communications with Obligors; Grantors Remain Liable. (a) The Secured Party in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, with written notice to the Borrower, communicate with obligors under the Receivables to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Grantor promptly shall notify obligors on the Receivables that the Receivables have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Pledged Stock and Pledged Notes. (a) Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to the relevant Grantor and the Borrower of the Secured Party’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive and retain all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and be entitled to exercise all voting and corporate or other organizational rights with respect to the Investment Property constituting Collateral.

(b) If an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors and the Borrower, (i) the Secured Party shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and the Pledged Notes and make application thereof to the Secured Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Stock and the Pledged Notes may be registered in the name of the Secured Party or its nominee upon the Secured Party’s written instructions, and the Secured Party or its nominee may exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock or Pledged Notes at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock and Pledged Notes as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Stock and Pledged Notes upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Secured Party of any right, privilege or option pertaining to such Pledged Stock or Pledged Notes, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the Pledged Notes with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to comply with any instruction received by it from the Secured Party in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from, or the consent of, such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

(d) Without limitation to Section 5.3(b), each Grantor hereby revokes all previous proxies with regard to the Pledged Stock and appoints the Secured Party as its proxy holder to attend and vote at any and all meetings of the shareholders (or other equity holders, as applicable) of the Issuers, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other equity holders, as applicable) of such Issuers executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted the Pledged Stock or had personally signed the written the consents; provided, however, that the proxy holder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Grantor hereby authorizes the Secured Party to substitute another Person as the proxy holder and, upon the occurrence or during the continuance of an Event of Default, hereby authorizes and directs the proxy holder to file this proxy and the substitution instrument with the secretary or other appropriate officer of the appropriate Issuer. This proxy is coupled with an interest and is irrevocable until the Secured Obligations have been paid in full and the Commitments have been terminated.

5.4 Proceeds to Be Turned Over to Secured Party. In addition to the rights of the Secured Party specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing, all Proceeds constituting Collateral received by any Grantor consisting of cash, cash equivalents, checks and Instruments shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor be turned over to the Secured Party in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, if required). All Proceeds constituting Collateral received by the Secured Party hereunder shall be held by the Secured Party in a Collateral Account subject to the exclusive dominion and control of the Secured Party. All Proceeds constituting Collateral while held by the Secured Party in a Collateral Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:

First, to pay accrued and unpaid interest on, and incurred and unpaid fees and expenses of the Secured Party in respect of, the Secured Obligations;

Second, to the Secured Party, for application by it towards payment of principal amounts then due and owing and remaining unpaid in respect of the Loans;

Third, to the Secured Party, for application by it towards prepayment of the Loans;

Fourth, to the Secured Party, for application by it towards payment of principal amounts then due and owing and remaining unpaid in respect of the Additional Note and the Zero Coupon Note;

Fifth, to the Secured Party, for application by it towards prepayment of the Additional Note and the Zero Coupon Note;

Sixth, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

5.6 Code and Other Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith, with notice to the Borrower and the relevant Grantor, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by applicable law. Each Grantor further agrees, at the Secured Party’s written request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable out-of-pocket costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order specified in Section 5.5, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Secured Party account for the surplus, if any, to any Grantor. To the extent permitted by applicable law (including Section 9-602 of the UCC), each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7 Private Sales. (a) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees (to the extent not prohibited by applicable law) not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

SECTION 6

THE SECURED PARTY

6.1 Secured Party’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement upon the occurrence and during the continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement upon the occurrence and during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, with written notice to such Grantor, to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Receivable or Contract constituting Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party’s security interest in such Intellectual Property and the goodwill and General Intangibles constituting Collateral of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or obtain any insurance called for by the terms of this Agreement and pay all or any part of the unpaid premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (7) assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark constituting Collateral pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) license or sublicense, whether on an exclusive or non-exclusive basis, any Intellectual Property constituting Collateral for such term and on such conditions and in such manner as the Secured Party shall in its sole judgment determine, including a worldwide and irrevocable license or sublicense and, in connection therewith, such Grantor hereby grants to the Secured Party a royalty-free, world-wide, license of such Intellectual Property coextensive with each Grantor’s right, title and interest, if any, thereto.

(b) Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans, from the date of payment by the Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party determines appropriate to perfect its security interests under this

Agreement. Each Grantor authorizes the Secured Party to use the collateral description “all personal property” or words of similar effect in any such financing statements.

SECTION 7

MISCELLANEOUS

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing in accordance with Section 8.1 of the Credit Agreement.

7.2 Notices. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or such other address specified in writing to the Secured Party in accordance with the Credit Agreement.

7.3 No Waiver by Course of Conduct; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Enforcement Expenses. Each Grantor agrees to pay or reimburse the Secured Party for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the documented fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Secured Party.

7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and its successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party, except as permitted pursuant to Section 8.6 of the Credit Agreement.

7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Grantor, or the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the federal and state courts of the Borough of Manhattan, The City of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address set forth in Schedule 1 or at such other address of which the Secured Party shall have been notified pursuant to Section 7.2; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.12 Additional Grantors. Each Subsidiary of the Borrower that is required to become, or that the Borrower desires to become, a party to this Agreement pursuant to Section 5.7 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 2 hereto.

7.13 Releases. (a) At such time as the Secured Obligations shall have been paid in full and the Commitments have been terminated or concurrently with the repayment in full and termination thereof, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall promptly deliver to such Grantor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) Upon the sale of all or any portion of the Collateral to any Person (other than another Grantor) in a transaction permitted by the Loan Documents (including pursuant to any consent to such sale and/or release of the security interest in such Collateral pursuant to the terms thereof), and as long as no Event of Default has occurred and is continuing, the security interests created hereby in such Collateral shall terminate and such Collateral shall be automatically released from the Liens created hereby. Upon any such release and receipt by the Secured Party of a certificate from the Borrower or the relevant Grantor stating that such sale is permitted by (or the relevant consent has been received under) the Loan Documents, the Secured Party will promptly at the Borrower’s request and expense execute and deliver such documents as the Borrower shall reasonably request to evidence the termination of the security interest and the release of such Collateral.

(c) Upon the sale of all the Capital Stock of a Grantor to any Person (other than another Grantor) in a transaction permitted by the Loan Documents, and as long as no Event of Default has occurred and is continuing: (i) such Grantor and each Subsidiary of such Grantor which is included in such sale (such Grantor and each such Subsidiary being referred to herein as “Included Grantors”) shall cease to be a Grantor hereunder or a party to any Loan Document and shall be released automatically from its obligations pursuant hereto and thereto, (ii) the security interests created hereby in all right, title and interest, if any, of such Included Grantors in the Collateral, and the security interests created hereby in the Capital Stock of such Grantor, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock, (iii) all right, title and interest of the Secured Party in and to the Collateral subject to such security interests shall revert automatically to such Included Grantors, their successors and assigns and (iv) any obligations of such Included Grantors shall, unless otherwise expressly notified by the Borrower to the Secured Party in writing, automatically cease to be Secured Obligations. Upon any such termination and receipt by the Secured Party of a certificate from the Borrower or the relevant Grantor stating that such sale is to a Person other than another Grantor in a transaction permitted by the Loan Documents, the Secured Party will promptly, at the Borrower’s request and expense, (x) execute and deliver to such Included Grantors (and the Grantor that pledged such Capital Stock hereunder) such documents as the Borrower shall reasonably request to evidence the termination of such security interest or the release of such Collateral, (y) deliver or cause to be delivered to such Included Grantors all property of such Included Grantors then held by the Secured Party or any agent thereof and (z) deliver such Capital Stock to the Grantor that pledged such Capital Stock hereunder.

7.14 Waiver of Jury Trial. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

NEW CARCO ACQUISITION LLC

By:
Name:
Title:

CHRYSLER DE VENEZUELA LLC

By:
Name:
Title:

CHRYSLER GROUP INTERNATIONAL LLC

By:
Name:
Title:

CHRYSLER GROUP INTERNATIONAL SERVICES S.A. LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

CHRYSLER GROUP REALTY COMPANY LLC

By:
Name:
Title:

CHRYSLER GROUP TRANSPORT LLC

By:
Name:
Title:

CHRYSLER GROUP VANS LLC

By:
Name:
Title:

CHRYSLER GROUP GLOBAL ELECTRIC MOTORCARS. LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

Acknowledged and Agreed:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name: Duane Morse
Title: Chief Risk and Compliance Officer

[Signature Page to Security Agreement]

Annex 1 to

Security Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Security Agreement dated as of June 10, 2009 (the “Agreement”), made by the Grantors parties thereto for the benefit of the United States Department of the Treasury, as Secured Party. The undersigned agrees for the benefit of the Secured Party as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 2 to

Security Agreement

JOINDER AGREEMENT, dated as of                     , 200     (the “Joinder Agreement”), made by                      (the “Additional Grantor”), in favor of the United States Department of the Treasury (the “Secured Party”) in connection with the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H:

WHEREAS, NEW CARCO ACQUISITION LLC (the “Borrower”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Security Agreement, dated as of June 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”) in favor of the Secured Party;

WHEREAS, pursuant to the Credit Agreement the Additional Grantor is required to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 7.12 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby grants to the Secured Party, as collateral security for the prompt and complete payment of performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Grantor, a security interest in, all of Grantor’s right, title and interest, if any, in and to the Collateral. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement.

2. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 2-A to

Joinder Agreement

Supplement to Schedule 1: Jurisdiction of Organization and Notice Addresses

Supplement to Schedule 1.1: Key Foreign Trademarks and Key Foreign Patents

Supplement to Schedule 2: Investment Property

Supplement to Schedule 3: Intellectual Property

Supplement to Schedule 4: Commercial Tort Claims

Supplement to Schedule 5: JV Agreements

Supplement to Schedule 6: Excluded Property

Supplement to Schedule 7: Filings and Other Actions Required to Perfect Interests

SCHEDULE 1

JURISDICTION OF ORGANIZATION AND NOTICE ADDRESS

GRANTOR	JURISDICTION OF ORGANIZATION	NOTICE ADDRESS

Sch. 1-1

SCHEDULE 1.1

KEY FOREIGN TRADEMARKS AND KEY FOREIGN PATENTS

Sch. I.I-1

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Subsidiary/Affiliate	Record Owner	Total No. of Issued and Outstanding Shares/Interests	Certificates Delivered at Closing	No. Shares / Interest Being Pledged	Percent of Total No. of Shares/Interest Being Pledged

Sch. II-1

Pledged Notes:

Borrower/Obligor	Obligee	Amount	Type of Indebtedness	Relevant Contract

Sch. II-2

SCHEDULE 3

INTELLECTUAL PROPERTY

COPYRIGHTS

Registration No.	Country	Issue or File Date	Title of Work

COPYRIGHT LICENSES

Registration No.	Owner	Issue or File Date	Title of Work

COPYRIGHT APPLICATIONS

Title of Work	File Date

Sch. III-1

PATENTS

Serial No. or Patent No.	Inventor	Country	Issue or File Date	Title

PATENT LICENSES

Serial No. or Patent No.	Owner	Issue or File Date

PATENT APPLICATIONS

Serial No.	Owner	Nature of Interest	Filing Date

Sch. III-2

TRADEMARKS

Serial No. or Registration No.	County	Issue or File Date	Mark

TRADEMARK LICENSES

Serial No. or Registration No.	Owner	County	Issue or File Date	Mark

TRADEMARK APPLICATIONS

Serial Number	Filing Date	Mark

Sch. III-3

SCHEDULE 4

COMMERCIAL TORTS CLAIMS

[                    ]

Sch. IV-1

SCHEDULE 5

JV AGREEMENTS

[                    ]

Sch. V-1

SCHEDULE 6

EXCLUDED PROPERTY

Any property, asset, right or other interest to the extent that a grant by the relevant Grantor, or perfection, of a security interest in such Grantor’s right, title or interest therein (i) is prohibited by any Requirement of Law of a Governmental Authority or would result in action by a Governmental Authority that would have a material adverse effect on the property, asset, right or interest, (ii) requires a consent not obtained of any Governmental Authority, (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document or (iv) so long as (and only to the extent that) the grant of a security interest therein would result in the invalidation or termination of, or would adversely affect the enforceability or validity, of any intent-to-use Trademark application filed in the United States Patent and Trademark Office, and only until the filing and acceptance of a verified Amendment to Allege Use or Statement of Use in connection therewith, following which filing all such Trademarks shall automatically become Collateral, except, in the case of clauses (i), (ii) and (iii) above, to the extent that the term in such contract, lease, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under the New York UCC or other applicable law.

Sch. VI-1

SCHEDULE 7

FILINGS AND OTHER ACTIONS REQUIRED TO PERFECT SECURITY INTEREST

[                    ]